As filed with the Securities and Exchange Commission on January 29, 2015

Registration No. 333-192126

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

POWERSHARES DB G10 CURRENCY HARVEST FUND

(Registrant)

(Exact name of registrant as specified in its charter)

Delaware	16-6562496 (Registrant)
(State of Organization)	(I.R.S. Employer Identification Number)

c/o DB Commodity Services LLC 60 Wall Street New York, New York 10005 (212) 250-5883	Martin Kremenstein c/o DB Commodity Services LLC 60 Wall Street New York, New York 10005 (212) 250-8779
(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Schmidtberger, Esq.

James C. Munsell, Esq.

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Approximate date of commencement of proposed sale to the public: As promptly as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement is being filed in anticipation of a change in control of the registrant, PowerShares DB G10 Currency Harvest Fund, or the Fund. As of the date of this filing, DB Commodity Services LLC, or DBCS, is the managing owner of the Fund. DBCS, DB U.S. Financial Markets Holding Corporation and Invesco PowerShares Capital Management LLC, or Invesco, entered into an Asset Purchase Agreement, or the Agreement dated as of October 24, 2014. Pursuant to the Agreement, DBCS has agreed to transfer and sell to Invesco all of DBCS’ interest in the Fund, including the sole and exclusive power to direct the business and affairs of the Fund, as well as certain other assets pertaining to the management of the Fund, pursuant to the terms and conditions of the Agreement, or the Transaction. Upon consummation of the Transaction, Invesco will become the managing owner, commodity pool operator and commodity trading advisor of the Fund, in replacement of DBCS.

The registrant expects that it will request the Commission to declare this Registration Statement effective shortly after consummation of the Transaction. Accordingly, the information contained in this Registration Statement (including the Prospectus that forms a part of this Registration Statement) assumes the consummation of the Transaction.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated January 29, 2015.

POWERSHARES DB G10 CURRENCY HARVEST FUND

51,200,000 Common Units of Beneficial Interest

PowerShares DB G10 Currency Harvest Fund, or the Fund, is organized as a Delaware statutory trust. The Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund.

Authorized Participants may sell the Shares they purchase from the Fund in blocks of 200,000 Shares, called Baskets, to other investors at prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca and the supply of and demand for Shares at the time of sale and are expected to fall between net asset value and the trading price of the Shares on the NYSE Arca at the time of sale.

The Shares trade on the NYSE Arca under the symbol “DBV”.

Invesco PowerShares Capital Management LLC serves as the Managing Owner, commodity pool operator and commodity trading advisor of the Fund. The Fund trades exchange-traded futures on the currencies comprising the Deutsche Bank G10 Currency Future Harvest Index® – Excess Return, or the Index, with a view to tracking the Index over time. The Fund also earns interest income from United States Treasury and other high credit quality short-term fixed income securities.

The Index is designed to reflect the return from investing on a 2:1 leveraged basis in long currency futures positions for certain currencies associated with relatively high yielding interest rates and in short currency futures positions for certain currencies associated with relatively low yielding interest rates. The Index is designed to exploit the trend that currencies associated with relatively high interest rates, on average, tend to rise in value relative to currencies associated with relatively low interest rates. The Index exploits this trend using both long and short futures positions, which is expected to provide more consistent and less volatile returns than could be obtained by taking long positions only or short positions only.

The Index, at any time, is comprised of six of the following Group of Ten, or G10, currencies: United States Dollars, Euros, Japanese Yen, Canadian Dollars, Swiss Francs, British Pounds, Australian Dollars, New Zealand Dollars, Norwegian Krone and Swedish Krona, or, collectively, the Eligible Index Currencies. At any time, the Index is comprised of long futures positions in the three Eligible Index Currencies associated with the highest interest rates and short futures positions in the three Eligible Index Currencies associated with the lowest interest rates. The Index’s six component currencies from time-to-time, comprised of the three long and three short futures positions, are referred to as the Index Currencies and are used to calculate the value of the Index.

Allocations among the Eligible Index Currencies are adjusted quarterly to take into account changes in the relevant interest rates. To track the Index, the Fund generally will establish long futures positions in the three Eligible Index Currencies associated with the highest interest rates and short futures positions in the three Eligible Index Currencies associated with the lowest interest rates and will adjust its holdings quarterly as the Index is adjusted. However, if the United States Dollar, or USD, is among the Index Currencies from time-to-time, the Fund will not establish a long or short futures position (as the case may be) in USD, because USD is the Fund’s home currency and, as a consequence, the Fund never can enjoy profit or suffer loss from long or short futures positions in USD.

When the USD is not associated with the highest or lowest interest rates among the Eligible Index Currencies, the aggregate notional value of the Fund’s futures contracts at the time they are established will be double the value of the Fund’s holdings of United States Treasury and other high credit quality short-term fixed income securities, which means the Fund will have a leverage ratio at such time of 2:1. If the USD is associated with the highest or lowest interest rates among the Eligible Index Currencies, the aggregate notional value of the Fund’s futures contracts at the time they are established will be approximately 1.66 times the value of the Fund’s holdings of United States Treasury and other high credit quality short-term fixed income securities, which means the Fund will have a leverage ratio at such time of approximately 1.66:1. The Fund’s ability to track the Index will not be affected by the presence or absence of the USD among the Index Currencies. Because the notional value of the Fund’s futures positions can rise or fall over time, the leverage ratio could be higher or lower between quarterly adjustments of the Index Currencies.

Except when aggregated in Baskets, the Shares are not redeemable securities.

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS.

PLEASE REFER TO “THE RISKS YOU FACE” BEGINNING ON PAGE 19.

•      Futures trading is volatile and even a small movement in market prices could cause large losses.

•      The success of the Fund’s trading program depends upon the skill of the Managing Owner and its trading principals.

•      You could lose all or substantially all of your investment.

•      Investors pay fees in connection with their investment in Shares including asset-based fees of 0.75% per annum. Additional charges include brokerage fees of approximately 0.05% per annum in the aggregate.

Authorized Participants may offer to the public, from time-to-time, Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per-Share offering price that will vary depending on, among other factors, the trading price of the Shares on the NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public.

An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts. In addition, the Managing Owner pays a distribution services fee to ALPS Distributors, Inc. and pays a marketing services fee to Deutsche Bank Securities Inc. without reimbursement from the Fund. For more information regarding items of compensation paid to FINRA members, please see the “Plan of Distribution” section on page 90.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The Fund is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The Shares are neither interests in nor obligations of any of the Managing Owner, the Trustee, Deutsche Bank, AG, Deutsche Bank, AG London, Deutsche Bank Securities Inc. or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

February 23, 2015

COMMODITY FUTURES TRADING COMMISSION RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 50 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 14.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 19 THROUGH 30.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE FUND. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE FUND FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE FUND ARE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE MANAGING OWNER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

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THE BOOKS AND RECORDS OF THE FUND ARE MAINTAINED AS FOLLOWS: ALL MARKETING MATERIALS ARE MAINTAINED AT THE OFFICES OF ALPS DISTRIBUTORS, INC., 1290 BROADWAY, SUITE 1100, DENVER, COLORADO 80203, TELEPHONE NUMBER (303) 623-2577; BASKET CREATION AND REDEMPTION BOOKS AND RECORDS, ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS AND RECORDS (INCLUDING FUND ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTRAR, TRANSFER JOURNALS AND RELATED DETAILS) AND TRADING AND RELATED DOCUMENTS RECEIVED FROM FUTURES COMMISSION MERCHANTS ARE MAINTAINED BY THE BANK OF NEW YORK MELLON, 2 HANSON PLACE, BROOKLYN, NEW YORK 11217, TELEPHONE NUMBER (718) 315-7500. ALL OTHER BOOKS AND RECORDS OF THE FUND (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS AND OTHER ITEMS RECEIVED FROM THE FUND’S COMMODITY BROKERS) ARE MAINTAINED AT THE FUND’S PRINCIPAL OFFICE, C/O INVESCO POWERSHARES CAPITAL MANAGEMENT LLC, 3500 LACEY ROAD, SUITE 700, DOWNERS GROVE, ILLINOIS 60515; TELEPHONE NUMBER (800) 983-0903. SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS CONFORMING TO COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS ARE POSTED ON THE MANAGING OWNER’S WEBSITE AT HTTP://WWW.INVESCOPOWERSHARES.COM. ADDITIONAL REPORTS MAY BE POSTED ON THE MANAGING OWNER’S WEBSITE IN THE DISCRETION OF THE MANAGING OWNER OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH OF THE FUND’S FISCAL YEARS, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF THE FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: “THE FUND IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.”

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

Deutsche Bank G10 Currency Future Harvest Index® is a registered trademark of Deutsche Bank AG. All rights reserved.

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POWERSHARES DB G10 CURRENCY HARVEST FUND

Prospectus Section	Page
(1) The Value of the Shares Relates Directly to the Value of the Futures Contracts on the Index Currencies and Other Assets Held by the Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in the Shares.	19
(2) Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets May be Created or Redeemed at a Value that Differs from the Market Price of the Shares.	19
(3) The Fund’s Performance May Not Always Replicate Exactly the Changes in the Levels of its Index.	20
(4) The Fund Is Not Actively Managed and Tracks the Index During Periods in Which the Index Is Flat or Declining as Well as when the Index Is Rising.	20
(5) The Dual Assumptions Underpinning the Index that High Yielding Interest Rates With Respect to Certain Eligible Index Currencies Suggest Taking Long Positions in Futures Contracts in Such Currencies and Low Yielding Interest Rates With Respect to Certain Eligible Index Currencies Suggest Taking Short Positions in Futures Contracts in Such Currencies May Be Detrimental to the Value of Your Shares Should Either or Both Assumptions Fail.	20
(6) Interest Rates Will Change Between Re-Weightings of the Index.	21
(7) The NYSE Arca May Halt Trading in the Shares Which Would Adversely Impact Your Ability to Sell Shares.	21
(8) The Lack of An Active Trading Market for the Shares May Result in Losses on Your Investment in the Fund at the Time of Disposition of Your Shares.	21

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Prospectus Section	Page
(9) The Shares Are a Relatively New Securities Product and Their Value Could Decrease if Unanticipated Operational or Trading Problems Arise.	21
(10) As the Managing Owner and its Principals have a Short History of Operating an Exchange-Traded Fund that Invests in a Broad Range of Commodity Futures Contracts, their Experience May be Relatively Inadequate or Unsuitable to Manage the Fund.	21
(11) You May Not Rely on Past Performance or Index Results in Deciding Whether to Buy Shares.	22
(12) Fewer Representative Index Currencies May Result In Greater Index Volatility.	22
(13) Leverage Will Fluctuate Between Index Re-Weighting Periods and May be Greater or Less than the Leverage on Each Index Re-Weighting Period.	22
(14) Because the Fund’s Trading will be Leveraged, a Relatively Small Movement in the Price of a Contract May Cause Greater Losses.	22
(15) Short Selling Theoretically Exposes the Fund to Unlimited Losses.	23
(16) Price Volatility May Possibly Cause the Total Loss of Your Investment.	23
(17) Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets.	24
(18) You Cannot Be Assured of the Managing Owner’s Continued Services, Which Discontinuance May Be Detrimental to the Fund.	24
(19) Possible Illiquid Markets May Exacerbate Losses.	24
(20) You May Be Adversely Affected by Redemption Orders that Are Subject To Postponement, Suspension or Rejection Under Certain Circumstances.	25
(21) Because the Futures Contracts Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss.	25

Prospectus Section	Page
(22) Failure of Currency Futures Trading to Exhibit Low to Negative Correlation to General Financial Markets Will Reduce Benefits of Diversification and May Exacerbate Losses to Your Portfolio.	25
(23) Shareholders Do Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940.	25
(24) Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.	25
(25) Shareholders of the Fund Will Be Subject to Taxation on Their Allocable Share of the Fund’s Taxable Income, Whether or Not They Receive Cash Distributions.	26
(26) Items of Income, Gain, Loss and Deduction With Respect to Shares could be Reallocated if the IRS does not Accept the Assumptions or Conventions Used by the Fund in Allocating Such Items.	26
(27) The Current Treatment of Long Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed or Repealed in the Future.	26
(28) Failure of Futures Commission Merchants or Commodity Brokers to Segregate Assets May Increase Losses; Despite Segregation of Assets, the Fund Remains at Risk of Significant Losses Because the Fund May Only Receive a Pro-Rata Share of the Assets or No Assets at All.	26
(29) The Effect Of Market Disruptions And Government Intervention Are Unpredictable And May Have An Adverse Effect On The Value Of Your Shares.	27
(30) Regulatory Changes or Actions, Including the Implementation of the Dodd-Frank Act, May Alter the Operations and Profitability of the Fund	27
(31) Lack of Independent Advisers Representing Investors.	27

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Prospectus Section	Page
(32) Possibility of Termination of the Fund May Adversely Affect Your Portfolio.	27
(33) Shareholders Do Not Have the Rights Enjoyed by Investors in Certain Other Vehicles.	28
(34) An Investment in the Shares May Be Adversely Affected by Competition From Other Methods of Investing in Currencies.	28
(35) Competing Claims Over Ownership of Intellectual Property Rights Related to the Fund Could Adversely Affect the Fund and an Investment in the Shares.	28
(36) The Value of the Shares Will be Adversely Affected if the Fund is Required to Indemnify the Trustee or the Managing Owner.	28
(37) The Net Asset Value Calculation of the Fund May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price is not Available on the Date of Net Asset Value Calculation.	28
(38) Exchange Rates on the Index Currencies Could be Volatile and Could Materially and Adversely Affect the Performance of the Shares.	29
(39) Substantial Sales of Index Currencies by the Official Sector Could Adversely Affect an Investment in the Shares.	29
(40) Although the Shares are Limited Liability Investments, Certain Circumstances such as Bankruptcy of the Fund or Indemnification of the Fund by the Shareholders will Increase a Shareholder’s Liability	29

INVESTMENT OBJECTIVE	30

Investment Objective	30
Role of Managing Owner	31
Market Diversification	31

PERFORMANCE OF POWERSHARES DB G10 CURRENCY HARVEST FUND (TICKER: DBV)	32

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PART TWO

STATEMENT OF ADDITIONAL INFORMATION

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SUMMARY

This summary of material information contained or incorporated by reference in this Prospectus is intended for quick reference only and does not contain all of the information that may be important to you. The remainder of this Prospectus contains more detailed information. You should read the entire Prospectus, including the information incorporated by reference in this Prospectus, before deciding to invest in Shares of the Fund. Please see the section “Incorporation by Reference of Certain Documents” on page 16 for information on how you can obtain the information that is incorporated by reference in this Prospectus. This Prospectus is dated February 23, 2015.

The Fund

PowerShares DB G10 Currency Harvest Fund, or the Fund, was formed as a Delaware statutory trust on April 12, 2006. The Fund was originally named “DB Currency Index Value Fund” and changed its name to “PowerShares DB G10 Currency Harvest Fund” effective July 20, 2006. The Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The term of the Fund is perpetual (unless terminated earlier in certain circumstances). The principal offices of the Fund are located at c/o Invesco PowerShares Capital Management LLC, 3500 Lacey Road, Suite 700, Downers Grove, IL 60515, and its telephone number is (800) 983-0903.

Shares Listed on the NYSE Arca

The Shares of the Fund are listed on the NYSE Arca under the symbol “DBV.” Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges.

Purchases and Sales in the Secondary Market, on the NYSE Arca

The Shares of the Fund trade on the NYSE Arca like any other equity security.

Baskets may be created or redeemed only by Authorized Participants. It is expected that Baskets will be created when there is sufficient demand for

Shares that the market price per Share is at a premium to the net asset value per Share. Authorized Participants will then sell such Shares, which are listed on the NYSE Arca, to the public at prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca and the supply of and demand for Shares at the time of sale and are expected to fall between net asset value and the trading price of the Shares on the NYSE Arca at the time of sale. Similarly, it is expected that Baskets will be redeemed when the market price per Share is at a discount to the net asset value per Share. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on the NYSE Arca, at the market price per Share, rather than in connection with the creation or redemption of Baskets.

The market price of the Shares may not be identical to the net asset value per Share, but these valuations are expected to be very close. Investors are able to use the indicative intra-day value per Share to determine if they want to purchase in the secondary market via the NYSE Arca. The intra-day indicative value per Share is based on the prior day’s final net asset value, adjusted four times per minute throughout the trading day to reflect the continuous price changes of the Fund’s futures positions, which provide a continuously updated estimated net asset value per Share.

Retail investors may purchase and sell Shares through traditional brokerage accounts. Purchases or sales of Shares may be subject to customary brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Pricing Information Available on the NYSE Arca and Other Sources

The following table lists additional NYSE Arca symbols and their meanings with respect to the Fund and the Index:

DBV	Market price per Share on NYSE Arca
FBV	Indicative intra-day value per Share
FBV.NV	End of day net asset value of the Fund
DBCFHX	Intra-day and Index closing level as of close of NYSE Arca from the prior day

The intra-day data in the above table is published once every fifteen seconds throughout each trading day.

The Index Sponsor calculates and publishes the closing level of the Index daily. The Managing Owner publishes the net asset value of the Fund and the net asset value per Share daily. Additionally, the Index Sponsor calculates and publishes the intra-day Index level, and the Index Sponsor calculates, and the Managing Owner publishes, the indicative value per Share of the Fund (quoted in USD) once every fifteen seconds throughout each trading day.

All of the foregoing information is published as follows:

The intra-day level of the Index (symbol: DBCFHX) and the intra-day indicative value per Share of the Fund (symbol: FBV) (each quoted in USD) are published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto.

The current trading price per Share (symbol: DBV) (quoted in USD) is published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto.

The most recent end-of-day Index closing level (symbol: DBCFHX) is published as of the close of business for the NYSE Arca each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto.

The most recent end-of-day net asset value of the Fund (symbol: FBV.NV) is published as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto. In addition, the most recent end-of-day net asset value of the Fund (symbol: FBV.NV) is published the following morning on the consolidated tape.

All of the foregoing information with respect to the Index is also published at https://index.db.com.

The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the Index from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Fund or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of the Index or any data included in the Index.

CUSIP Number

The Fund’s CUSIP number is 73935Y102.

Risk Factors

An investment in Shares is speculative and involves a high degree of risk. The summary risk factors set forth below are intended merely to highlight certain risks of the Fund. The Fund has particular risks that are set forth elsewhere in this Prospectus.

•	Past performance is not necessarily indicative of future results; all or substantially all of an investment in the Fund could be lost.

•	The trading of the Fund takes place in very volatile markets.

•	Because the Fund’s trading will be leveraged, a relatively small movement in the price of a futures contract owned by the Fund may cause greater losses.

•	Investment in foreign exchange related products is subject to many factors which contribute or increase potential volatility, including, but not limited to:

— National debt levels and trade deficits, including changes in balances of payments and trade;

— Domestic and foreign inflation rates and investors’ expectations concerning inflation rates;

— Domestic and foreign interest rates and investors’ expectations concerning interest rates;

— Currency exchange rates;

— Investment and trading activities of mutual funds, hedge funds and currency funds;

— Global or regional political, economic or financial events and situations;

— Supply and demand changes which influence the foreign exchange rates of various currencies;

— Monetary policies of governments (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries), trade restrictions, currency devaluations and revaluations;

— Governmental intervention in the currency market, directly and by regulation, in order to influence currency prices; and

— Expectations among market participants that a currency’s value soon will change.

•

The Fund is subject to the fees and expenses described herein (in addition to the amount of any commissions charged by the investor’s broker in connection with an investor’s purchase of Shares) and will be successful only if significant losses are avoided.

•

The Fund is subject to fees and expenses in the aggregate amount of approximately 0.80% per annum as described herein and will be successful only if its annual returns from futures trading, plus its annual interest income from their holdings of United States Treasury securities and other high credit quality short-term fixed income securities, exceed such fees and expenses of approximately 0.80% per annum. The Fund is expected to earn interest income equal to 0.04% per annum, based upon the yield of 3-month U.S. Treasury bills as of December 31, 2014, or $0.01 per annum per Share at $25.00 as the net asset value per Share. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, the Fund will be required to earn approximately 0.76% per annum, or $0.20 per annum per Share at $25.00 as the net asset value per Share, in order for an investor to break even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.

•	There can be no assurance that the Shares will achieve profits or avoid losses, significant or otherwise.

•

As of the date of this prospectus, the futures contracts associated with the Index Currencies, or the Fund Contracts, are not subject to speculative position limits. There can be no assurance that the Fund Contracts will not become subject to speculative position limits. Should the Fund Contracts become subject to speculative position limits, the Fund’s positions in the Fund Contracts might be required to be aggregated with positions in other accounts that the Managing Owner owns or for which it controls trading unless the investment team managing the Fund qualifies as an “independent account controller” under current law or regulations proposed by the CFTC. If the CFTC does not extend or renew the independent account controller exemption from aggregation, or if the exemption were otherwise unavailable, to the extent that the Managing Owner avails itself of the exemption, it may be required to aggregate the Fund’s positions in Fund Contracts in multiple other accounts or commodity pools. In that case, the Fund’s ability to issue new Baskets or the Fund’s ability to reinvest income in additional Fund Contracts may be impaired or limited to the extent that these activities would cause the Fund to exceed the potential future position limits. Limiting the size of the Fund to stay within these position limits may affect the correlation between the price of the Shares, as traded on the NYSE Arca, and the net asset value. The inability to create additional

Baskets could result in Shares trading at a premium or discount to net asset value of the Fund.

•	Performance of the Fund may not track the Index during particular periods or over the long term. Such tracking error may cause the Fund to outperform or underperform the Index.

•

Certain potential conflicts of interest exist between the Managing Owner, the Commodity Broker and their affiliates and the Shareholders. For example, the Commodity Broker may have a conflict of interest between its execution of trades for the Fund and for its other customers. More specifically, the Commodity Broker will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the Commodity Broker has fewer resources to allocate to the Fund’s accounts due to the existence of such other clients. Proprietary trading by the affiliates of the Managing Owner and the Commodity Broker may create conflicts of interest from time-to-time because such proprietary trades may take a position that is opposite of that of the Fund or may compete with the Fund for certain positions within the marketplace. See “Conflicts of Interest” for a more complete disclosure of various conflicts. Although the Managing Owner has established procedures designed to resolve certain of these conflicts equitably, the Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts will not, in fact, result in adverse consequences to the Fund.

The Trustee

Wilmington Trust Company, or the Trustee, a Delaware trust company, is the sole trustee of the

Fund. The Trustee delegated to the Managing Owner certain of the power and authority to manage the business and affairs of the Fund and has only nominal duties and liabilities to the Fund.

Investment Objective

The Fund seeks to track changes, whether positive or negative, in the level of the Deutsche Bank G10 Currency Future Harvest Index® – Excess Return, or the Index, over time, plus the excess, if any, of the Fund’s interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over its expenses. The Index is designed to reflect the return from investing on a 2:1 leveraged basis in long currency futures positions for certain currencies associated with relatively high yielding interest rates and in short currency futures positions for certain currencies associated with relatively low yielding interest rates. The Index is designed to exploit the trend that currencies associated with relatively high interest rates, on average, tend to rise in value relative to currencies associated with relatively low interest rates. The Index exploits this trend using both long and short futures positions, which is expected to provide more consistent and less volatile returns than could be obtained by taking long positions only or short positions only.

Advantages of investing in the Shares include:

•

Ease and Flexibility of Investment. The Shares trade on the NYSE Arca and provide institutional and retail investors with indirect access to the currency futures markets. The Shares may be bought and sold on the NYSE Arca like other exchange-listed securities. Retail investors may purchase and sell Shares through traditional brokerage accounts.

•

Shares May Provide A More Cost Effective Alternative. Investing in the Shares can be easier and less expensive for an investor than constructing and trading a comparable foreign currency futures portfolio.

•	The Fund May Provide Gains on Both the Upside and Downside Price Movements of the Index Currencies. The Index will rise as a result of any upward price movement of the Index Currencies that are expected to gain relative to the USD by investing in long futures positions on such Index Currencies. The Index also will rise as a result of any downward price movement of the Index Currencies that are expected to lose relative to the USD by investing in short futures positions on such Index Currencies.

•	Margin. Shares are eligible for margin accounts.

•	Diversification. The Shares may help to diversify a portfolio because historically the Index has tended to exhibit low to negative correlation with both equities and conventional bonds.

•

Transparency. The Shares provide a more direct investment in currencies than mutual funds that invest in currency-linked products, which may have implicit imbedded costs, credit risk and other potentially opaque features.

Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

The sponsor of the Index, or the Index Sponsor, is Deutsche Bank Securities Inc. The composition of the Index may be adjusted in the Index Sponsor’s discretion.

A general description of the Index (including, but not limited to, the underlying formulae and all other Index terms and conditions), or the General Description, is included on the Index Sponsor’s website at https://index.db.com, or any successor thereto. The information included in Exhibit B of the Trust Declaration, which is the Index description, or the Description, may be provided in greater detail than that which is included in the General Description. Any material changes to the terms and conditions of the Index as disclosed in future versions of the General Description will be deemed to amend such corresponding terms and conditions that are included in the Description, unless otherwise determined at the sole discretion of the Index Sponsor. The Index Sponsor may, in its sole discretion and for housekeeping purposes, amend and restate the Description to conform it to reflect material changes to the General Description.

The currencies that are eligible for inclusion in the Index, or Eligible Index Currencies, are the currencies of The Group of Ten, or G10, countries, which include the following currencies:

Eligible Index Currency	Symbol

United States Dollar	USD

Euro	EUR

Japanese Yen	JPY

Canadian Dollar	CAD

Swiss Franc	CHF

British Pound	GBP

Australian Dollar	AUD

New Zealand Dollar	NZD

Norwegian Krone	NOK

Swedish Krona	SEK

Futures contracts referencing each of the Eligible Index Currencies (except USD) currently are traded on the Chicago Mercantile Exchange, or CME, although currency futures contracts on the Eligible Index Currencies also trade on other exchanges in the United States and the Fund may invest in such contracts.

At any time, the Index is comprised of long futures positions in the three Eligible Index Currencies associated with the highest interest rates and short futures positions in the three Eligible Index Currencies associated with the lowest interest rates. The Index’s six component currencies from time-to-time, comprised of the three long and three short futures positions, are referred to as the Index Currencies and are used to calculate the value of the Index. The composition of the Index may be adjusted in the event that the Index Sponsor is not able to calculate the closing prices of the Index Currencies.

The Index Sponsor calculates the Index on both an excess return basis and a total return basis. The excess return basis calculation reflects the change in market value of the applicable underlying currency futures only. The total return basis calculation reflects the sum of the change in market value of the applicable underlying currency futures plus the return on 3-month U.S. Treasury bills. The Fund seeks to track changes, whether positive or negative, in the level of the Index calculated on an excess return basis, over time, plus the excess, if any, of the Fund’s income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over its expenses.

The Fund will make distributions at the discretion of the Managing Owner. To the extent that the Fund’s actual and projected interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Fund currently does not expect to make distributions with respect to its capital gains. Depending on the Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

In order to determine which Eligible Index Currencies to include in the Index from time-to-time, the Index Sponsor will review the composition of the Index on a quarterly basis as described in “Description of the Deutsche Bank G10 Currency Future Harvest Index® – Excess Return.”

The Index Sponsor will review the three month Libor rate for each Eligible Index Currency other than NZD, SEK, NOK, CAD and AUD. The Index Sponsor will review the 3 month rate of the New Zealand Bank Bill for NZD. The Index Sponsor will review the three month Stibor rate and the three month Nibor rate of the SEK and NOK, respectively. The Index Sponsor will review the 3 month Canada Bankers Acceptance Rate for CAD. The Index Sponsor will review the Australian Bank Bill Short Term Rate 3 Month Mid for AUD. The Libor, Stibor and Nibor rates for the Eligible Index Currencies, as applicable, mean the London, Stockholm and

Norway interbank offered rates for overnight deposits, respectively, each of which is published by Reuters on pages libor01 and libor02 with respect to Libor and pages SIDE and NIBR with respect to Stibor and Nibor. The Eligible Index Currencies are then ranked according to yield. The three highest yielding and three lowest yielding are selected as Index Currencies for inclusion in calculating the Index. If two Index Currencies have the same yield, then the previous quarter’s ranking will be used.

The Index is re-weighted quarterly. Upon re-weighting, the high yielding Index Currencies are allocated a base weight of 33 1/3% and the low yielding Index Currencies are allocated a base weight of -33 1/3%. These new weights are applied during the Index Re-Weighting Period, as described in “Description of the Deutsche Bank G10 Currency Future Harvest Index® – Excess Return.”

The CME-traded futures contract of each applicable Index Currency that is closest to expiration is used in the Index calculation. The futures contracts on the Index Currencies are rolled during the Index Re-Weighting Period. The new futures contract on an Index Currency that has the next closest expiration date is selected. The calculation of the Index on an excess return basis is the weighted return on the change in price of the futures contracts on the Index Currencies.

A 3-month U.S. Treasury bill return is then calculated and included to calculate the total return index. Please refer to Exhibit B of the Fifth Amended and Restated Trust Declaration of the Fund, or Trust Declaration, for the mathematical formulae of the Index.

The Index has been calculated using historical data since March 12, 1993. The Index is composed of notional amounts of each Index Currency. The notional amounts of the Index Currencies included in the Index are based on the Index Closing Level as of the Index Re-Weighting Period. The Index Closing Level reflects an arithmetic weighted return of the change in the Index Currencies exchange rates against the USD since March 12, 1993. March 1993 was chosen as a starting period because it represents the earliest date on which reliable data for all the Eligible Index Currencies exists. On March 12, 1993, the closing Index level was USD 100. Between March 12, 1993 to December 31, 2014, the Index level as calculated on an excess return basis has ranged from as high as USD 315.27 (July 25, 2007) to as low as USD 94.03 (July 30, 1993). Past Index results are not necessarily indicative of future changes, positive or negative, in the Index.

To track the Index, the Fund generally will establish long futures positions in the three Eligible Index Currencies associated with the highest interest rates and short futures positions in the three Eligible Index Currencies associated with the lowest interest rates and will adjust its holdings quarterly as the Index is adjusted. However, if the USD is among the Index Currencies from time-to-time, the Fund will not establish a long or short futures position (as the case may be) in USD, because USD is the Fund’s home currency and, as a consequence, the Fund never can enjoy profit or suffer loss from long or short futures positions in USD. When the USD is not associated with the highest or lowest interest rates among the Eligible Index Currencies, the aggregate notional value of the Fund’s futures contracts at the time they are established will be double the value of the Fund’s holdings of United States Treasury and other high credit quality short term fixed income securities, which means the Fund will have a leverage ratio at such time of 2:1. If the USD is associated with the highest or lowest interest rates among the Eligible Index Currencies, the aggregate notional value of the Fund’s futures contracts at the time they are established will be approximately 1.66 times the value of the Fund’s holdings of United States Treasury and other high credit quality short term fixed income securities, which means the Fund will have a leverage ratio at such time of approximately 1.66:1. Holding futures positions with a notional amount in excess of the Fund’s net asset value constitutes a form of leverage. The use of leverage will increase the potential for both trading profits and losses, depending on the changes, positive and negative, in the Index. The Fund’s ability to track the Index will not be affected by the presence or absence of the USD among the Index Currencies. Because the notional value of the Fund’s futures positions can rise or fall over time, the leverage ratio could be higher or lower between quarterly adjustments of the Index Currencies.

The use of long and short positions in the construction of the Index causes the Index to rise as a result of any upward price movement of Index Currencies expected to gain relative to the USD and to rise as a result of any downward price movement of Index Currencies expected to lose relative to the USD. The inclusion of both long and short positions is also expected to reduce the country specific foreign exchange risk of the Index (and, therefore, risk in connection with an investment in the Fund) relative to a directional (outright long or short) exposure to any or all of the Index Currencies.

There can be no assurance that the use of both long and short positions will reduce the volatility of the Index during any or all market cycles or performance periods, or that the Fund will achieve its objectives.

As a result of its use of leverage, the Fund will be required to deposit a greater proportion of its net assets as margin, not expected to exceed 10% of net assets. This represents margin deposit requirements approximately twice as great as would be required if the Fund did not use leverage. Similarly, as a result of its use of leverage, the Fund will trade more futures contracts and incur more brokerage commission expense than it would if it did not use leverage. The additional amount of brokerage commission expense generally will be proportional to the Fund’s leverage ratio.

The Fund’s portfolio also includes United States Treasury securities and other high credit quality short-term fixed income securities for deposit with the Fund’s Commodity Broker as margin.

Under the Trust Declaration, Wilmington Trust Company, the Trustee of the Fund, has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor does the Trustee have any liability for the acts or omissions of the Managing Owner.

There can be no assurance that the Fund will achieve its investment objective or avoid substantial losses.

Shares Should Track Closely the Value of the Index

The Shares are intended to provide investment results that generally correspond to the changes, positive or negative, in the levels of the Index over time.

The value of the Shares is expected to fluctuate in relation to changes in the value of the Fund’s portfolio. The market price of the Shares may not be identical to the net asset value per Share, but these two valuations are expected to be very close.

The Fund holds a leveraged portfolio of both long and short futures contracts on the Index Currencies which comprise the Index from time-to-time (other than the USD), each of which are traded on various currency futures markets in the United States. The Fund also holds cash and United States Treasury securities and other high credit quality short-term fixed income securities for deposit with the Fund’s Commodity Broker as margin. The Fund’s portfolio is traded with a view to tracking the Index over time, whether the Index is rising, falling or flat over any particular period. The Fund is not “managed” by traditional methods, which typically involve effecting changes in the composition of the Fund’s portfolio on the basis of judgments relating to economic, financial and market considerations with a view to obtaining positive results under all market conditions. To maintain the correspondence between the composition and weightings of the Index Currencies of the Index to the Fund, the Managing Owner adjusts the portfolio on a quarterly basis to conform to periodic changes in the composition and relative weightings of the Index Currencies. The Managing Owner aggregates certain of the adjustments and makes changes to the portfolio at least monthly or more frequently in the case of significant changes to the Index.

The Managing Owner

Invesco PowerShares Capital Management LLC, a Delaware limited liability company, serves as Managing Owner of the Fund. The Managing Owner was formed on February 7, 2003. The Managing Owner is an affiliate of Invesco Ltd. The Managing Owner was formed to be the managing owner of investment vehicles such as exchange-traded funds and has been managing non-commodity futures based exchange-traded funds since 2003 and a commodity futures based exchange-traded fund since 2014. The Managing Owner serves as the commodity pool operator and commodity trading advisor of the Fund. The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission, or the CFTC, and is a member of the National Futures Association, or the NFA. As a registered commodity pool operator and commodity trading advisor, with respect to the Fund, the Managing Owner must comply with various regulatory requirements under the Commodity Exchange Act and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Managing Owner also is subject to periodic inspections and audits by the CFTC and NFA.

After consideration of the exchange-traded fund, or ETF, market generally and its goals specifically, DB Commodity Services LLC, referred to as either DBCS or the Predecessor Managing Owner, made the determination that it would be in DBCS’ best interest to cease managing products in the U.S. commodities ETF space. After consideration of the ETF market generally and its goals specifically, the Managing Owner made the determination that it wanted to expand its presence in the U.S. commodities ETF space by becoming the new managing owner of the Fund. The Managing Owner also intends to launch other commodities-based ETF products in the U.S. in order to respond to developments in the market and investor preferences. The change of managing owner was effected by DBCS selling and transferring to the Managing Owner the general units of the Fund owned by DBCS, and by the substitution of the Managing Owner for DBCS as managing owner of the Fund, which became effective as of the date of this Prospectus.

The Shares are not deposits or other obligations of the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the

Federal Deposit Insurance Corporation or any other governmental agency.

An investment in the Shares is speculative and involves a high degree of risk.

The principal office of the Managing Owner is located at 3500 Lacey Road, Suite 700, Downers Grove, IL 60515. The telephone number of the Managing Owner is (800) 983-0903.

PowerShares® is a registered service mark of Invesco PowerShares Capital Management LLC.

The Fund pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily net asset value of the Fund. The Management Fee is paid in consideration of the Managing Owner’s commodity futures trading advisory services.

The Commodity Broker

A variety of executing brokers execute futures transactions on behalf of the Fund. Such executing brokers give-up all such transactions to Deutsche Bank Securities Inc., a Delaware corporation, which serves as the Fund’s clearing broker, or Commodity Broker. In its capacity as clearing broker, the Commodity Broker executes and clears each of the Fund’s futures transactions and performs certain administrative services for the Fund. Deutsche Bank Securities Inc. is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity.

The Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Broker are expected to be less than USD 6.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 0.05% of the net asset value of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

The Administrator, Custodian and Transfer Agent

The Bank of New York Mellon is the administrator, or the Administrator, of the Fund and has entered into an Administration Agreement in connection therewith. The Bank of New York Mellon serves as custodian, or Custodian, of the Fund and has entered into a Global Custody Agreement, or Custody Agreement, in connection therewith. The Bank of New York Mellon serves as the transfer agent, or Transfer Agent, of the Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.

The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, Brooklyn, N.Y. 11217. The Bank of New York Mellon is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the net asset value of the Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York Mellon by calling the following number: (718) 315-7500. A copy of the Administration Agreement is available for inspection at The Bank of New York Mellon’s office identified above.

Pursuant to the Administration Agreement, the Administrator performs or supervises the performance of services necessary for the operation and administration of the Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services. The Administrator retains certain financial books and records, including: Basket creation and redemption books and records, Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York Mellon, 2 Hanson Place, Brooklyn, New York 11217, telephone number (718) 315-7500.

The Administration Agreement is continuously in effect unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement upon 30 days’ prior written notice if the Fund has materially failed to perform its obligations under the Administration Agreement.

The Administration Agreement provides for the exculpation and indemnification of the Administrator from and against any costs, expenses, damages, liabilities or claims (other than those resulting from the Administrator’s own bad faith, negligence or willful misconduct) which may be imposed on, incurred by or asserted against the Administrator in performing its obligations or duties under the Administration Agreement. Key terms of the Administration Agreement are summarized under the heading “Material Contracts.”

The Administrator’s monthly fees are paid on behalf of the Fund by the Managing Owner out of the Management Fee.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Transfer Agent receives a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of USD 500 per order. These transaction processing fees are paid directly by the Authorized Participants and not by the Fund.

The Fund is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Fund and its Shareholders.

ALPS Distributors, Inc.

ALPS Distributors, Inc., or ALPS Distributors, assists the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. ALPS Distributors retains all marketing materials at c/o ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577. Investors may contact ALPS Distributors toll-free in the U.S. at (877) 369-4617. The Fund has entered into a Distribution Services Agreement with ALPS Distributors. ALPS Distributors is affiliated with ALPS Fund Services, Inc., a Denver-based outsourcing solution for administration, compliance, fund accounting, legal, marketing, tax administration, transfer agency and shareholder services for open-end, closed-end, hedge and exchange-traded funds. ALPS Fund Services, Inc. and its affiliates provide fund administration services to funds with assets in excess of $68 billion. ALPS Distributors and its affiliates provide distribution services to funds with assets of more than $544 billion.

The Managing Owner, out of the Management Fee, pays ALPS Distributors for performing its duties on behalf of the Fund and may pay ALPS Distributors additional compensation in consideration of the performance by ALPS Distributors of additional services. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of ALPS Distributors’ resources, which include an extensive broker database and a network of internal and external wholesalers.

Index Sponsor

The Managing Owner, on behalf of the Fund, has appointed Deutsche Bank Securities Inc. to serve as the index sponsor, or the Index Sponsor. The Index Sponsor calculates and publishes the daily index levels and the indicative intraday index levels. Additionally, the Index Sponsor also calculates the indicative value per Share of the Fund throughout each Business Day.

The Managing Owner pays the Index Sponsor a licensing fee and an index services fee for performing its duties.

Marketing Agent

The Managing Owner, on behalf of the Fund, has appointed Deutsche Bank Securities Inc., or the Marketing Agent, to assist the Managing Owner by providing support to educate institutional investors about the Deutsche Bank indices and to complete governmental or institutional due diligence questionnaires or requests for proposals related to the Deutsche Bank indices.

The Managing Owner pays the Marketing Agent a marketing services fee.

The Marketing Agent will not open or maintain customer accounts or handle orders for the Fund. The Marketing Agent has no responsibility for the performance of the Fund or the decisions made or actions taken by the Managing Owner.

“ 800” Number for Investors

Investors may contact the Managing Owner toll free in the U.S. at (800) 983-0903.

Limitation of Liabilities

You cannot lose more than your investment in the Shares. Shareholders are entitled to limitation on liability equivalent to the limitation on liability enjoyed by stockholders of a Delaware business corporation for profit.

Creation and Redemption of Shares

The Fund creates and redeems Shares from time-to-time, but only in one or more Baskets. A Basket is a block of 200,000 Shares. Baskets may be created or redeemed only by Authorized Participants. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of USD 500 in connection with each order to create or redeem a Basket. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

See “Creation and Redemption of Shares” for more details.

The Offering

Unless otherwise agreed to by the Managing Owner and the Authorized Participant as provided in the next sentence, each Fund issues Shares in Baskets to Authorized Participants continuously on the creation order settlement date as of 2:45 p.m., Eastern time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 200,000 Shares of the Fund as of the closing time of the NYSE Arca or the last to close of the exchanges on which the corresponding Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund. Upon submission of a creation order, the Authorized Participant may request the Managing Owner to agree to a creation order settlement date up to 3 business days after the creation order date.

Authorized Participants

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Fund and the Managing Owner (a Participant Agreement). The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator. See “Creation and Redemption of Shares” for more details.

Net Asset Value

Net asset value means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.

Net asset value per Share is the net asset value of the Fund divided by the number of outstanding Shares.

See “Description of the Shares; Certain Material Terms of the Trust Declaration – Net Asset Value” for more details.

Clearance and Settlement

The Shares are evidenced by global certificates that the Fund issues to DTC. The Shares are available only in book-entry form. Shareholders may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Segregated Accounts/Interest Income

The proceeds of the offering are deposited in cash in a segregated account in the name of the Fund at the Commodity Broker (or another eligible financial institution, as applicable) in accordance with CFTC investor protection and segregation requirements. The Fund is credited with 100% of the interest earned on its average net assets on deposit with the Commodity Broker or such other financial institution each week. In an attempt to increase interest income earned, the Managing Owner expects to invest non-margin assets in United States government securities (which include any security issued or guaranteed as to principal or interest by the United States), or any certificate of deposit for any of the foregoing, including United States Treasury bonds, United States Treasury bills and issues of agencies of the United States government, and certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits or other instruments permitted by applicable rules and regulations. Currently, the rate of interest expected to be earned is estimated to be 0.04% per annum, based upon the yield on 3-month U.S. Treasury bills as of December 31, 24, 2014. This interest income is used by the Fund to pay its expenses. See “Fees and Expenses” for more details.

Fees and Expenses

Management Fee	The Fund pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily net asset value of the Fund. The Management Fee is paid in consideration of the Managing Owner’s currency futures trading advisory services.
Organization and Offering Expenses	Expenses incurred in connection with organizing the Fund and the initial offering of the Shares were paid by the Predecessor Managing Owner. Expenses incurred in connection with the continuous offering of Shares of the Fund from commencement of the Fund’s trading operations up to the date of this Prospectus were also paid by the Predecessor Managing Owner. Expenses incurred in connection with the continuous offering of Shares of the Fund on and after the date of this Prospectus are paid by the Managing Owner.
Brokerage Commissions and Fees	The Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the Commodity Broker are expected to be less than USD 6.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 0.05% of the net asset value of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.
Routine Operational, Administrative and Other Ordinary Expenses	The Managing Owner pays all of the routine operational, administrative and other ordinary expenses of the Fund, including, but not limited to, computer services, the fees and expenses of the Trustee, license and service fees paid to Deutsche Bank Securities Inc., or DBSI, as Marketing Agent and Index Sponsor, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs.
Extraordinary Fees and Expenses	The Fund pays all the extraordinary fees and expenses, if any, of the Fund. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.
Management Fee and Expenses to be Paid First out of Interest Income	The Management Fee and the brokerage commissions and fees of the Fund are paid first out of interest income from the Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. If the interest income is not sufficient to cover the fees and expenses of the Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Fund’s fixed income securities.
Selling Commission	Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Breakeven Amounts

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in Shares of the Fund during the first twelve months of investment is 0.80% per annum of the net asset value of the Fund plus the amount of any commissions charged by the investor’s broker.

The Fund will be successful only if its annual returns from futures trading, plus its annual interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities, exceed such fees and expenses of approximately 0.80% per annum. The Fund is expected to earn interest income equal to 0.04% per annum, based upon the yield of 3-month U.S. Treasury bills as of December 31, 2014, or $0.01 per annum per Share at $25.00 as the net asset value per Share. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, the Fund will be required to earn approximately 0.76% per annum, or $0.20 per annum per Share at $25.00 as the net asset value per Share, in order for an investor to break even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.

Distributions

The Fund will make distributions at the discretion of the Managing Owner. To the extent that the Fund’s actual and projected interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Fund currently does not expect to make distributions with respect to its capital gains. Depending on the Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

Fiscal Year

The Fund’s fiscal year ends on December 31 of each year.

U.S. Federal Income Tax Considerations

Subject to the discussion below in “Material U.S. Federal Income Tax Considerations,” the Fund will be classified as a partnership for U.S. federal income tax purposes. Accordingly, the Fund will not incur U.S. federal income tax liability; rather, each beneficial owner of Shares will be required to take into account its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within the owner’s taxable year.

Additionally, please refer to the “Material U.S. Federal Income Tax Considerations” section below for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

Breakeven Table

The Breakeven Table on the following page indicates the approximate percentage and dollar returns required for the value of an initial USD 25.00 investment in a Share to equal the amount originally invested twelve months after issuance.

The Breakeven Table, as presented, is an approximation only. The capitalization of the Fund does not directly affect the level of its charges as a percentage of its net asset value, other than brokerage commissions.

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Breakeven Table

	Dollar Amount and Percentage of Expenses of the Fund[1]
Expense	USD	%
Management Fee[2]	USD 0.19	0.75%
Organization and Offering Expense Reimbursement[3]	USD 0.00	0.00%
Brokerage Commissions and Fees[4]	USD 0.02	0.05%
Routine Operational, Administrative and Other Ordinary Expenses[5,6]	USD 0.00	0.00%
Interest Income[7]	USD(0.01)	(0.04)%
12-Month Breakeven[8,9]	USD 0.20	0.76%

1.	The breakeven analysis set forth in this column assumes that the Shares have a constant month-end net asset value and is based on USD 25.00 as the net asset value per Share. See “Charges” on page 50 for an explanation of the expenses included in the Breakeven Table. The Managing Owner will pay a marketing services fee to the Marketing Agent and an index services fee to the Index Sponsor. Because the marketing services fee and the index services fee are not paid by the Fund, these fees are not included in the breakeven analysis.

2.	From the Management Fee, the Managing Owner is responsible for paying the fees and expenses of the Administrator, ALPS Distributors and the Index Sponsor.

3.	The Predecessor Managing Owner was responsible for paying the organization and offering expenses prior to the date of this Prospectus. As of the date of this Prospectus, the Managing Owner is responsible for paying the continuous offering costs of the Fund.

4.	The actual amount of brokerage commissions and trading fees to be incurred will vary based upon the trading frequency of the Fund and the specific futures contracts traded.

5.	The Managing Owner is responsible for paying all routine operational, administrative and other ordinary expenses of the Fund.

6.	In connection with orders to create and redeem Baskets, Authorized Participants pay a transaction fee in the amount of USD 500 per order. Because these transaction fees are de minimis in amount, are charged on a transaction-by-transaction basis (and not on a Basket-by-Basket basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.

7.	Interest income currently is estimated to be earned at a rate of 0.04%, based upon the yield on 3-month U.S. Treasury bills as of December 31, 2014. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.

8.	The Fund is subject to (i) a Management Fee of 0.75% per annum and (ii) estimated brokerage commissions and fees of 0.05% per annum. The Fund is subject to fees and expenses in the aggregate amount of approximately 0.80% per annum. The Fund will be successful only if its annual returns from the underlying futures contracts, including annual income from 3-month U.S. Treasury bills, exceed approximately 0.80% per annum. The Fund is expected to earn 0.04% per annum, based upon the yield of 3-month U.S. Treasury bills as of December 31, 2014, or $0.01 per annum per Share at $25.00 as the net asset value per Share. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, the Fund will be required to earn approximately 0.76% per annum, or $0.20 per annum per Share at $25.00 as the net asset value per Share, in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.

9.	You may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates are set by your broker, they will vary from investor to investor and have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

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Incorporation by Reference of Certain Documents

The Securities and Exchange Commission, or the SEC, allows us to “incorporate by reference” into this Prospectus the information that we file with it, meaning we can disclose important information to you by referring you to those documents already on file with the SEC.

The information we incorporate by reference is an important part of this Prospectus, and later information that we file with the SEC will automatically update and supersede some of this information. We incorporate by reference the documents listed below, and any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, including those filed prior to the effectiveness of the Registration Statement containing this Prospectus.

This filing incorporates by reference the following documents, which we have previously filed with the SEC, in response to certain disclosures:

•	The Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed March 4, 2014;

•	The Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 filed May 9, 2014, August 6, 2014 and November 5, 2014, respectively;

•	The Current Reports on Form 8-K filed January 15, 2014, March 13, 2014, June 11, 2014, August 15, 2014, October 30, 2014 and December 2, 2014;

•

All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2013, except for information furnished under Form 8-K, which is not deemed filed and not incorporated herein by reference;

•	Any documents filed pursuant to the Exchange Act subsequent to the date of this Registration Statement and prior to its effectiveness shall be deemed incorporated by reference into the Prospectus; and
•	Any documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made under this Prospectus.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this Prospectus except as so modified or superseded.

We will provide to you a copy of the filings that have been incorporated by reference in this Prospectus upon your request, at no cost. Any request may be made by writing or calling us at the following address or telephone number:

Invesco PowerShares Capital Management LLC

3500 Lacey Road, Suite 700

Downers Grove, IL 60515

Telephone: (800) 983-0903

These documents may also be accessed through our website at http://www.invescopowershares.com or as described herein under “Additional Information.” The information and other content contained on or linked from our website is not incorporated by reference in this Prospectus and should not be considered a part of this Prospectus.

We file annual, quarterly, current reports and other information with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Fund.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements are posted on the Managing Owner’s website at http://www.invescopowershares.com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

Cautionary Note Regarding Forward-Looking Statements

This Prospectus includes forward-looking statements that reflect the Managing Owner’s current expectations about the future results, performance, prospects and opportunities of the Fund. The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” in this Summary, in “The Risks You Face” and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

THE SHARES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

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ORGANIZATION CHART

POWERSHARES DB G10 CURRENCY HARVEST FUND

THE RISKS YOU FACE

You could lose money investing in Shares. You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus.

(1)	The Value of the Shares Relates Directly to the Value of the Futures Contracts on the Index Currencies and Other Assets Held by the Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in the Shares.

The Shares are designed to reflect as closely as possible the changes, positive or negative, in the level of the Index, over time, through the Fund’s portfolio of exchange traded futures contracts on the Index Currencies. The value of the Shares relates directly to the value of the portfolio, less the liabilities (including estimated accrued but unpaid expenses) of the Fund. The price of the Index Currencies may fluctuate widely. Several factors may affect the prices of the Index Currencies, including, but not limited to:

•	National debt levels and trade deficits, including changes in balances of payments and trade;

•	Domestic and foreign inflation rates and investors’ expectations concerning inflation rates;

•	Domestic and foreign interest rates and investors’ expectations concerning interest rates;

•	Currency exchange rates;

•	Investment and trading activities of mutual funds, hedge funds and currency funds;

•	Global or regional political, economic or financial events and situations;

•	Supply and demand changes which influence the foreign exchange rates of various currencies;

•

Monetary policies of governments (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries), trade restrictions, currency devaluations and revaluations;

•	Governmental intervention in the currency market, directly and by regulation, in order to influence currency prices; and

•	Expectations among market participants that a currency’s value soon will change.

(2)	Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets May be Created or Redeemed at a Value that Differs from the Market Price of the Shares.

The net asset value per Share will change as fluctuations occur in the market value of its portfolio. Investors should be aware that the public trading price of a Basket may be different from the net asset value of a Basket (i.e., 200,000 Shares may trade at a premium over, or a discount to, net asset value of a Basket) and similarly the public trading price per Share may be different from the net asset value per Share. Consequently, an Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares are closely related, but not identical to, the same forces influencing the prices of the Index Currencies trading individually or in the aggregate at any point in time. Investors also should note that the size of the Fund in terms of total assets held may change substantially over time and from time-to-time as Baskets are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a profit if they can purchase a Basket at a discount to the public trading price of the Shares or can redeem a Basket at a premium over the public trading price of the Shares. The Managing Owner expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track net asset value per Share closely over time.

The value of a Share may be influenced by non-concurrent trading hours between the NYSE Arca and the various futures exchanges on which the Index Currencies are traded. As a result, during periods when the NYSE Arca is open and the futures exchanges on which the Index Currencies are traded are closed, trading spreads and the resulting premium or discount on the Shares may widen, and, therefore, increase the difference between the price of the Shares and the net asset value of the Shares.

(3)	The Fund’s Performance May Not Always Replicate Exactly the Changes in the Levels of its Index.

It is possible that the Fund’s performance may not fully replicate the changes in the closing levels of the Index due to disruptions in the markets for the Index Currencies or due to other extraordinary circumstances. In addition, the Fund is not able to replicate exactly the changes in the closing levels of the Index because the total return generated by the Fund is reduced by expenses and transaction costs, including those incurred in connection with the Fund’s trading activities, and increased by interest income from the Fund’s holdings of short-term high credit quality fixed income securities. Tracking the Index requires trading of the Fund’s portfolio with a view to tracking the Index over time and is dependent upon the skills of the Managing Owner and its trading principals, among other factors.

As of the date of this prospectus, the futures contracts associated with the Index Currencies, or the Fund Contracts, are not subject to speculative position limits. There can be no assurance that the Fund Contracts will not become subject to speculative position limits. Should the Fund Contracts become subject to speculative position limits, the Fund’s positions in the Fund Contracts might be required to be aggregated with positions in other accounts that the Managing Owner owns or for which it controls trading unless the investment team managing the Fund qualifies as an “independent account controller” under current law or regulations proposed by the CFTC. If the CFTC does not extend or renew the independent account controller exemption from aggregation, or if the exemption were otherwise unavailable, to the extent that the Managing Owner avails itself of the exemption, it may be required to aggregate the Fund’s positions in Fund Contracts in multiple other accounts or commodity pools. In that case, the Fund’s ability to issue new Baskets or the Fund’s ability to reinvest income in additional Fund Contracts may be impaired or limited to the extent that these activities would cause the Fund to exceed the potential future position limits. Limiting the size of the Fund to stay within these position limits may affect the correlation between the price of the Shares, as traded on the NYSE Arca, and the net asset value. The inability to create additional Baskets could result in Shares trading at a premium or discount to net asset value of the Fund.

(4)	The Fund Is Not Actively Managed and Tracks the Index During Periods in Which the Index Is Flat or Declining as Well as when the Index Is Rising.

The Fund is not actively managed by traditional methods. Therefore, if positions in any one or more of the Index Currencies are declining in value, the Fund will not close out such positions, except in connection with a change in the composition or weighting of the Index. The Managing Owner seeks to cause the net asset value to track the Index during periods in which the Index is flat or declining as well as when the Index is rising.

(5)	The Dual Assumptions Underpinning the Index that High Yielding Interest Rates With Respect to Certain Eligible Index Currencies Suggest Taking Long Positions in Futures Contracts in Such Currencies and Low Yielding Interest Rates With Respect to Certain Eligible Index Currencies Suggest Taking Short Positions in Futures Contracts in Such Currencies May Be Detrimental to the Value of Your Shares Should Either or Both Assumptions Fail.

The Index is expected to rise as a result of any upward price movement on long positions in futures contracts on the Index Currencies when the prices of these long futures contracts increase relative to the USD. The Index also is expected to rise as a result of any downward price movement on short positions in futures contracts on the Index Currencies when the prices of these short futures contracts decrease relative to the USD. Because the price of your Shares is expected to track the Index, if the price of the Fund’s long futures contracts decreases relative to the USD or the price of the Fund’s short futures contracts increases relative to the USD on any or all of the Index Currencies, the value of your Shares may decrease. The decrease in the value of your Shares will be amplified if both assumptions fail simultaneously (i.e., both the price of the Fund’s long futures contracts decreases relative to the USD and the price of the Fund’s short futures contracts increases relative to the USD on any or all of the Index Currencies).

(6)	Interest Rates Will Change Between Re-Weightings of the Index.

The Index is re-weighted quarterly based upon the three highest and three lowest yielding Eligible Index Currencies at the time of re-weighting. At any point in time between quarterly re-weightings, the Index Currencies may not be among the three highest or lowest yielding Eligible Index Currencies. Between quarterly re-weightings of the Index, a currency that was among the three highest yielding Eligible Index Currencies could be among the three lowest yielding Eligible Index Currencies, or vice versa. Under such circumstances, the Fund may not be able to exploit efficiently the trend that currencies associated with relatively high interest rates, on average, tend to rise in value relative to currencies associated with relatively low interest rates. If the interest rates associated with the Eligible Index Currencies change sufficiently during any quarter, the Fund may find itself positioned such that the effects of this trend will cause the Fund to lose money. Even if the interest rates associated with the Eligible Index Currencies vary substantially between re-weightings, the Fund will not adjust its portfolio of currency futures until the next quarterly re-weighting.

(7)	The NYSE Arca May Halt Trading in the Shares Which Would Adversely Impact Your Ability to Sell Shares.

The Shares are listed for trading on the NYSE Arca under the market symbol DBV. Trading in Shares may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Fund will be terminated if the Shares are delisted.

(8)	The Lack of An Active Trading Market for the Shares May Result in Losses on Your Investment in the Fund at the Time of Disposition of Your Shares.

Although the Shares are listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares will be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than the price you would receive if an active market did exist.

(9)	The Shares Are a Relatively New Securities Product and Their Value Could Decrease if Unanticipated Operational or Trading Problems Arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for this securities product. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Fund and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Fund is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Managing Owner’s past experience and qualifications may not be suitable for solving these problems or issues.

(10)	As the Managing Owner and its Principals have a Short History of Operating an Exchange-Traded Fund that Invests in a Broad Range of Commodity Futures Contracts, their Experience May be Relatively Inadequate or Unsuitable to Manage the Fund.

The Managing Owner manages a number of exchange-traded funds that use financial futures as part of their investment strategy and, only for a short time, has actively managed an exchange-traded fund related to a broad-based futures index. The past performance of these funds is no indication of the Managing Owner’s ability to manage exchange-traded investment vehicles that track an index such as the Fund. There can be no assurance that the Managing Owner will be able to cause the net asset value per Share of the Fund to closely track the changes in the Index levels. If the experience of the

Managing Owner and its principals is not relatively adequate or suitable to manage investment vehicles such as the Fund, the operations of the Fund may be adversely affected.

(11)	You May Not Rely on Past Performance or Index Results in Deciding Whether to Buy Shares.

Although past performance is not necessarily indicative of future results, the Fund’s performance history might (or might not) provide you with more information on which to evaluate an investment in the Fund. Likewise, the Index has a history which might (or might not) be indicative of the future Index results, or of the future performance of the Fund. Therefore, you will have to make your decision to invest in the Fund without relying on the Fund’s past performance history or the Index’s closing level history.

(12)	Fewer Representative Index Currencies May Result In Greater Index Volatility.

The ten Eligible Index Currencies are United States Dollars, Euro, Japanese Yen, Canadian Dollars, Swiss Francs, British Pounds, Australian Dollars, New Zealand Dollars, Norwegian Krone and Swedish Krona. The Index is comprised of only six of the ten Eligible Index Currencies from time-to-time. Accordingly, the Index is concentrated in terms of the number of currencies represented. You should be aware that other currency indices are more diversified in terms of the number of currencies included. Concentration in fewer currencies may result in a greater degree of volatility in the Index and the net asset value of the Fund, which track the Index under specific market conditions and over time.

(13)	Leverage Will Fluctuate Between Index Re-Weighting Periods and May be Greater or Less than the Leverage on Each Index Re-Weighting Period.

Although the Fund does not establish positions that exceed a leverage ratio of 2:1 at the time of establishment, movements in the market price of the Fund’s futures positions between the Index Re-Weighting Periods may increase or decrease the Fund’s leverage ratio. Any such increase or decrease, respectively, in the Fund’s leverage ratio will magnify or decrease, respectively, the potential for loss or gain of the Fund’s futures positions and, in turn, the value of your Shares.

(14)	Because the Fund’s Trading will be Leveraged, a Relatively Small Movement in the Price of a Contract May Cause Greater Losses.

The Fund will take long futures positions in the high-yielding Eligible Index Currencies and will take short futures positions in the low-yielding Eligible Index Currencies with a view to tracking the changes in the Index over time. Assuming that the USD is not one of the three highest or lowest yielding currencies during any Index Re-Weighting Period, the long futures positions and short futures positions in the Index Currencies will each have a notional value approximately equal to the Fund’s net asset value. Accordingly, if the USD is not one of the three highest or lowest yielding currencies during any the Index Re-Weighting Period, the aggregate notional amount of the futures positions held by the Fund is expected to be approximately, but not in excess of, 200% of the Fund’s net asset value. If the USD is one of the three highest or lowest yielding currencies, the Fund will not establish a long or short futures position (as the case may be) in USD, as the Fund never can enjoy profit or suffer loss from long or short futures positions in USD because USD is the Fund’s home currency. Consequently, if USD is one of the three highest or lowest yielding currencies, the aggregate notional amount of the futures positions held by the Fund is expected to be approximately, but not in excess of, 166 2/3% of the Fund’s net asset value. Holding futures positions with a notional amount in excess of the Fund’s net asset value constitutes a form of leverage. The use of leverage increases the potential for both trading profits and losses, depending on the changes in market value of the Index Currencies in which the Fund has long futures positions relative to the Index Currencies in which the Fund has short futures positions.

The use of long and short positions in the construction of the Index causes the Index to rise as a result of any upward price movement of Index Currencies expected to gain relative to the USD and to rise as a result of any downward price movement of Index Currencies expected to lose relative to the USD. The inclusion of both long and short positions is also expected to reduce the country specific foreign exchange risk of the Index (and, therefore, risk in connection with an investment in the Fund) relative to a directional (outright long or short) exposure to any or all of the Index Currencies.

There can be no assurance that the use of both long and short positions will reduce the volatility of the Index during any or all market cycles or periods, or that the Fund will achieve its objectives. It is possible that, prior to an Index rebalancing, that Index Currencies expected to lose relative to the USD may rise and/or Index Currencies expected to gain relative to the USD may fall. In such cases, the Fund may experience losses in both its long and short positions at the same time. Such losses will be greater as a result of the Fund’s use of leverage, reflected in its long futures exposure to Index Currencies with a notional value of up to 100% of the Fund’s net asset value and its short futures exposure to Index Currencies with a notional value of up to 100% of the Fund’s net asset value. Under such circumstances, the Fund’s losses would be greater as a result of its leverage than would be the case were it to limit its overall exposure to Index Currencies with a notional value of 100% of the Fund’s net assets.

As a result of its use of leverage, the Fund is required to deposit a greater proportion of its net assets as margin, not expected to exceed 10% of net assets. This represents margin deposit requirements approximately twice as great as would be required if the Fund did not use leverage. Similarly, as a result of its use of leverage, the Fund will trade more futures contracts and incur more brokerage commission expense than it would if it did not use leverage. The additional amount of brokerage commission expense generally is proportional to the Fund’s leverage ratio.

(15)	Short Selling Theoretically Exposes the Fund to Unlimited Losses.

The Fund holds short futures positions in the three lowest-yielding Eligible Index Currencies (other than the USD).

A long futures position in a foreign currency requires the Fund to purchase at a future date the equivalent in USD of a fixed amount of a foreign currency at a fixed price in USD. The Fund profits if the price of the foreign currency rises relative to the USD while the contract is open and the Fund suffers losses if the price of the foreign currency falls relative to the USD while the contract is open.

Because the price in USD of the foreign currency cannot fall below zero, the Fund’s exposure to loss is limited to the value in USD of the fixed amount of the foreign currency at the time of the establishment of the long futures contract.

By contrast, a short futures position in a foreign currency requires the Fund to deliver at a future date an amount in USD equal to the price in USD of a fixed amount of the foreign currency at that future date. The Fund will profit if the price of the foreign currency falls relative to the USD while the contract is open and the Fund will suffer loss if the price of the foreign currency rises relative to the USD while the contract is open. Because the price in USD of a fixed amount of the foreign currency could, in theory, rise to infinity, a short futures position exposes the Fund to theoretically unlimited liability.

The Fund’s losses could result in the total loss of your investment.

(16)	Price Volatility May Possibly Cause the Total Loss of Your Investment.

Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in the Fund.

The following table reflects various measures of volatility* of the Index as calculated on an excess return basis:

Volatility Type	Volatility
Daily volatility over full history	10.01%
Average rolling 3-month daily volatility	8.72%
Monthly return volatility	8.98%
Average annual volatility	9.10%

The following table reflects the daily volatility on an annual basis of the Index:

Year	Daily Volatility
1993**	8.67%
1994	4.97%
1995	13.93%
1996	7.01%
1997	7.73%
1998	8.90%
1999	5.70%
2000	6.17%
2001	5.37%
2002	7.45%
2003	6.69%
2004	7.90%
2005	5.41%
2006	7.10%
2007	10.95%
2008	21.86%
2009	17.10%
2010	12.86%
2011	13.58%
2012	7.00%
2013	8.12%
2014***	5.79%

  * Volatility, for these purposes, means the following:

Daily Volatility: The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price.

Monthly Return Volatility: The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the monthly change in price.

Average Annual Volatility: The average of yearly volatilities for a given sample period. The yearly volatility is the relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price for each business day in the given year.

**	As of March 12, 1993.

***	As of December 31, 2014.

Past Index results are not necessarily indicative of future changes, positive or negative, in the Index levels.

(17)	Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets.

The Fund is indirectly subject to the fees and expenses described herein which are payable irrespective of profitability. Such fees and expenses include asset-based fees of 0.75% per annum. Additional charges include brokerage fees of approximately 0.05% per annum in the aggregate and selling commissions. The Fund is expected to earn interest income at an annual rate of 0.04% per annum, based upon the yield on 3-month U.S. Treasury bills as of December 31, 2014. Because the Fund’s current interest income does not exceed its fees and expenses (other than selling commissions), the Fund will need to have a positive performance that exceeds the difference between the Fund’s interest income and its fees and expenses (other than selling commissions) in order to break even. If the aggregate of the Fund’s performance and interest income do not exceed the Fund’s fees and expenses described herein, then, the expenses of the Fund could, over time, result in losses to your investment therein. You may never achieve profits, significant or otherwise.

(18)	You Cannot Be Assured of the Managing Owner’s Continued Services, Which Discontinuance May Be Detrimental to the Fund.

You cannot be assured that the Managing Owner will be willing or able to continue to service the Fund for any length of time. If the Managing Owner discontinues its activities on behalf of the Fund, the Fund may be adversely affected.

(19)	Possible Illiquid Markets May Exacerbate Losses.

Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position.

There can be no assurance that market illiquidity will not cause losses for the Fund. The large size of the positions which the Fund may acquire increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

(20)	You May Be Adversely Affected by Redemption Orders that Are Subject To Postponement, Suspension or Rejection Under Certain Circumstances.

The Fund may, in its discretion, suspend the right of redemption or postpone the redemption order settlement date, for (1) any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. In addition, the Fund will reject a redemption order if the order is not in proper form as described in the participant agreement among the Authorized Participant, the Managing Owner and the Managing Owner in its capacity as managing owner of the Fund or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the net asset value of the Fund declines during the period of delay. The Fund disclaims any liability for any loss or damage that may result from any such suspension or postponement.

(21)	Because the Futures Contracts Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss.

Futures trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in Shares does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prospers while Shares trade unprofitably.

(22)	Failure of Currency Futures Trading to Exhibit Low to Negative Correlation to General Financial Markets Will Reduce Benefits of Diversification and May Exacerbate Losses to Your Portfolio.

Historically, currency futures’ returns have tended to exhibit low to negative correlation with the returns of other assets such as stocks and bonds. Although currency futures trading can provide a diversification benefit to investor portfolios because of its low to negative correlation with other financial assets, the fact that the Index is not 100% negatively correlated with financial assets such as stocks and bonds means the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice versa. If the Shares perform in a manner that correlates with the general financial markets or do not perform successfully, you will obtain no diversification benefits by investing in the Shares and the Shares may produce no gains to offset your losses from other investments.

(23)	Shareholders Do Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940.

The Fund is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such Act. Consequently, Shareholders do not have the regulatory protections provided to investors in registered and regulated investment companies.

(24)	Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.

The Fund is subject to actual and potential conflicts of interest involving the Managing Owner, various commodity futures brokers and Authorized Participants. The Managing Owner and its principals, all of whom are engaged in other investment activities, are not required to devote substantially all of their time to the business of the Fund, which also presents the potential for numerous conflicts of interest with the Fund. As a result of these and other relationships, parties involved with the Fund have a financial incentive to act in a manner other than in the best interests of the Fund and the Shareholders. The Managing Owner has not established any formal procedure to resolve conflicts of interest. Consequently, investors are dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Shareholders.

The Fund may be subject to certain conflicts with respect to the Commodity Broker, including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third party accounts traded through the Commodity Broker.

(25)	Shareholders of the Fund Will Be Subject to Taxation on Their Allocable Share of the Fund’s Taxable Income, Whether or Not They Receive Cash Distributions.

Shareholders of the Fund will be subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their allocable share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Shareholders of the Fund may not receive cash distributions equal to their share of the Fund’s taxable income or even the tax liability that results from such income.

(26)	Items of Income, Gain, Loss and Deduction With Respect to Shares could be Reallocated if the IRS does not Accept the Assumptions or Conventions Used by the Fund in Allocating Such Items.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. The Fund will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report items of income, gain, loss and deduction to Shareholders in a manner that reflects the Shareholders’ beneficial interest in such tax items, but these assumptions and conventions may not be in compliance with all aspects of the applicable tax requirements. It is possible that the United States Internal Revenue Service, or the IRS, will successfully assert that the conventions and assumptions used by the Fund do not satisfy the technical requirements of the Internal Revenue Code of 1986, as amended, or the Code and/or Treasury Regulations and could require that items of income, gain, loss and deduction be adjusted or reallocated in a manner that adversely affects one or more Shareholders.

(27)	The Current Treatment of Long Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed or Repealed in the Future.

Under current law, long term capital gains are taxed to non-corporate investors at reduced U.S. federal income tax rates. This tax treatment may be adversely affected, changed or repealed by future changes in, or the expiration of, tax laws at any time.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES; SUCH TAX CONSEQUENCES MAY DIFFER WITH RESPECT TO DIFFERENT INVESTORS.

(28)	Failure of Futures Commission Merchants or Commodity Brokers to Segregate Assets May Increase Losses; Despite Segregation of Assets, the Fund Remains at Risk of Significant Losses Because the Fund May Only Receive a Pro-Rata Share of the Assets or No Assets at All.

The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. If the Commodity Broker fails to do so, the assets of the Fund might not be fully protected in the event of the Commodity Broker’s bankruptcy. Furthermore, in the event of the Commodity Broker’s bankruptcy, the Fund could be limited to recovering either a pro rata share of all available funds segregated on behalf of the Commodity Broker’s combined customer accounts or the Fund may not recover any assets at all, even though certain property specifically traceable to the Fund was held by the Commodity Broker. The Commodity Broker may, from time-to-time, have been the subject of certain regulatory and private causes of action. Such material actions, if any, are described under “The Commodity Broker.”

In the event of a bankruptcy or insolvency of any exchange or a clearing house, the Fund could experience a loss of the funds deposited through its Commodity Broker as margin with the exchange or clearing house, a loss of any unrealized profits on its open positions on the exchange, and the loss of profits on its closed positions on the exchange.

(29)	The Effect Of Market Disruptions And Government Intervention Are Unpredictable And May Have An Adverse Effect On The Value Of Your Shares.

The global financial markets have in the past few years gone through pervasive and fundamental disruptions that have led to extensive and unprecedented governmental intervention. Such intervention has in certain cases been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. In addition — as one would expect given the complexities of the financial markets and the limited time frame within which governments have felt compelled to take action — these interventions have typically been unclear in scope and application, resulting in confusion and uncertainty which in itself has been materially detrimental to the efficient functioning of the markets as well as previously successful investment strategies.

The Fund may incur major losses in the event of disrupted markets and other extraordinary events in which historical pricing relationships become materially distorted. The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving. The financing available to market participants from their banks, dealers and other counterparties is typically reduced in disrupted markets. Such a reduction may result in substantial losses to the affected market participants. Market disruptions may from time to time cause dramatic losses, and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk.

(30)	Regulatory Changes or Actions, Including the Implementation of the Dodd-Frank Act, May Alter the Operations and Profitability of the Fund

The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. For example, the Dodd-Frank Act seeks to regulate markets, market participants and financial instruments that previously have been unregulated and substantially alters the regulation of many other markets, market participants and financial instruments. Because many provisions of the Dodd-Frank Act require rulemaking by the applicable regulators before becoming fully effective and the Dodd-Frank Act mandates multiple agency reports and studies (which could result in additional legislative or regulatory action), it is difficult to predict the impact of the Dodd-Frank Act on the Fund, the Managing Owner, and the markets in which the Fund may invest, the Net Asset Value of the Fund or the market price of the Shares. The Dodd-Frank Act could result in the Fund’s investment strategy becoming non-viable or non-economic to implement. Therefore, the Dodd-Frank Act and regulations adopted pursuant to the Dodd-Frank Act could have a material adverse impact on the profit potential of the Fund and in turn the value of your Shares.

(31)	Lack of Independent Advisers Representing Investors.

The Managing Owner has consulted with counsel, accountants and other advisers regarding the formation and operation of the Fund. No counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Shares.

(32)	Possibility of Termination of the Fund May Adversely Affect Your Portfolio.

The Managing Owner may withdraw from the Fund upon 120 days’ notice, which would cause the Fund to terminate unless a substitute managing owner were obtained. Owners of 50% of the Shares have the power to terminate the Fund. If it is so exercised, investors who may wish to continue to invest in a vehicle that tracks the Fund’s Index will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Fund. See “Description of the Shares; Certain Material Terms of the Trust Declaration— Termination Events” for a summary of termination events. Such detrimental developments could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of the Managing Owner or the Commodity Broker were revoked or suspended, such entity would no longer be able to provide services to the Fund.

(33)	Shareholders Do Not Have the Rights Enjoyed by Investors in Certain Other Vehicles.

As interests in an investment trust, the Shares have none of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and the Fund is not required to pay regular distributions, although the Fund may pay distributions in the discretion of the Managing Owner).

(34)	An Investment in the Shares May Be Adversely Affected by Competition From Other Methods of Investing in Currencies.

The Fund is a relatively new type of investment vehicle. The Fund competes with other financial vehicles, including mutual funds, and other registered investment companies, ETFs, other index tracking commodity pools, actively traded commodity pools, hedge funds, traditional debt and equity securities issued by companies and foreign governments, other securities backed by or linked to currencies, and direct investments in the underlying currencies or currencies futures contracts. Market and financial conditions, and other conditions beyond the Managing Owner’s control, may make it more attractive to invest in other financial vehicles or to invest in such currencies directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

(35)	Competing Claims Over Ownership of Intellectual Property Rights Related to the Fund Could Adversely Affect the Fund and an Investment in the Shares.

While the Managing Owner believes that all intellectual property rights needed to operate the Fund are either owned by or licensed to the Managing Owner or have been obtained, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of the Fund. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, or the ultimate disposition of such claims in a court of law if a suit is brought, may adversely affect the Fund and an investment in the Shares, for example, resulting in expenses or damages or the termination of the Fund.

(36)	The Value of the Shares Will be Adversely Affected if the Fund is Required to Indemnify the Trustee or the Managing Owner.

Under the Trust Declaration, the Trustee and the Managing Owner have the right to be indemnified for any liability or expense either incurs without gross negligence or willful misconduct. That means the Managing Owner may require the assets of the Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the net asset value of the Fund and the value of the Shares.

(37)	The Net Asset Value Calculation of the Fund May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price is not Available on the Date of Net Asset Value Calculation.

Calculating the net asset value of the Fund includes, in part, any unrealized profits or losses on open foreign exchange futures contracts. Under normal circumstances, the net asset value of the Fund reflects the settlement price of open foreign exchange futures contracts on the date when the net asset value is being calculated. However, if a foreign exchange futures contract traded on an exchange (both U.S. and, to the extent it becomes applicable, non-U.S. exchanges) could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise), the Managing Owner may value such futures contract pursuant to policies the Managing Owner has adopted, which are consistent with normal industry standards. In such a situation, there is a risk that the calculation of the net asset value of the Fund on such day will not accurately reflect the realizable market value of such foreign exchange futures contract. For example, daily limits are generally triggered in the event of a significant change in market price of a foreign exchange futures contract. Therefore, as a result of the daily limit, the current settlement price is unavailable. Because the Managing Owner may value such futures contract pursuant to policies the Managing Owner has adopted, which are consistent with normal industry standards, there is a risk that the resulting calculation of the net asset value of the Fund could be under or overstated, perhaps to a significant degree. Although the Eligible Index Currencies that the Fund will invest in are not currently subject to “daily limits,” the terms and conditions of these contracts may change in the future, and thus, may subject the Fund to the above-described risks.

(38)	Exchange Rates on the Index Currencies Could be Volatile and Could Materially and Adversely Affect the Performance of the Shares.

Foreign exchange rates are influenced by national debt levels and trade deficits, domestic and foreign inflation rates and investors’ expectations concerning inflation rates, domestic and foreign interest rates and investors’ expectations concerning interest rates, currency exchange rates, investment and trading activities of mutual funds, hedge funds and currency funds; and global or regional political, economic or financial events and situations. Additionally, foreign exchange rates on the Index Currencies may also be influenced by changing supply and demand for a particular Index Currency, monetary policies of governments (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries), changes in balances of payments and trade, trade restrictions, currency devaluations and revaluations. Also, governments from time-to-time intervene in the currency markets, directly and by regulation, in order to influence prices directly. Additionally, expectations among market participants that a currency’s value soon will change may also affect exchange rates on the Index Currencies. These events and actions are unpredictable. The resulting volatility in the exchange rates on the underlying Index Currencies may materially and adversely affect the market value of the futures contracts on the Index Currencies, which would then negatively impact the value of your Shares.

(39)	Substantial Sales of Index Currencies by the Official Sector Could Adversely Affect an Investment in the Shares.

The official sector consists of central banks, other governmental agencies and multi-lateral institutions that buy, sell and hold certain Index Currencies as part of their reserve assets. The official sector holds a significant amount of Index Currencies that can be mobilized in the open market. In the event that future economic, political or social conditions or pressures require members of the official sector to sell their Index Currencies simultaneously or in an uncoordinated manner, the demand for Index Currencies might not be sufficient to accommodate the sudden increase in the supply of certain Index Currencies to the market. Consequently, the price of an Index Currency may decline, which may then negatively impact the Shares.

(40)	Although the Shares are Limited Liability Investments, Certain Circumstances such as Bankruptcy of the Fund or Indemnification of the Fund by the Shareholders will Increase a Shareholder’s Liability.

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Declaration. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders agree in the Trust Declaration that they will indemnify the Fund for any harm suffered by it as a result of

•	Shareholders’ actions unrelated to the business of the Fund, or

•	taxes separately imposed on the Fund by any state, local or foreign taxing authority.

INVESTMENT OBJECTIVE

Investment Objective

The Fund seeks to track changes, whether positive or negative, in the level of the Deutsche Bank G10 Currency Future Harvest Index® – Excess Return, or the Index, over time, plus the excess, if any, of the Fund’s interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over its expenses. The Index is designed to reflect the return from investing on a 2:1 leveraged basis in long currency futures positions for certain currencies associated with relatively high yielding interest rates and in short currency futures positions for certain currencies associated with relatively low yielding interest rates. The Shares are designed for investors who want a cost-effective and convenient way to invest in a diversified index of currency futures.

The Index is designed to exploit the trend that currencies associated with relatively high interest rates, on average, tend to rise in value relative to currencies associated with relatively low interest rates. This trend is consistent with economic theory regarding the correct price of a currency future, known as the Interest Rate Parity formula or the Covered Interest Arbitrage formula, and can be seen in the historical trading patterns of currency futures.

The theoretical or “fair market” price of a currency future contract is derived from the spot FX rate, interest rates of the two currencies and time to expiry of the currency future contract and represents an equilibrium relationship among the interest rates, spot markets and futures markets associated with the currencies in question. If an equilibrium relationship does not exist between two currencies, arbitrage opportunities arise and the exploitation of these opportunities by arbitrageurs will tend to drive currency futures prices toward equilibrium. Application of the Interest Rate Parity formula under circumstances in which currencies are not in an equilibrium relationship predicts that if the currency future is based on a rate ranging from a high yielding currency to a low yielding currency, the fair market price of the currency future will be below the spot rate. The longer the time to the expiry of the currency future the greater the amount the fair market price of the currency future will be below the spot rate. If the spot rate stays approximately the same then, as you move closer to the expiry of the currency future, the fair market price will increase. In other words, the currency future rate between a relatively high interest rate currency and low interest rate currency tends to increase over time (assuming spot is relatively stable).

The Index exploits this trend using both long and short futures positions, which is expected to provide more consistent and less volatile returns than could be obtained by taking long positions only or short positions only.

Advantages of investing in the Shares include:

•

Ease and Flexibility of Investment. The Shares trade on the NYSE Arca and provide institutional and retail investors with indirect access to the currency futures markets. The Shares may be bought and sold on the NYSE Arca like other exchange-listed securities. Retail investors may purchase and sell Shares through traditional brokerage accounts.

•

Shares May Provide A More Cost Effective Alternative. Investing in the Shares can be easier and less expensive for an investor than constructing and trading a comparable foreign currency futures portfolio.

•

The Fund May Provide Gains on Both the Upside and Downside Price Movements of the Index Currencies. The Index will rise as a result of any upward price movement of the Index Currencies that are expected to gain relative to the USD by investing in long futures positions on such Index Currencies. The Index also will rise as a result of any downward price movement of the Index Currencies that are expected to lose relative to the USD by investing in short futures positions on such Index Currencies.

•	Margin. Shares are eligible for margin accounts.

•	Diversification. The Shares may help to diversify a portfolio because historically the Index has tended to exhibit low to negative correlation with both equities and conventional bonds.

•

Transparency. The Shares provide a more direct investment in currencies than mutual funds that invest in currency-linked products, which may have implicit imbedded costs, credit risk and other potentially opaque features.

To the extent that the Fund’s actual and projected interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess.

Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

Role of Managing Owner

The Managing Owner serves as the commodity pool operator and commodity trading advisor of the Fund.

Specifically, the Managing Owner:

•	selects the Trustee, Commodity Broker, Administrator, Index Sponsor, Custodian, Transfer Agent, Marketing Agent, distributor, and auditor;

•	negotiates various agreements and fees;

•	performs such other services as the Managing Owner believes that the Fund may from time-to-time require; and

•

monitors the performance results of the Fund’s portfolio and reallocates assets within the portfolio with a view to causing the performance of the Fund’s portfolio to track that of the Index over time.

The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association.

The principal office of the Managing Owner is located at c/o Invesco PowerShares Capital Management LLC, 3500 Lacey Road, Suite 700, Downers Grove, IL 60515. The telephone number of the Managing Owner is (800) 983-0903.

Market Diversification

As global markets and investing become more complex, the inclusion of futures may continue to increase in traditional portfolios of stocks and bonds managed by advisors seeking improved balance and diversification. The globalization of the world’s economy has the potential to offer significant investment opportunities, as major political and economic events continue to have an influence, in some cases a dramatic influence, on the world’s markets, creating risk but also providing the potential for profitable trading opportunities. By allocating a portion of the risk segment of their portfolios to the Fund, which invests in futures related to the Index Currencies, investors have the potential, if their Fund investments are successful, to reduce the volatility of their portfolios over time and the dependence of such portfolios on any single nation’s economy.

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PERFORMANCE OF POWERSHARES DB G10 CURRENCY HARVEST FUND (TICKER: DBV)

Name of Pool: PowerShares DB G10 Currency Harvest Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: September 2006

Aggregate Gross Capital Subscriptions as of December 31, 20141: $1,374,023,075

Net Asset Value as of December 31, 20142: $86,544,345

Net Asset Value per Share as of December 31, 20143: $25.45

Worst Monthly Drawdown4: (6.72)% May 2010

Worst Peak-to-Valley Drawdown5: (36.85)% October 2007 – January 20096

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)	2009(%)
January	(1.89)	1.95	2.98	0.04	(2.30)	(5.33)
February	1.60	0.08	4.24	0.55	0.35	3.09
March	3.16	1.91	(2.03)	1.84	2.30	7.62
April	(0.23)	0.85	(0.92)	3.21	2.47	0.39
May	(0.12)	(2.99)	(5.32)	(1.43)	(6.72)	2.72
June	0.27	(4.40)	4.85	(0.28)	(2.71)	1.66
July	(0.83)	(0.28)	1.22	(0.65)	4.65	2.56
August	0.99	(2.01)	(0.04)	(1.06)	(5.04)	1.36
September	(1.66)	2.82	1.64	(5.28)	6.49	3.00
October	0.00	0.82	0.28	6.36	0.82	0.61
November	0.27	(1.28)	1.22	(2.33)	(1.20)	(1.30)
December	(1.32)	(0.04)	1.63	(0.13)	2.64	3.02
Compound Rate of Return[7]	0.13%	(2.79)%	9.74%	0.38%	0.94%	20.62%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Footnotes to Performance Information

1. “Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool.

2. “Net Asset Value” is the net asset value of the pool as of December 31, 2014.

3. “Net Asset Value per Share” is the Net Asset Value of the pool divided by the total number of Shares outstanding as of December 31, 2014.

4. “Worst Monthly Drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the Worst Monthly Drawdown.

5. “Worst Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Share of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Share had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

6. The Worst Peak-to-Valley Drawdown from October 2007 – January 2009 includes the effect of the $0.80 per Share distribution made to Shareholders of record as of December 19, 2007, and the effect of the $0.27 per Share distribution made to Shareholders of record as of December 17, 2008.

7. “Compound Rate of Return” is calculated by multiplying on a compound basis each of the monthly rates of return set forth in the chart above and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.”

THE FUND’S PERFORMANCE INFORMATION FROM INCEPTION UP TO AND EXCLUDING THE DATE OF THIS PROSPECTUS IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH DB COMMODITY SERVICES LLC, WHICH SERVED AS THE PREDECESSOR MANAGING OWNER. ALL THE PERFORMANCE INFORMATION ON AND AFTER THE DATE OF THIS PROSPECTUS WILL REFLECT THE PERFORMANCE ASSOCIATED WITH THE MANAGING OWNER.

DESCRIPTION OF THE DEUTSCHE BANK G10 CURRENCY FUTURE HARVEST INDEX® – EXCESS RETURN

The PowerShares DB G10 Currency Harvest Fund (the “Fund”) is not sponsored or endorsed by Deutsche Bank AG, Deutsche Bank Securities Inc. or any subsidiary or affiliate of Deutsche Bank AG or Deutsche Bank Securities Inc. (collectively, “Deutsche Bank”). The Deutsche Bank G10 Currency Future Harvest Index® – Excess Return (the “DB Index”) is the exclusive property of Deutsche Bank Securities Inc. Neither Deutsche Bank nor any other party involved in, or related to, making or compiling the DB Index makes any representation or warranty, express or implied, concerning the DB Index, the Fund or the advisability of investing in securities generally. Neither Deutsche Bank nor any other party involved in, or related to, making or compiling the DB Index has any obligation to take the needs of Invesco PowerShares Capital Management LLC, the sponsor of the Fund, or its clients into consideration in determining, composing or calculating the DB Index. Neither Deutsche Bank nor any other party involved in, or related to, making or compiling the DB Index is responsible for or has participated in the determination of the timing of, prices at, quantities or valuation of the Fund. Neither Deutsche Bank nor any other party involved in, or related to, making or compiling the DB Index has any obligation or liability in connection with the administration or trading of the Fund.

NEITHER DEUTSCHE BANK NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX, WARRANTS OR GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DB INDEX OR ANY DATA INCLUDED THEREIN AND SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NEITHER DEUTSCHE BANK NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX, MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY INVESCO POWERSHARES CAPITAL MANAGEMENT LLC FROM THE USE OF THE DB INDEX OR ANY DATA INCLUDED THEREIN. NEITHER DEUTSCHE BANK NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX, MAKES ANY

EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DB INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DEUTSCHE BANK OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX HAVE ANY LIABILITY FOR DIRECT, INDIRECT, PUNITIVE, SPECIAL, CONSEQUENTIAL OR ANY OTHER DAMAGES OR LOSSES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY, THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DEUTSCHE BANK AND INVESCO POWERSHARES CAPITAL MANAGEMENT LLC.

No purchaser, seller or holder of the shares of this Fund, or any other person or entity, should use or refer to any Deutsche Bank trade name, trademark or service mark to sponsor, endorse, market or promote this Fund without first contacting Deutsche Bank to determine whether Deutsche Bank’s permission is required. Under no circumstances may any person or entity claim any affiliation with Deutsche Bank without the written permission of Deutsche Bank.

A general description of the Index (including, but not limited to, the underlying formulae and all other Index terms and conditions), or the General Description, is included on the Index Sponsor’s website at https://index.db.com, or any successor thereto. The information included in Exhibit B of the Trust Declaration, which is the Index description, or the Description, may be provided in greater detail than that which is included in the General Description. Any material changes to the terms and conditions of the Index as disclosed in future versions of the General Description will be deemed to amend such corresponding terms and conditions that are included in the Description, unless otherwise determined at the sole discretion of the Index Sponsor. The Index Sponsor may, in its sole discretion and for housekeeping purposes, amend and restate the Description to conform it to reflect material changes to the General Description.

General

The sponsor of the Index, or the Index Sponsor, is Deutsche Bank Securities Inc. The composition of the Index may be adjusted in the Index Sponsor’s discretion. The Index Sponsor may from time-to-time subcontract the provision of the calculation and other services described below to one or more third parties.

Index Calculation and Rules

The currencies that are eligible for inclusion in the Index, or Eligible Index Currencies, are the currencies of The Group of Ten, or G10, countries, which include the following currencies:

Eligible Index Currency	Symbol
United States Dollar	USD
Euro	EUR
Japanese Yen	JPY
Canadian Dollar	CAD
Swiss Franc	CHF
British Pound	GBP
Australian Dollar	AUD
New Zealand Dollar	NZD
Norwegian Krone	NOK
Swedish Krona	SEK

Futures contracts referencing each of the Eligible Index Currencies (except USD) currently are traded on the Chicago Mercantile Exchange, or CME, although currency futures contracts on the Eligible Index Currencies also trade on other exchanges in the United States and the Fund may invest in such contracts.

At any time, the Index is comprised of long futures positions in the three Eligible Index Currencies associated with the highest interest rates and short futures positions in the three Eligible Index Currencies associated with the lowest interest rates. The Index’s six component currencies from time-to-time, comprised of the three long and three short futures positions, are referred to as the Index Currencies and are used to calculate the value of the Index. The composition of the Index may be adjusted in the event that the Index Sponsor is not able to calculate the closing prices of the Index Currencies.

The Index Sponsor calculates the Index on both an excess return basis and a total return basis. The excess return basis calculation reflects the change in market value of the applicable underlying currency futures only. The total return basis calculation reflects the sum of the change in market value of the applicable underlying currency futures plus the return on 3-month U.S. Treasury bills. The Fund seeks to track changes, whether positive or negative, in the level of the Index calculated on an excess return basis, over time, plus the excess, if any, of the Fund’s income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over its expenses.

The Fund will make distributions at the discretion of the Managing Owner. To the extent that the Fund’s actual and projected interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Fund currently does not expect to make distributions with respect to its capital gains. Depending on the Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

In order to determine which Eligible Index Currencies to include in the Index from time-to-time, the Index Sponsor will review the composition of the Index on a quarterly basis 5 business days prior to the IMM Date. “IMM Date” means the third Wednesday of March, June, September and December, a traditional settlement date in the International Money Market.

The Index Sponsor will review the three month Libor rate for each Eligible Index Currency other than NZD, SEK, NOK, CAD and AUD. The Index Sponsor will review the 3 month rate of the New Zealand Bank Bill for NZD. The Index Sponsor will review the three month Stibor rate and the three month Nibor rate of the SEK and NOK, respectively. The Index Sponsor will review the 3 month Canada Bankers Acceptance Rate for CAD. The Index Sponsor will review the Australian Bank Bill Short Term Rate 3 Month Mid for AUD. The Libor, Stibor

and Nibor rates for the Eligible Index Currencies, as applicable, mean the London, Stockholm and Norway interbank offered rates for overnight deposits, respectively, each of which is published by Reuters. The Eligible Index Currencies are then ranked according to yield. The three highest yielding and three lowest yielding are selected as Index Currencies for inclusion in calculating the Index. If two Index Currencies have the same yield, then the previous quarter’s ranking will be used.

The Index is re-weighted quarterly. Upon re-weighting, the high yielding Index Currencies are allocated a base weight of 33 1/3% and the low yielding Index Currencies are allocated a base weight of -33 1/3%. These new weights are applied during the Index re-weighting period, which takes place between the fourth and third Index Business Days prior to the applicable IMM Date, or Index Re-Weighting Period.

The CME traded futures contract of each applicable Index Currency that is closest to expiration is used in the Index calculation. The futures contracts on the Index Currencies are rolled during the Index Re-Weighting Period. The new futures contract on an Index Currency that has the next closest expiration date is selected. The calculation of the Index on an excess return basis is the weighted return on the change in price of the futures contracts on the Index Currencies.

A 3-month U.S. Treasury bill return is then calculated and included to calculate the total return index. Please refer to Exhibit B of the Trust Declaration for the mathematical formulae of the Index.

The Index has been calculated using historical data since March 12, 1993. The Index is composed of notional amounts of each Index Currency. The notional amounts of the Index Currencies included in the Index are based on the Index Closing Level as of the Index Re-Weighting Period. The Index Closing Level reflects an arithmetic weighted return of the change in the Index Currencies exchange rates against the USD since March 12, 1993. March 1993 was chosen as a starting period because it represents the earliest date on which reliable data for all the Eligible Index Currencies exists. On March 12, 1993, the closing Index level was USD 100. Between March 12, 1993 to December 31, 2014, the Index

level as calculated on an excess return basis has ranged from as high as USD 315.27 (July 25, 2007) to as low as USD 94.03 (July 30, 1993). Past Index results are not necessarily indicative of future changes, positive or negative, in the Index.

To track the Index, the Fund generally will establish long futures positions in the three Eligible Index Currencies associated with the highest interest rates and short futures positions in the three Eligible Index Currencies associated with the lowest interest rates and will adjust its holdings quarterly as the Index is adjusted. However, if the United States Dollar, or USD, is among the Index Currencies from time-to-time, the Fund will not establish a long or short futures position (as the case may be) in USD, because USD is the Fund’s home currency and, as a consequence, the Fund never can enjoy profit or suffer loss from long or short futures positions in USD. When the USD is not associated with the highest or lowest interest rates among the Eligible Index Currencies, the aggregate notional value of the Fund’s futures contracts at the time they are established will be double the value of the Fund’s holdings of United States Treasury and other high credit quality short term fixed income securities, which means the Fund will have a leverage ratio at such time of 2:1. If the USD is associated with the highest or lowest interest rates among the Eligible Index Currencies, the aggregate notional value of the Fund’s futures contracts at the time they are established will be approximately 1.66 times the value of the Fund’s holdings of United States Treasury and other high credit quality short term fixed income securities, which means the Fund will have a leverage ratio at such time of approximately 1.66:1. Holding futures positions with a notional amount in excess of the Fund’s net asset value constitutes a form of leverage. The use of leverage will increase the potential for both trading profits and losses, depending on the changes, positive and negative, in the Index. The Fund’s ability to track the Index will not be affected by the presence or absence of the USD among the Index Currencies. Because the notional value of the Fund’s futures positions can rise or fall over time, the leverage ratio could be higher or lower between quarterly adjustments of the Index Currencies.

The use of long and short positions in the construction of the Index causes the Index to rise as a result of any upward price movement of Index

Currencies expected to gain relative to the USD and to rise as a result of any downward price movement of Index Currencies expected to lose relative to the USD. The inclusion of both long and short positions is also expected to reduce the country specific foreign exchange risk of the Index (and, therefore, risk in connection with an investment in the Fund) relative to a directional (outright long or short) exposure to any or all of the Index Currencies.

There can be no assurance that the use of both long and short positions will reduce the volatility of the Index during any or all market cycles or performance periods, or that the Fund will achieve its objectives. It is possible that, prior to an Index rebalancing, that Index Currencies expected to lose relative to the USD may rise and/or Index Currencies expected to gain relative to the USD may fall. In such cases, the Fund may experience losses in both its long and short positions at the same time. Such losses will be greater as a result of the Fund’s use of leverage, reflected in its long futures exposure to Index Currencies with a notional value of up to 100% of the Fund’s net asset value and its short futures exposure to Index Currencies with a notional value of up to 100% of the Fund’s net asset value. Under such circumstances, the Fund’s losses would be greater as a result of its leverage than would be the case were it to limit its overall exposure to Index Currencies with a notional value of 100% of the Fund’s net asset value.

As a result of its use of leverage, the Fund will be required to deposit a greater proportion of its net assets as margin, not expected to exceed 10% of net assets. This represents margin deposit requirements approximately twice as great as would be required if the Fund did not use leverage. Similarly, as a result of its use of leverage, the Fund will trade more futures contracts and incur more brokerage commission expense than it would if it did not use leverage. The additional amount of brokerage commission expense generally will be proportional to the Fund’s leverage ratio.

The Fund’s portfolio also will include United States Treasury securities and other high credit quality short-term fixed income securities for deposit with the Fund’s Commodity Broker as margin.

Under the Trust Declaration of the Fund, Wilmington Trust Company, the Trustee of the Fund,

has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Fund. The Trustee will have no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

There can be no assurance that the Fund will achieve its investment objective or avoid substantial losses.

Publication of Closing Levels and Adjustments

In order to calculate the indicative Index level, the Index Sponsor polls Reuters every 15 seconds to determine the real time price of each underlying futures contract with respect to each Index Currency of the Index. The Index Sponsor then applies a set of rules to these values to create the indicative level of the Index. These rules are consistent with the rules which the Index Sponsor applies at the end of each trading day to calculate the closing level of the Index.

The intra-day indicative value per Share of the Fund is based on the prior day’s final net asset value, adjusted four times per minute throughout the trading day to reflect the continuous price changes of the Fund’s futures positions, which provide a continuously updated estimated net asset value per Share.

The Index Sponsor calculates and publishes the closing level of the Index daily. The Managing Owner publishes the net asset value of the Fund and the net asset value per Share daily. Additionally, the Index Sponsor calculates and publishes the intra-day Index level, and the Index Sponsor calculates, and the Managing Owner publishes, the indicative value per Share of the Fund (quoted in USD) once every fifteen seconds throughout each trading day.

All of the foregoing information is published as follows:

The intra-day level of the Index (symbol: DBCFHX) and the intra-day indicative value per Share of the Fund (symbol: FBV) (each quoted in USD) are published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing

Owner’s website at http://www.invescopowershares.com, or any successor thereto.

The current trading price per Share (symbol: DBV) (quoted in USD) is published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto.

The most recent end-of-day Index closing level (symbol: DBCFHX) is published as of the close of the NYSE Arca each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto.

The most recent end-of-day net asset value of the Fund (symbol: FBV.NV) is published as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto. In addition, the most recent end-of-day net asset value of the Fund (symbol: FBV.NV) is published the following morning on the consolidated tape.

All of the foregoing information with respect to the Index is also published at https://index.db.com.

Any adjustments made to the Index will be published on both https://index.db.com and at http://www.invescopowershares.com, or any successor(s) thereto.

The final net asset value of the Fund and the final net asset value per Share will be calculated as of the closing time of the NYSE Arca or the last to close of the exchanges on which its Fund’s futures contracts are traded, whichever is later, and posted in the same manner. Although a time gap may exist between the close of the NYSE Arca and the close of the CME, there is no effect on the net asset value calculations as a result.

The Shares are intended to provide investment results that generally correspond to the changes, positive and negative, in the levels of the Index over time. The value of the Shares is expected to fluctuate in relation to changes in the value of the Fund’s portfolio. The market price of the Shares may not be identical to the net asset value per Share, but these two valuations are expected to be very close. See “The Risks You Face – (2) Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets may be Created or Redeemed at a Value that Differs from the Market Price of the Shares.”

There can be no assurance that the Fund will achieve its investment objective or avoid substantial losses.

Change in the Methodology of the Index

The Index Sponsor will employ the methodology described above and its application of such methodology shall be conclusive and binding. While the Index Sponsor currently intends to employ the above described methodology to calculate the Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any Index Currency or a futures contract) will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate. The Index Sponsor may also make modifications to the terms of the Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision of the Index. The Index Sponsor will publish notice of any such modification or change.

Interruption of Index Calculation

Calculation of the Index may not be possible or feasible under certain events or circumstances, including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance, that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the Index or any Index Currency. Upon the occurrence of such force majeure events, the Index Sponsor may, in its discretion, elect one (or more) of the following options:

•	make such determinations and/or adjustments to the terms of the Index as it considers appropriate to determine any closing level on any such appropriate Index business day; and/or

•	defer publication of the information relating to the Index until the next Index business day on which it determines that no force majeure event exists; and/or

•	permanently cancel publication of the information relating to the Index.

Additionally, calculation of the Index may also be disrupted by an event that would require the Index Sponsor to calculate the closing price in respect of the relevant Index Currency on an alternative basis were such event to occur or exist on a day that is a trading day for such Index Currency on the relevant exchange. If such an Index disruption event in relation to an Index Currency as described in the prior sentence occurs and continues for a period of five successive trading days for such Index Currency on the relevant exchange, the Index Sponsor will, in its discretion, either

•	continue to calculate the relevant closing price for a further period of five successive trading days for such Index Currency on the relevant exchange or

•

if such period extends beyond the five successive trading days, the Index Sponsor may elect to replace the exchange traded instrument with respect to a specific Index Currency and shall make all necessary adjustments to the methodology and calculation of the Index as it deems appropriate.

Historical Closing Levels

Set out below are the closing levels based on historical data from March 12, 1993 to December 31, 2014.

The following Closing Levels table starts from March 12, 1993 and reflects both the high and low closing values, the annual Index changes and Index changes since inception of the Index. Since

March 13, 2003, CME currency futures close prices were used in the Index calculation. The Index Sponsor has not independently verified the CME currency futures close prices obtained from Bloomberg. Since February 1, 2006, the Index Sponsor has obtained the CME currency futures close prices from Reuters. Prior to March 13, 2003, implied futures prices were calculated using the relevant currencies spot rates, money market rates and USD money market rates obtained from Reuters, Bloomberg and WM Company. Implied futures prices are an accurate proxy for the futures close prices due to the high liquidity in foreign exchange forward markets.

It is not necessary to have a USD futures contract because the forward rate of the USD vis-à-vis the USD will be equal. Whenever USD was used to calculate the value of the Index, the futures price of USD was assumed to be 100.

The Index Sponsor used 3-month money market rates as a proxy for 3-month Libor fixings with respect to the USD on and prior to June 10, 1998.

The Index Sponsor used 3-month money market rates as a proxy for 3-month Libor fixings with respect to the EUR, JPY, GBP, CHF, CAD and AUD on and prior to March 11, 1998.

The Index Sponsor used 3-month money market rates as a proxy for 3-month Libor fixings with respect to the NZD on and prior to September 10, 2003.

The Index Sponsor used 3-month money market rates as a proxy for 3-month Stibor fixings with respect to the SEK on and prior to December 9, 1998.

The Index Sponsor used 3-month money market rates as a proxy for 3-month Nibor fixings with respect to the NOK on and prior to December 9, 1998.

The Libor, Stibor and Nibor rates for the Eligible Index Currencies, as applicable, mean the London, Stockholm and Norway interbank offered rates for overnight deposits, respectively, each of which is published by Reuters on pages libor01 and libor02 with respect to Libor and pages SIDE and NIBR with respect to Stibor and Nibor.

The Index Sponsor considers the use of 3-month money market rates as a proxy for Libor, Stibor and Nibor to be appropriate because the difference between Libor, Stibor and Nibor rates and money market rates should not be material in light of the liquidity of the 3-month deposit markets.

The CME-traded futures contract of each applicable Index Currency that is closest to expiration is used in the Index calculation. The futures contracts on the Index Currencies are rolled during the Index Re-Weighting Period. The new futures contract on an Index Currency that has the next closest expiration date is selected. The calculation of the Index on an excess return basis is the weighted return on the change in price of the futures contracts on the Index Currencies.

The Index is calculated on both an excess return basis and a total return basis. The excess return index reflects the return of the applicable underlying currencies. The total return is the sum of the return of the applicable underlying currencies plus the return of 3-month U.S. Treasury bills. The following tables reflect both the excess return calculation and the total return calculation of the Index.

Cautionary Statement-Statistical Information

Various statistical information is presented on the following pages, relating to the Closing Levels of the Index, on an annual and cumulative basis, including certain comparisons of the Index to other currencies indices. In reviewing such information, prospective investors should consider that:

•

Changes in Closing Levels of the Index during any particular period or market cycle may be volatile. For example, the “worst peak-to-valley drawdown” of the Index, representing the greatest percentage decline from any month-end Closing Level, without such Closing Level being equaled or exceeded as of a subsequent month-end, is 35.67% and occurred during the period June 30, 2007 through January 31, 2009. The worst monthly drawdown of the Index during such period was 14.82%, and occurred in October 2008. See “The Risks You Face—(16) Price Volatility May Possibly Cause the Total Loss of Your Investment.”

•

Neither the fees charged by the Fund nor the execution costs associated with establishing futures positions in the Index Currencies are incorporated into the Closing Levels of the Index. Accordingly, such Index Levels have not been reduced by the costs associated with an actual investment, such as the Fund, with an investment objective of tracking the Index.

•

The Index was established in December 2005, and is independently calculated by the Index Sponsor. The Index calculation methodology and commodity futures contracts selection is the same before and after December 2005, as described above. Accordingly, the Closing Levels of the Index, terms of the Index methodology and Index Currencies, reflect an element of hindsight at the time the Index was established. See “The Risks You Face—(11) You May Not Rely on Past Performance or Index Results in Deciding Whether to Buy Shares” and “—(12) Fewer Representative Index Currencies May Result In Greater Index Volatility.”

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN DECEMBER 2005, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND

THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD MARCH 1993 THROUGH NOVEMBER 2005, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX CURRENCIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE NO EXPERIENCE MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND HAVE ONLY MANAGED AN EXCHANGE-TRADED FUND THAT RELATES TO A BROAD-BASED COMMODITY INDEX FOR A SHORT PERIOD. BECAUSE THERE ARE NO ACTUAL PERFORMANCE RESULTS OF THE MANAGING OWNER THAT ARE COMPARABLE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

[Remainder of page left blank intentionally.]

DEUTSCHE BANK G10 CURRENCY FUTURE HARVEST INDEX® – EXCESS RETURN

CLOSING LEVELS TABLE

	Closing Level		Index Changes
	High[1]	Low[2]	Annual[3]	Since Inception
1993[4]	105.60	94.03	-0.19%	-0.19%
1994	108.79	99.81	7.42%	7.22%
1995	110.52	94.16	2.66%	10.07%
1996	140.05	110.42	27.23%	40.05%
1997	146.72	137.83	2.58%	43.67%
1998	151.79	132.52	-6.35%	34.55%
1999	151.12	134.71	9.81%	47.76%
2000	158.57	146.79	4.73%	54.74%
2001	171.15	154.68	10.61%	71.15%
2002	199.51	172.25	15.76%	98.13%
2003	234.45	199.00	18.33%	134.45%
2004	252.36	230.02	6.69%	150.14%
2005	286.06	248.34	10.66%	176.81%
2006	280.48	254.18	1.00%	179.58%
2007	315.27	276.77	5.15%	193.98%
2008	295.87	200.14	-28.80%	109.32%
2009	260.64	196.13	21.91%	155.18%
2010	264.24	236.66	1.67%	159.45%
2011	274.83	241.88	1.18%	162.52%
2012	290.15	258.40	10.39%	189.79%
2013	310.79	276.57	-1.98%	184.05%
2014[5]	295.63	276.74	0.92%	186.68%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK G10 CURRENCY FUTURE HARVEST INDEX® – EXCESS RETURN OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK G10 CURRENCY FUTURE HARVEST INDEX® – TOTAL RETURN

CLOSING LEVELS TABLE

	Closing Level		Index Changes
	High[1]	Low[2]	Annual[3]	Since Inception
1993[4]	106.15	95.13	2.30%	2.30%
1994	116.32	102.32	12.15%	14.73%
1995	124.55	102.55	8.56%	24.55%
1996	166.84	125.01	33.95%	66.84%
1997	180.54	164.92	8.01%	80.19%
1998	195.70	172.90	-1.68%	77.17%
1999	203.96	177.49	15.12%	103.96%
2000	227.93	202.75	11.11%	126.61%
2001	259.57	226.67	14.55%	159.57%
2002	307.46	261.27	17.68%	205.47%
2003	365.18	306.83	19.55%	265.18%
2004	398.22	359.55	8.18%	295.05%
2005	465.10	392.65	14.23%	351.27%
2006	479.65	421.90	5.96%	378.18%
2007	554.63	477.16	9.96%	425.80%
2008	531.26	362.87	-27.80%	279.60%
2009	473.31	355.72	22.09%	363.44%
2010	480.08	430.07	1.81%	371.83%
2011	499.96	440.07	1.23%	377.64%
2012	528.33	470.29	10.48%	427.70%
2013	566.06	503.81	-1.93%	417.53%
2014[5]	538.72	504.24	0.95%	422.47%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK G10 CURRENCY FUTURE HARVEST INDEX® – TOTAL RETURN OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

INDEX CURRENCY WEIGHTS TABLE

DEUTSCHE BANK G10 CURRENCY FUTURE HARVEST INDEX® – EXCESS RETURN

	USD		EUR		JPY		CAD		CHF		GBP		AUD		NZD		NOK		SEK
	High[1]	Low[2]	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
1993[4]	-31.6%	-36.8%	33.8%	34.0%	-33.7%	-37.2%	0.0%	-36.8%	0.0%	0.0%	0.0%	0.0%	-31.1%	0.0%	0.0%	0.0%	33.9%	34.1%	33.9%	32.3%
1994	0.0%	-33.3%	-33.0%	32.5%	-33.1%	-32.5%	0.0%	-33.4%	-33.1%	0.0%	0.0%	0.0%	33.2%	0.0%	33.3%	33.6%	0.0%	0.0%	33.4%	33.2%
1995	0.0%	0.0%	-33.7%	-35.7%	-33.1%	-39.1%	0.0%	35.9%	-33.7%	-36.8%	0.0%	0.0%	32.4%	0.0%	33.0%	36.3%	0.0%	0.0%	36.2%	34.6%
1996	0.0%	0.0%	0.0%	-33.5%	-31.7%	-32.5%	-32.1%	0.0%	-31.5%	-33.3%	33.3%	0.0%	32.4%	33.3%	32.6%	33.3%	0.0%	0.0%	0.0%	33.2%
1997	0.0%	0.0%	0.0%	0.0%	-31.5%	-30.6%	-31.7%	-33.1%	-32.2%	-30.4%	33.2%	31.7%	31.9%	31.5%	32.6%	32.3%	0.0%	0.0%	0.0%	0.0%
1998	0.0%	0.0%	-32.3%	-36.7%	-32.9%	-40.1%	0.0%	0.0%	-31.8%	-37.5%	32.3%	36.0%	34.2%	0.0%	34.2%	36.5%	0.0%	35.7%	0.0%	0.0%
1999	32.6%	33.0%	-31.6%	-32.2%	-31.3%	-34.4%	0.0%	0.0%	-31.4%	-32.0%	31.6%	32.5%	0.0%	0.0%	0.0%	0.0%	32.1%	34.1%	0.0%	0.0%
2000	31.9%	33.3%	-29.4%	-33.7%	-30.8%	-32.9%	0.0%	0.0%	-30.5%	-33.5%	31.6%	33.5%	0.0%	0.0%	31.6%	0.0%	0.0%	33.5%	0.0%	0.0%
2001	-33.1%	33.1%	0.0%	0.0%	-32.1%	-32.4%	0.0%	0.0%	-32.5%	-34.5%	0.0%	0.0%	32.7%	0.0%	33.0%	34.1%	32.8%	34.1%	0.0%	-33.7%
2002	-33.2%	-32.9%	0.0%	0.0%	-33.1%	-31.6%	0.0%	0.0%	-33.5%	-32.7%	0.0%	0.0%	33.3%	32.6%	33.5%	33.1%	33.5%	33.0%	0.0%	0.0%
2003	-33.0%	-33.2%	0.0%	0.0%	-33.0%	-33.4%	0.0%	0.0%	-33.5%	-34.2%	33.7%	0.0%	33.4%	33.2%	33.4%	33.9%	0.0%	34.1%	0.0%	0.0%
2004	0.0%	-34.6%	0.0%	0.0%	-33.2%	-33.5%	0.0%	0.0%	-33.0%	-34.7%	33.4%	34.1%	33.6%	32.6%	33.4%	32.3%	-33.1%	0.0%	0.0%	0.0%
2005	0.0%	0.0%	0.0%	0.0%	-29.1%	-34.4%	0.0%	0.0%	-30.7%	-32.8%	30.7%	32.7%	31.2%	33.9%	32.7%	33.2%	0.0%	-33.2%	-30.2%	0.0%
2006	32.9%	36.0%	0.0%	0.0%	-32.6%	-38.1%	0.0%	0.0%	-32.9%	-39.1%	0.0%	0.0%	33.2%	37.1%	33.7%	35.1%	0.0%	0.0%	-33.1%	-38.8%
2007	0.0%	33.3%	0.0%	0.0%	-33.2%	-33.7%	0.0%	0.0%	-33.2%	-33.1%	33.8%	0.0%	34.2%	32.9%	34.8%	32.8%	0.0%	0.0%	-34.1%	-32.3%
2008	0.0%	-44.2%	0.0%	0.0%	-34.8%	-50.7%	0.0%	0.0%	-35.2%	-43.3%	32.7%	0.0%	36.1%	32.9%	35.6%	36.1%	0.0%	36.6%	-34.6%	0.0%
2009	-31.2%	-35.2%	0.0%	0.0%	-31.0%	-35.8%	0.0%	0.0%	-32.2%	-35.6%	0.0%	0.0%	33.7%	33.7%	33.7%	32.7%	33.4%	34.5%	0.0%	0.0%
2010	-32.1%	-34.8%	0.0%	0.0%	-30.7%	-36.5%	0.0%	0.0%	-31.4%	37.7%	0.0%	0.0%	32.7%	34.6%	33.6%	34.9%	31.6%	35.0%	0.0%	0.0%
2011	-31.5%	-36.7%	0.0%	0.0%	-31.8%	-38.3%	0.0%	0.0%	-33.9%	-43.2%	0.0%	0.0%	34.3%	35.3%	34.5%	36.3%	33.9%	36.5%	0.0%	0.0%
2012	0.0%	-36.2%	-32.1%	0.0%	30.2%	38.6%	0.0%	0.0%	-32.2%	-34.2%	0.0%	0.0%	32.4%	33.4%	32.9%	33.2%	32.7%	33.8%	0.0%	0.0%
2013	0.0%	0.0%	-32.3%	-34.7%	-30.8%	-33.6%	0.0%	0.0%	-32.5%	-34.8%	0.0%	0.0%	32.7%	32.6%	33.7%	33.7%	32.6%	33.0%	0.0%	0.0%
2014[5]	0.0%	0.0%	0.0%	-33.4%	-33.3%	-34.6%	0.0%	0.0%	-33.3%	-33.4%	0.0%	0.0%	33.3%	33.2%	33.3%	33.3%	33.3%	33.4%	0.0%	0.0%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK G10 CURRENCY FUTURE HARVEST INDEX® – EXCESS

RETURN OVER TIME. NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND

NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends

DEUTSCHE BANK G10 CURRENCY FUTURE HARVEST INDEX® – TOTAL RETURN

	USD		EUR		JPY		CAD		CHF		GBP		AUD		NZD		NOK		SEK
	High[1]	Low[2]	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
1993[4]	-31.6%	-36.8%	33.6%	34.0%	-34.8%	-37.2%	0.0%	-36.8%	0.0%	0.0%	0.0%	0.0%	-30.3%	0.0%	0.0%	0.0%	33.6%	34.1%	34.7%	32.3%
1994	0.0%	-33.3%	-33.1%	32.5%	-33.1%	-32.5%	0.0%	-33.4%	-33.1%	0.0%	0.0%	0.0%	33.2%	0.0%	33.3%	33.6%	0.0%	0.0%	33.4%	33.2%
1995	0.0%	0.0%	-33.5%	-35.7%	-32.9%	-39.1%	0.0%	35.9%	-33.6%	-36.8%	0.0%	0.0%	33.4%	0.0%	33.4%	36.3%	0.0%	0.0%	33.2%	34.6%
1996	0.0%	0.0%	0.0%	-33.5%	-31.7%	-32.5%	-32.1%	0.0%	-31.5%	-33.3%	33.3%	0.0%	32.4%	33.3%	32.6%	33.3%	0.0%	0.0%	0.0%	33.2%
1997	32.4%	0.0%	-32.1%	0.0%	-30.0%	-30.6%	0.0%	-33.1%	-32.8%	-30.4%	34.0%	31.7%	0.0%	31.5%	31.3%	32.3%	0.0%	0.0%	0.0%	0.0%
1998	0.0%	0.0%	-32.3%	-36.7%	-32.9%	-40.1%	0.0%	0.0%	-31.8%	-37.5%	32.3%	36.0%	34.2%	0.0%	34.2%	36.5%	0.0%	35.7%	0.0%	0.0%
1999	33.1%	33.0%	-32.5%	-32.2%	-32.9%	-34.4%	0.0%	0.0%	-32.4%	-32.0%	32.8%	32.5%	0.0%	0.0%	0.0%	0.0%	32.8%	34.1%	0.0%	0.0%
2000	32.9%	33.3%	0.0%	-33.7%	-32.3%	-32.9%	0.0%	0.0%	-33.7%	-33.5%	0.0%	33.5%	0.0%	0.0%	34.0%	0.0%	33.4%	33.5%	-33.0%	0.0%
2001	-33.1%	33.1%	0.0%	0.0%	-32.1%	-32.4%	0.0%	0.0%	-32.5%	-34.5%	0.0%	0.0%	32.7%	0.0%	33.0%	34.1%	32.8%	34.1%	0.0%	-33.7%
2002	-33.2%	-32.9%	0.0%	0.0%	-33.1%	-31.6%	0.0%	0.0%	-33.5%	-32.7%	0.0%	0.0%	33.3%	32.6%	33.5%	33.1%	33.5%	33.0%	0.0%	0.0%
2003	-33.0%	-33.2%	0.0%	0.0%	-33.0%	-33.4%	0.0%	0.0%	-33.5%	-34.2%	33.7%	0.0%	33.4%	33.2%	33.4%	33.9%	0.0%	34.1%	0.0%	0.0%
2004	0.0%	-34.2%	0.0%	0.0%	-33.5%	-33.2%	0.0%	0.0%	-33.8%	-33.8%	33.7%	33.6%	33.8%	32.6%	33.8%	32.4%	-33.7%	0.0%	0.0%	0.0%
2005	0.0%	0.0%	0.0%	0.0%	-29.7%	-33.8%	0.0%	0.0%	-30.9%	-32.7%	30.8%	32.7%	31.1%	33.8%	32.4%	33.1%	0.0%	-33.0%	-30.4%	0.0%
2006	33.1%	35.7%	0.0%	0.0%	-32.9%	-38.0%	0.0%	0.0%	-33.1%	-38.6%	0.0%	0.0%	33.2%	37.3%	33.7%	34.9%	0.0%	0.0%	-33.4%	-38.4%
2007	0.0%	33.0%	0.0%	0.0%	-33.4%	-32.7%	0.0%	0.0%	-33.9%	-33.0%	34.2%	0.0%	34.4%	33.3%	34.9%	33.7%	0.0%	0.0%	-34.9%	-33.3%
2008	0.0%	-24.4%	0.0%	0.0%	-19.4%	-28.0%	0.0%	0.0%	-19.6%	-23.9%	18.2%	0.0%	20.1%	18.1%	19.8%	19.9%	0.0%	20.2%	-19.3%	0.0%
2009	-17.2%	-19.4%	0.0%	0.0%	-17.1%	-19.7%	0.0%	0.0%	-17.7%	-19.6%	0.0%	0.0%	18.6%	18.6%	18.6%	18.0%	18.4%	19.0%	0.0%	0.0%
2010	-17.7%	-19.2%	0.0%	0.0%	-16.9%	-20.1%	0.0%	0.0%	-17.3%	-20.7%	0.0%	0.0%	18.0%	19.0%	18.5%	19.2%	17.4%	19.3%	0.0%	0.0%
2011	-17.3%	-20.2%	0.0%	0.0%	-17.5%	-21.0%	0.0%	0.0%	-18.7%	-23.8%	0.0%	0.0%	18.9%	19.4%	18.9%	19.9%	18.6%	20.1%	0.0%	0.0%
2012	0.0%	-19.9%	-17.6%	0.0%	-16.6%	-21.2%	0.0%	0.0%	-17.7%	-18.8%	0.0%	0.0%	17.8%	18.3%	18.1%	18.3%	17.9%	18.6%	0.0%	0.0%
2013	0.0%	0.0%	-17.8%	-19.1%	-16.9%	-18.5%	0.0%	0.0%	-17.9%	-19.1%	0.0%	0.0%	18.0%	17.9%	18.5%	18.5%	17.9%	18.1%	0.0%	0.0%
2014[5]	0.0%	0.0%	0.0%	-18.3%	-18.3%	-19.0%	0.0%	0.0%	-18.3%	-18.4%	0.0%	0.0%	18.3%	18.2%	18.3%	18.3%	18.3%	18.3%	0.0%	0.0%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK G10 CURRENCY FUTURE HARVEST INDEX® – TOTAL

RETURN OVER TIME. NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND

NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

VARIOUS STATISTICAL MEASURES*	INDEX-TR6,7	INDEX-ER7,8	DXY[9]	EFFAS US Treasuries[10]	S&P 500 TR11	DBLCI[12]
Annualized Changes to Index Level[13]	8.9%	4.9%	-0.5%	6.6%	5.6%	9.5%
Average rolling 3-month daily volatility[14]	8.7%	8.7%	7.8%	4.6%	16.7%	19.6%
Sharpe Ratio[15]	0.60	0.57	-0.53	0.64	0.12	0.30
% of months with positive change	67%	64%	47%	64%	65%	55%
Average monthly positive return change	2.0%	1.9%	1.9%	1.2%	3.3%	4.8%
Average monthly negative return change	-2.1%	-2.2%	-1.7%	-0.8%	-3.7%	-4.3%

CORRELATION OF MONTHLY INDEX LEVELS*,16	INDEX-TR	INDEX-ER	DXY	EFFAS US Treasuries	S&P 500 TR	DBLCI
Index TR	100%	100%	21%	-10%	45%	37%
Index-ER		100%	-21%	-11%	45%	37%
DXY			100%	-11%	-23%	-39%
EFFAS US Treasuries				100%	-17%	-6%
S&P 500 TR					100%	25%
DBLCI						100%

All Statistics based on data from March 12, 1993 to December 31, 2014.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN DECEMBER 2005, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD MARCH 1993 THROUGH NOVEMBER 2005, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX CURRENCIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE NO EXPERIENCE MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND HAVE ONLY MANAGED AN EXCHANGE-TRADED FUND THAT RELATES TO A BROAD-BASED COMMODITY INDEX FOR A SHORT PERIOD. BECAUSE THERE ARE NO ACTUAL PERFORMANCE RESULTS OF THE MANAGING OWNER THAT ARE COMPARABLE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF THE INDICES WITH CERTAIN GENERAL MARKET INDICES REPRESENTING

CURRENCIES, BONDS, STOCKS AND COMMODITIES

(MARCH 12, 1993 – DECEMBER 31, 2014)*

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE,

SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of the Index-TR, EFFAS US Treasuries, S&P 500 TR, DBLCI and DXY are indices and do not reflect actual trading.

Each of the indices, except DXY, are calculated on a total return basis and does not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN DECEMBER 2005, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD MARCH 1993 THROUGH NOVEMBER 2005, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX CURRENCIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE NO EXPERIENCE MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND HAVE ONLY MANAGED AN EXCHANGE-TRADED FUND THAT RELATES TO A BROAD-BASED COMMODITY INDEX FOR A SHORT PERIOD. BECAUSE THERE ARE NO ACTUAL PERFORMANCE RESULTS OF THE MANAGING OWNER THAT ARE COMPARABLE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF ANNUAL PERCENTAGE CHANGE IN THE INDICES

WITH CERTAIN GENERAL MARKET INDICES REPRESENTING BONDS AND STOCKS

(MARCH 12, 1993 – DECEMBER 31, 2014)*

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE

AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of the Index-TR, EFFAS US Treasuries and S&P 500 TR are indices and do not reflect actual trading.

Each of these indices are calculated on a total return basis and does not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN DECEMBER 2005, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD MARCH 1993 THROUGH NOVEMBER 2005, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX CURRENCIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE NO EXPERIENCE MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND HAVE ONLY MANAGED AN EXCHANGE-TRADED FUND THAT RELATES TO A BROAD-BASED COMMODITY INDEX FOR A SHORT PERIOD. BECAUSE THERE ARE NO ACTUAL PERFORMANCE RESULTS OF THE MANAGING OWNER THAT ARE COMPARABLE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

NOTES AND LEGENDS:

1. “High” reflects the highest closing level of the Index during the applicable year.

2. “Low” reflects the lowest closing level of the Index during the applicable year.

3. “Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.

4. Closing levels as of inception on March 12, 1993.

5. Closing levels as of December 31, 2014.

6. “INDEX-TR” is Deutsche Bank G10 Currency Future Harvest Index® — Total Return. The Deutsche Bank G10 Currency Future Harvest Index® is calculated on both an excess return basis and total return. The Index-TR calculation is funded and reflects the change in market value of both the underlying index currencies and the interest income from a hypothetical basket of fixed income securities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank Securities Inc. Deutsche Bank G10 Currency Future Harvest Index® is a registered trademark of Deutsche Bank AG. All rights reserved.

7. If the Fund’s interest income from its holdings of fixed income securities were to exceed the Fund’s fees and expenses, the total return on an investment in the Fund is expected to outperform the INDEX-ER (as such term is defined in the following footnote) and underperform the INDEX-TR. The only difference between the INDEX-ER and the INDEX-TR is that the INDEX-ER does not include interest income from a hypothetical basket of fixed income securities while the INDEX-TR does include such a component. The difference between the INDEX-ER and the INDEX-TR is attributable entirely to the hypothetical interest income from this hypothetical basket of fixed income securities. If the Fund’s interest income from its holdings of fixed-income securities exceeds the Fund’s fees and expenses, the amount of such excess is expected to be distributed periodically. The market price of the Shares is expected closely to track the INDEX-ER. The total return on an investment in the Fund over any period is the sum of the capital appreciation or depreciation of the Shares over the period, plus the amount of any distributions during the period. Consequently, the Fund’s total return is expected to outperform the INDEX-ER by the amount of the excess, if any, of its interest income over its fees and expenses but, as a result of the Fund’s fees and expenses, the total return on the Fund is expected to underperform the INDEX-TR. If the Fund’s fees and expenses were to exceed the Fund’s interest income from its holdings of fixed income securities, the total return on an investment in the Fund is expected to underperform the INDEX-ER.

8. “INDEX-ER” is the Deutsche Bank G10 Currency Future Harvest Index® — Excess Return. The excess return calculation is unfunded and reflects the change in market value of the underlying index currencies.

9. “DXY” is U.S. Dollar Index®. The U.S. Dollar Index® provides a general indication of the international value of the USD by averaging the exchange rates between the USD and the following six major world currencies: Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. U.S. Dollar Index® is a registered service mark of ICE Futures U.S.

10. “EFFAS US Treasuries” is Bloomberg/EFFAS Index of U.S. Treasuries. The Bloomberg/EFFAS indices are designed as transparent benchmarks for government bond markets. Indices are grouped by country and maturity sectors. Bloomberg computes daily values and index characteristics for each sector. The Bloomberg/EFFAS Index of U.S. Treasuries includes treasuries with more than one year prior to maturity and is representative of the bond market.

11. “S&P 500 TR” is the Standard & Poor’s index calculated on a total return basis. Widely regarded as the benchmark gauge of the U.S. equities market, this index includes a representative sample of 500 leading companies in leading industries of the U.S. economy. Although the S&P 500 focuses on the large cap segment of the market, with over 80% coverage of U.S. equities, it also serves as a proxy for the total market. The total return calculation provides investors with a price plus gross cash dividend return. Gross cash dividends are applied on the ex date of the dividend.

12. “DBLCI” is the Deutsche Bank Liquid Commodity Index — Total Return™. This Index is intended to reflect the change in market value of the following commodities: Light, Sweet Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat. The notional amounts of each index commodity included in this index are broadly in proportion to historical levels of the world’s production and stocks of the index commodities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank Securities Inc.

13. “Annualized Changes to Index Level” reflects the change to the level of the applicable index on an annual basis as of December 31 of each applicable year.

14. “Average rolling 3-month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3-month rolling basis.

15. “Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 2.06%.

16. “Correlation of Monthly Index Levels.” Every investment asset, by definition, has a correlation coefficient of 1.0 with itself; 1.0 indicates 100% positive correlation. Two investments that always move in the opposite direction from each other have a correlation coefficient of -1.0; -1.0 indicates 100% negative correlation. Two investments that perform entirely independently of each other have a correlation coefficient of 0; 0 indicates 100% non-correlation.

* For the period from March 12, 1993 to December 31, 2014.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN DECEMBER 2005, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD MARCH 1993 THROUGH NOVEMBER 2005, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX CURRENCIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE NO EXPERIENCE MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND HAVE ONLY MANAGED AN EXCHANGE-TRADED FUND THAT RELATES TO A BROAD-BASED COMMODITY INDEX FOR A SHORT PERIOD. BECAUSE THERE ARE NO ACTUAL PERFORMANCE RESULTS OF THE MANAGING OWNER THAT ARE COMPARABLE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

PowerShares DB G10 Currency Harvest Fund (the “Fund”) is not sponsored or endorsed by Deutsche Bank AG, Deutsche Bank Securities Inc. or any subsidiary or affiliate of Deutsche Bank AG or Deutsche Bank Securities Inc. (collectively, “Deutsche Bank”). The Deutsche Bank G10 Currency Future Harvest Index® – Excess Return (the “DB Index”) is the exclusive property of Deutsche Bank Securities Inc. Neither Deutsche Bank nor any other party involved in, or related to, making or compiling the DB Index makes any representation or warranty, express or implied, concerning the DB Index, the Fund or the advisability of investing in securities generally. Neither Deutsche Bank nor any other party involved in, or related to, making or compiling the DB Index has any obligation to take the needs of Invesco PowerShares Capital Management LLC, the sponsor of the Fund, or its clients into consideration in determining, composing or calculating the DB Index. Neither Deutsche Bank nor any other party involved in, or related to, making or compiling the DB Index is responsible for or has participated in the determination of the timing of, prices at, quantities or valuation of the Fund. Neither Deutsche Bank nor any other party involved in, or related to, making or compiling the DB Index has any obligation or liability in connection with the administration or trading of the Fund.

NEITHER DEUTSCHE BANK NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX, WARRANTS OR GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DB INDEX OR ANY DATA INCLUDED THEREIN AND SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NEITHER DEUTSCHE BANK NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX, MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY INVESCO POWERSHARES CAPITAL MANAGEMENT LLC FROM THE USE OF THE DB INDEX OR ANY DATA INCLUDED THEREIN. NEITHER DEUTSCHE BANK NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX, MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DB INDEX OR ANY

DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DEUTSCHE BANK OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX HAVE ANY LIABILITY FOR DIRECT, INDIRECT, PUNITIVE, SPECIAL, CONSEQUENTIAL OR ANY OTHER DAMAGES OR LOSSES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY, THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DEUTSCHE BANK AND INVESCO POWERSHARES CAPITAL MANAGEMENT LLC.

No purchaser, seller or holder of the shares of this Fund, or any other person or entity, should use or refer to any Deutsche Bank trade name, trademark or service mark to sponsor, endorse, market or promote this Fund without first contacting Deutsche Bank to determine whether Deutsche Bank’s permission is required. Under no circumstances may any person or entity claim any affiliation with Deutsche Bank without the written permission of Deutsche Bank.

USE OF PROCEEDS

A substantial amount of proceeds of the offering of the Shares are used by the Fund to engage in the trading of exchange-traded futures on the Index Currencies with a view to tracking the changes, positive or negative, in the levels of the Index over time, less the expenses of the operations of the Fund. The Fund’s portfolio also includes United States Treasury securities and other high credit quality short-term fixed income securities for deposit with the Fund’s Commodity Broker as margin.

To the extent, if any, that the Fund trades in futures contracts on United States exchanges, the assets deposited by the Fund with its Commodity Broker as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments—principally U.S. government obligations.

To the extent, if any, that the Fund trades in futures on markets other than regulated United States futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

Although the percentages set forth below may vary substantially over time, as of the date of this Prospectus, the Fund estimates:

(i) up to approximately 10% of the net asset value of the Fund is placed in segregated accounts in the name of the Fund with the Commodity Broker (or another eligible financial institution, as applicable) in the form of cash or United States Treasury bills to margin positions of all commodities combined. Such funds are segregated pursuant to CFTC rules;

(ii) approximately 90% of the net asset value of the Fund is maintained in segregated accounts in the name of the Fund in bank deposits or United States Treasury and United States Government Agencies issues.

It is expected that the Fund will commit 10% or less of net assets to margin its futures positions in the Index Currencies.

The Managing Owner, a registered commodity pool operator and commodity trading advisor, is responsible for the cash management activities of the Fund, including investing in United States Treasury and United States Government Agencies issues.

In addition, assets of the Fund not required to margin positions may be maintained in United States bank accounts opened in the name of the Fund and may be held in United States Treasury bills (or other securities approved by the CFTC for investment of customer funds).

The Fund receives 100% of the interest income earned on its fixed income assets.

CHARGES

See “Summary—Breakeven Amounts” and “Summary—‘Breakeven Table’” for additional breakeven related information.

Management Fee

The Fund pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily net asset value of the Fund. The Management Fee is paid in consideration of the Managing Owner’s currency futures trading advisory services.

Organization and Offering Expenses

Expenses incurred in connection with organizing the Fund and the initial offering of the Shares were paid by DB Commodity Services LLC, referred to as either the Predecessor Managing Owner or DBCS. Expenses incurred in connection with the continuous offering of Shares of the Fund from commencement of the Fund’s trading operations up to the date of this Prospectus were also paid by the Predecessor Managing Owner. Expenses incurred in connection with the continuous offering of Shares of the Fund on and after the date of this Prospectus are paid by the Managing Owner. The Managing Owner expects that, as of December 31, 2014, the expenses incurred in connection with the continuous offering of Shares of the Fund may be approximately 0.28% of the Fund’s net asset value during the life of the currently effective registration statement, provided that this amount may vary substantially depending upon the costs associated with the registration of additional shares, the total assets of the Fund, and any other related continuous offering costs.

Organization and offering expenses relating to the Fund means those expenses incurred in connection with their formation, the qualification and registration of the Shares and in offering, distributing and processing the Shares under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Fund or the offering of the Shares, including, but not limited to, expenses such as:

•	initial and ongoing registration fees, filing fees and taxes;

•	costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and this Prospectus;

•	the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares;

•	travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares; and

•	accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith.

The Managing Owner will not allocate to the Fund the indirect expenses of the Managing Owner.

Prior to January 1, 2011, the Fund invested substantially all of its assets in the DB G10 Currency Harvest Fund, or the Master Fund. Upon formation of the Fund and the Master Fund in April 2006, organizational and offering costs were to be paid by the Predecessor Managing Owner subject to reimbursement by the Master Fund. As of July 12, 2006, costs incurred by the Fund amounted to $1,064,500, which were expensed in the accounts of the Master Fund and recorded as a liability to the Predecessor Managing Owner. On July 12, 2006, prior to the commencement of investment operations and consolidation of the Fund and Master Fund, the Predecessor Managing Owner determined to assume all the organization and offering costs both already incurred and to be incurred by the Predecessor Managing Owner on behalf of the Fund and Master Fund. Accordingly, the obligation of the Master Fund as of July 12, 2006 was written off.

Brokerage Commissions and Fees

The Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the Commodity Broker are expected to be less than USD 6.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract, or round-turn basis. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase. The Managing Owner does not expect brokerage commissions and fees to exceed 0.05% of the net asset value of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

Routine Operational, Administrative and Other Ordinary Expenses

The Managing Owner pays all routine operational, administrative and other ordinary expenses of the Fund generally, as determined by the Managing Owner including, but not limited to, computer services, the fees and expenses of the Trustee, license and service fees paid to DBSI as Marketing Agent and Index Sponsor, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. The Managing Owner expects that all of the routine operational, administrative and other ordinary expenses of the Fund will be approximately 0.33% per annum of the Fund’s net asset value.

Extraordinary Fees and Expenses

The Fund pays all its extraordinary fees and expenses (as defined in the Trust Declaration), if any, of the Fund generally, if any, as determined by the Managing Owner. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses will also include material expenses which are not currently anticipated obligations of the Fund or of managed futures funds in general. Routine operational, administrative and other ordinary expenses will not be deemed extraordinary expenses.

Management Fee and Expenses to be Paid First out of Interest Income

The Management Fee and the brokerage commissions and fees of the Fund are paid first out of interest income from the Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. If the interest income is not sufficient to cover the fees and expenses of the Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Fund’s fixed income securities.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. Also, the excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket will be deemed to be underwriting compensation by the Financial Industry Regulatory Authority, or FINRA, Corporate Financing Department.

WHO MAY SUBSCRIBE

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Fund and the Managing Owner (a Participant Agreement). The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator. See “Creation and Redemption of Shares” for more details.

CREATION AND REDEMPTION OF SHARES

The Fund creates and redeems Shares from time-to-time, but only in one or more Baskets. A Basket is a block of 200,000 Shares. Baskets may be created or redeemed only by Authorized Participants. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of USD 500 in connection with each order to create or redeem a Basket. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions, and (2) participants in DTC. To become an Authorized Participant, a person must enter into a Participant Agreement with the Fund and the Managing Owner. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the payment of cash required for such creations and redemptions. The Managing Owner may delegate its duties and obligations under the Participant Agreement to ALPS Distributors, the Administrator or the Transfer Agent without consent from any Shareholder or Authorized Participant. The Participant Agreement and the related procedures attached thereto may be amended by the Managing Owner without the consent of any Shareholder or Authorized Participant. To compensate the Transfer Agent for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of USD 500 per order to create or redeem Baskets. Authorized Participants who purchase Baskets from the Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the Managing Owner or the Fund, and no such person has any obligation or responsibility to the Managing Owner or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, or the Securities Act, as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker-dealer under the Exchange Act and regulated by FINRA, or exempt from being, or otherwise not be required to be, so regulated or registered, and qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets.

Persons interested in purchasing Baskets should contact the Managing Owner or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

Under the Participant Agreements, the Managing Owner has agreed to indemnify the Authorized Participants and certain parties related to the Authorized Participants against certain liabilities as a result of:

•

any breach by the Managing Owner, the Fund, or any of their respective agents or employees, of any provision of the Participant Agreement, including any representations, warranties and covenants by any of them or the Fund therein or in the Officers’ Certificate (as defined in the Participant Agreement);

•	any failure on the part of the Managing Owner to perform any obligation of the Managing Owner set forth in the Participant Agreement;
•

any failure by the Managing Owner to comply with applicable laws and regulations in connection with the Participant Agreement, except that the Managing Owner will not be required to indemnify a Managing Owner Indemnified Party (as defined in the Participant Agreement) to the extent that such failure was caused by the reasonable reliance on instructions given or representations made by one or more Managing Owner Indemnified Parties or the negligence or willful malfeasance of any Managing Owner Indemnified Party;

•

any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, of which this Prospectus is a part of, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the Registration Statement based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in the Registration Statement;

•

any untrue statement or alleged untrue statement of a material fact contained in a Prospectus or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except those statements in this Prospectus based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in such Prospectus.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Fund’s Trust Declaration and the form of Participant Agreement for more detail. The Fund’s Trust Declaration and the form of Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. For purposes of processing both creation and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed. Creation orders must be placed by 1:00 p.m., Eastern time. The day on which the Transfer Agent receives a valid creation order is the creation order date. The day on which a creation order is settled is the creation order settlement date. As provided below, the creation order settlement date may occur up to 3 business days after the creation order date. By placing a creation order, and prior to delivery of such Baskets, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the creation order.

Unless otherwise agreed to by the Managing Owner and the Authorized Participant as provided in the next sentence, Baskets are issued on the creation order settlement date as of 2:45 p.m., Eastern time, on the business day immediately following the creation order date at the applicable net asset value per Share as of the closing time of the NYSE Arca or the last to close of the exchanges on which its futures contracts are traded, whichever is later, on the creation order date, but only if the required payment has been timely received. Upon submission of a creation order, the Authorized Participant may request the Managing Owner to agree to a creation order settlement date up to 3 business days after the creation order date. By placing a creation order, and prior to receipt of the Baskets, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the creation order.

Determination of Required Payment

The total payment required to create each Basket is the net asset value of 200,000 Shares as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the creation order date.

Because orders to purchase Baskets must be placed by 1:00 p.m., Eastern time, but the total payment required to create a Basket will not be determined until 4:00 p.m., Eastern time, on the date the creation order is received, Authorized Participants will not know the total amount of the payment required to create a Basket at the time they submit the creation order for the Basket. The Fund’s net asset value and the total amount of the payment required to create a Basket could rise or fall substantially between the time a creation order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Creation Orders

The Managing Owner or the Transfer Agent may reject a creation order if:

•	The Managing Owner or the Transfer Agent determines that the creation order is not in proper form;

•	The Managing Owner believes that the acceptance or receipt of the creation order would have adverse tax consequences to the Fund or its Shareholders; or

•	Circumstances outside the control of the Managing Owner or the Transfer Agent make it, for all practical purposes, not feasible to process creations of Baskets.

The Managing Owner will not be liable for the rejection of any creation order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by 1:00 p.m., Eastern time. The day on which the Managing Owner receives a valid redemption order is the redemption order date. The day on which a redemption order is settled is the redemption order settlement date. As provided below, the redemption order settlement date may occur up to 3 business days after the redemption order date. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 200,000 and only through an Authorized Participant.

Unless otherwise agreed to by the Managing Owner and the Authorized Participant as provided in the next sentence, by placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Fund not later than the redemption order settlement date as of 2:45 p.m., Eastern time, on the business day immediately following the redemption order date. Upon submission of a redemption order, the Authorized Participant may request the Managing Owner to agree to a redemption order settlement date up to 3 business days after the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the redemption order.

Determination of Redemption Proceeds

The redemption proceeds from the Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Basket(s) requested in the Authorized Participant’s redemption order as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the redemption order date. The Managing Owner will distribute the cash redemption amount at 2:45 p.m., Eastern time, on the redemption order settlement date through DTC to the account of the Authorized Participant as recorded on DTC’s book entry system.

Delivery of Redemption Proceeds

The redemption proceeds due from the Fund are delivered to the Authorized Participant at 2:45 p.m., Eastern time, on the redemption order settlement date if, by such time, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Transfer Agent receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time-to-time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by 2:45 p.m., Eastern time, on such next business day. Any further outstanding amount of the redemption order will be cancelled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by 2:45 p.m., Eastern time, on the redemption order settlement date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the Managing Owner may determine from time-to-time.

Suspension, Postponement or Rejection of Redemption Orders

The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the redemption order settlement date (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. The Managing Owner will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Managing Owner or the Transfer Agent may reject a redemption order if the order is not in proper form as described in the Participant Agreement. The Managing Owner or the Transfer Agent will reject a redemption order if the acceptance or receipt of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of USD 500 per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Managing Owner. The Managing Owner will notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

Monthly account statements conforming to CFTC and NFA requirements are posted on the

Managing Owner’s website at http://www.invescopowershares.com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

THE COMMODITY BROKER

A variety of executing brokers executes futures transactions on behalf of the Fund. Such executing brokers give-up all such transactions to Deutsche Bank Securities Inc., a Delaware corporation, which serves as the Fund’s clearing broker, or Commodity Broker. In its capacity as clearing broker, the Commodity Broker executes and clears each of the Fund’s futures transactions and performs certain administrative services for the Fund. Deutsche Bank Securities Inc. is also registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the National Futures Association in such capacity.

At any given time and in the ordinary course of their business, Deutsche Bank Securities Inc. (“DBSI”) is involved in and subject to a number of legal actions, administrative proceedings and regulatory examinations, inquiries and investigations, which, in the aggregate, are not, as of the date of this disclosure document, expected to have a material effect upon their condition, financial or otherwise, or to materially impair their ability to perform their obligation as a clearing member or in rendering services to the Fund. Except as disclosed below, there have been no administrative, civil or criminal proceedings pending, on appeal or concluded against DBSI or its principals within the five years preceding the date of this disclosure document that DBSI would deem material for purposes of Part 4 of CFTC regulations.

Pursuant to an offer of settlement in which DBSI neither admitted nor denied the rule violations upon which the penalty is based, on February 14, 2014, the Clearing House Risk Committee found that DBSI violated CBOT Rules 970.A., 971.A.2., 971.A.3., 980.A., and 980.B. In accordance with the settlement offer, the Committee fined DBSI $900,000.

On November 27, 2012, a Business Conduct Committee of the CME Group approved settlements/

fines in the amounts of $550K and $250K to resolve three separate actions concerning DB’s allegedly inaccurate reporting of block trades on the Chicago Mercantile Exchange and Chicago Board of Trade. The settlement resolves approximately 50 alleged violations relating to approximately 30 trades from 2009-2012, including two incidents of alleged intentional misreporting and a failure to maintain accurate written or electronic records of the block trade transactions. DB neither admitted nor denied the rule violations upon which the fines are based.

Amegy Bank v. DB Alex. Brown

On March 18, 2014, a civil judgment was entered in the Middle District of Florida against DBSI, and in favor of Amegy Bank (Amegy). Amegy alleged that DBSI converted Amegy’s collateral when a DB private client, through DBSI, sold securities the client had pledged to Amegy as collateral for a loan. DBSI has filed an appeal.

Auction Rate Securities

Deutsche Bank (the “Bank”) and DBSI, including a division of DBSI, have been named as defendants in twenty-three actions asserting various claims under the federal securities laws and state common law arising out of the sale of auction rate securities (ARS). Of those twenty-three actions, three are pending and twenty have been resolved or dismissed with prejudice, including two putative class actions.

Corporate Securities Matters

DBSI regularly acts in the capacity of underwriter and sales agent for debt and equity securities of corporate issuers and are from time to time named as defendants in litigation commenced by investors relating to those securities.

DBSI, along with numerous other financial institutions, has been sued in the United States District Court for the Southern District of New York in various actions in their capacity as underwriters and sales agents for debt and equity securities issued by American International Group, Inc. (AIG) between 2006 and 2008. Subject to judicial approval, a settlement has been reached in which the underwriter defendants, including DBSI, will be released from all claims by the class and are not being asked to contribute to the settlement.

DBSI, along with numerous other financial institutions, was named as a defendant in a putative class action lawsuit pending in the United States District Court for the Southern District of New York relating to alleged misstatements and omissions in the registration statement of General Motors Company (GM) in connection with GM’s November 18, 2010 initial public offering (IPO). A motion to dismiss has been fully briefed and is pending. The underwriters, including DBSI, received a customary agreement to indemnify from GM as issuer in connection with the offerings, upon which they have notified GM that they are seeking indemnity.

Credit Default Swaps Information Market

On July 1, 2013, the European Commission (EC) issued a Statement of Objections (the SO) against the Bank, including DBSI, Markit Group Limited (Markit), ISDA, and twelve other banks alleging anti-competitive conduct under Article 101 of the Treaty on the Functioning of the European Union (TFEU) and Article 53 of the European Economic Area Agreement (the EEA Agreement). The SO sets forth preliminary conclusions of the EC that (i) attempts by two exchanges to enter the market for exchange traded unfunded credit derivatives were foreclosed by improper collective action in the period from 2006 through 2009, and (ii) the conduct of Markit, ISDA, the Bank and the twelve other banks constituted a single and continuous infringement of Article 101 TFEU and Article 53 EEA. If the EC finally concludes that infringement occurred, it may seek to impose fines and other remedial measures on the Bank, Markit, ISDA and the twelve other banks. The Bank, along with certain affiliates, including DBSI, filed a response contesting the EC’s preliminary conclusions in January 2014 and presented the key elements of its response at an oral hearing.

In addition, several putative civil actions were filed in federal court in the United States District Court for the Southern District of New York and the United States District Court for the Northern District of Illinois against the Bank, including DBSI, and numerous other CDS dealer banks. All of the complaints allege that the banks conspired to prevent the establishment of exchange traded CDS, with the effect of raising prices for over-the-counter CDS transactions, and seek to represent a class of individuals and entities located in the United States or abroad who, during a period from about October 2008 through the present, directly purchased CDS from or directly sold CDS to the defendants in the United States. All of these CDS civil litigations were consolidated for pre-trial purposes and lead plaintiffs filed a consolidated amended complaint, followed by a second amended complaint. Defendants filed a motion to dismiss the second amended consolidated complaint.

Green Mountain (Stiller)

DBSI has been named in a FINRA arbitration complaint filed by Robert Stiller, former CEO, President and Chairman of Green Mountain Coffee Roasters (GMCR) alleging that GMCR stock was wrongfully liquidated from his Margin Accounts. Stiller makes several claims including breach of contract and duty of good faith and seeks monetary damages of no less than $300 million. DBSI believes Stiller’s claims are meritless and intends to vigorously defend the litigation.

High Frequency Trading

DBSI has received requests for information from certain regulatory authorities related to high frequency trading. The Bank is cooperating with those requests. An affiliate of DBSI is also named as a defendant in putative class action complaints alleging violations of U.S. securities laws related to high frequency trading.

Insurative v. DBSI

DBSI and one of its former employees are named as defendants in a lawsuit brought by Insurative Premium Finance (Jersey) Limited (Insurative) in the United States District Court for the District of Massachusetts arising from the former employee’s alleged involvement in a fraudulent scheme involving the purchase of premium life insurance policies by clients of DBSI. Insurative alleges that it was contracted to provide the financing for the life insurance policies and that it suffered lost profits when the clients terminated the financing arrangement. This litigation has been settled. The settlement is not material to DBSI.

Interbank Offered Rates

On May 20, 2013, plaintiff Salix Capital US Inc., on their own behalf and as assignee of the

Frontpoint Funds, filed a complaint alleging that the Bank and DBSI, along with various other financial institutions, conspired to manipulate the London Interbank Offered Rate for the period from August 2007 to May 2010. The Bank and DBSI intend to move to dismiss the complaint.

MF Global Litigations

DBSI, along with numerous other securities firms and individuals, has been named as an underwriter defendant in a consolidated class action lawsuit pending in the United States District Court for the Southern District of New York relating to certain debt and equity securities issued by MF Global Holdings Ltd. The lawsuit alleges material misstatements and omissions in a registration statement and prospectuses. This litigation is in discovery.

Mortgage-Related and Asset-Backed Securities Matters

The Bank and its affiliates, including DBSI (collectively referred to in this section as Deutsche Bank), have received subpoenas and requests for information from certain regulators and government entities, including members of the Residential Mortgage-Backed Securities Working Group of the U.S. Financial Fraud Enforcement Task Force, concerning its activities regarding the origination, purchase, securitization, sale and/or trading of mortgage loans, residential mortgage-backed securities (RMBS), collateralized debt obligations, asset-backed commercial paper and credit derivatives. Deutsche Bank is cooperating fully in response to those subpoenas and requests for information.

Deutsche Bank has been named as defendant in numerous civil litigations in various roles as issuer or underwriter in RMBS offerings and other asset-backed securities. These cases include purported class action suits, actions by individual purchasers of securities, and actions by insurance companies that guaranteed payments of principal and interest for particular tranches of securities offerings. Although the allegations vary by lawsuit, these cases generally allege that the RMBS offering documents contained material misrepresentations and omissions, including with regard to the underwriting standards pursuant to which the underlying mortgage loans were issued.

Deutsche Bank is a defendant in putative class actions relating to its role, along with other financial institutions, as underwriter of RMBS issued by IndyMac MBS, Inc. (IndyMac), Novastar Mortgage Corporation (Novastar) and Residential Accredit Loans, Inc. Subject to satisfactory documentation and court approval, the underwriters, including DBSI, have reached an agreement to settle the class action relating to IndyMac. On December 18, 2013, the United States District Court for the Southern District of New York dismissed the claims against DBSI in the putative class action relating to RMBS issued by Residential Accredit Loans, Inc. The putative class action related to Novastar is in discovery.

Deutsche Bank is a defendant in various non-class action lawsuits by alleged purchasers of, and counterparties involved in transactions relating to, RMBS and other asset-backed securities, and their affiliates, including Aozora Bank, Ltd., Bayerische Landesbank, Commerzbank AG, the Federal Deposit Insurance Corporation (as conservator for Colonial Bank, Guaranty Bank, Franklin Bank S.S.B., Citizens National Bank and Strategic Capital Bank), the Federal Home Loan Bank of Boston, the Federal Home Loan Bank of San Francisco, the Federal Home Loan Bank of Seattle, John Hancock Insurance Company, Knights of Columbus, Landesbank Baden-Württemberg, Mass Mutual Life Insurance Company, Phoenix Light SF Limited (as purported assignee of claims of special purpose vehicles created and/or managed by WestLB AG), Royal Park Investments (as purported assignee of claims of special-purpose vehicle created to acquire certain assets of Fortis Bank), Sealink Funding Ltd. (as purported assignee of claims of special purpose vehicles created and/or managed by Sachsen Landesbank and its subsidiaries), Texas County & District Retirement System, The Charles Schwab Corporation, Triaxx Prime CDO 2006-1 Ltd., Triaxx Prime CDO 2006-1 LLC, Triaxx Prime CDO 2006-2 Ltd., Triaxx Prime CDO 2006-2 LLC, Triaxx Prime CDO 2007-1 Ltd. and Triaxx Prime CDO 2007-1 LLC.

In the actions against Deutsche Bank solely as an underwriter of other issuers’ RMBS offerings, Deutsche Bank has contractual rights to indemnification from the issuers, but those indemnity rights may in whole or in part prove effectively unenforceable where the issuers are now or may in the future be in bankruptcy or otherwise defunct.

DBSI has entered into agreements with certain entities that have threatened to assert claims against DBSI in connection with various RMBS offerings and other related products to toll the relevant statute of limitations. It is possible that these potential claims may have a material impact on DBSI. In addition, DBSI has entered into settlement agreements with some of these entities, the financial terms of which are confidential and not material to DBSI.

Tax-Related Litigation

The Bank, along with certain affiliates, including DBSI, and current and/or former employees (collectively referred to in this section as Deutsche Bank), have collectively been named as defendants in a number of legal proceedings brought by customers in various tax-oriented transactions. Deutsche Bank provided financial products and services to these customers, who were advised by various accounting, legal and financial advisory professionals. The customers claimed tax benefits as a result of these transactions, and the United States Internal Revenue Service (IRS) has rejected those claims. In these legal proceedings, the customers allege that the professional advisors, together with Deutsche Bank, improperly misled the customers into believing that the claimed tax benefits would be upheld by the IRS. The legal proceedings are pending in state and federal courts, and claims against Deutsche Bank are alleged under both U.S. state and federal law. Numerous legal proceedings have been resolved and dismissed with prejudice with respect to Deutsche Bank. A number of other legal proceedings have been filed and remain pending against Deutsche Bank and are currently at various pre-trial stages, including discovery. Deutsche Bank has received and resolved a number of unfiled claims as well. The Bank does not expect these pending legal proceedings to have a significant effect on its financial position or profitability.

Trust Preferred Securities

The Bank and certain of its affiliates and officers, including DBSI, are the subject of a consolidated putative class action, filed in the United States District Court for the Southern District of New York, asserting claims under the federal securities laws on behalf of persons who purchased certain trust preferred securities issued by Deutsche

Bank and its affiliates between October 2006 and May 2008. Claims are asserted under sections 11, 12(a)(2), and 15 of the Securities Act of 1933. The court dismissed the second amended complaint with prejudice, which dismissal was affirmed by the United States Court of Appeals for the Second Circuit. Plaintiffs have requested a re-hearing before the Second Circuit.

Additional or replacement Commodity Brokers may be appointed in respect of the Fund in the future.

CONFLICTS OF INTEREST

General

The Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Fund.

Prospective investors should be aware that the Managing Owner presently intends to assert that Shareholders have, by subscribing for Shares of the Fund, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Managing Owner to investors.

The Managing Owner

The Managing Owner has a conflict of interest in allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, certain of the professional staff of the Managing Owner may also service other affiliates of the Managing Owner and their respective clients. The Managing Owner may, from time-to-time, have conflicting demands in respect of its obligations to the Fund and to other commodity pools and accounts. It is possible that current or future pools that the Managing Owner may become involved with may generate larger fees, resulting in increased payments to employees. Although the Managing Owner and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Fund, the Managing Owner intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the business and affairs of the Fund consistent with its or their respective fiduciary duties to the Fund and others.

There is an absence of arm’s length negotiation with respect to some of the terms of this offering, and there has been no independent due diligence conducted with respect to this offering.

The Commodity Broker

Shareholders should understand that the Commodity Broker receives a round-turn brokerage fee from the Fund for serving as the Fund’s commodity broker. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

The Commodity Broker may act from time-to-time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Commodity Broker from such accounts may be more or less than the compensation received for brokerage services provided to the Fund. Customers of the Commodity Broker who maintain commodity trading accounts may pay commissions at negotiated rates which are greater or less than the rate paid by the Fund. In addition, various accounts traded through the Commodity Broker (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Fund or may compete with the Fund for the same positions. The Commodity Broker may have a conflict of interest in its execution of trades for the Fund and for other customers. The Managing Owner will, however, not retain any commodity broker for the Fund which the Managing Owner has reason to believe would knowingly or deliberately favor any other customer over the Fund with respect to the execution of commodity trades.

The Commodity Broker will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the Commodity Broker has fewer resources to allocate to the Fund’s accounts due to the existence of such other clients.

Certain officers or employees of the Commodity Broker may be members of United States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Fund.

The Index Sponsor and the Marketing Agent

Deutsche Bank Securities Inc., which serves as the Fund’s Commodity Broker, also serves as the Index Sponsor and Marketing Agent.

Deutsche Bank Securities Inc., in its capacity as the Fund’s Index Sponsor and Marketing Agent, has a conflict of interest in allocating its own limited resources among different clients and potential future business ventures. Additionally, certain of the professional staff of Deutsche Bank Securities Inc. may also service other affiliates of Deutsche Bank Securities Inc. and their respective clients. Deutsche Bank Securities Inc., in its capacity as the Fund’s Index Sponsor and Marketing Agent may, from time-to-time, have conflicting demands in respect of its obligations to the Fund and to other clients. It is possible that current or future pools that Deutsche Bank Securities Inc. may become involved with in its capacity as the Fund’s Index Sponsor and Marketing Agent may generate larger fees, resulting in possibly increased payments to employees.

Proprietary Trading/Other Clients

The Managing Owner does not trade for its own account.

Because the principals of the Managing Owner may trade for their own personal trading accounts (subject to certain internal Invesco Ltd. employee trading policies and procedures) at the same time that they are managing the account of the Fund, prospective investors should be aware that the activities of the principals of the Managing Owner, subject to their fiduciary duties, may, from time-to-time, result in taking positions in their personal trading accounts which are opposite of the positions taken for the Fund. Records of the Managing Owner principals’ personal trading accounts will not be available for inspection by Shareholders.

The Commodity Broker and its affiliates may trade in the commodity and foreign exchange markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Fund, may trade ahead of the Fund, or may compete with the Fund for positions in the marketplace. Additionally, the Commodity Broker and its affiliates may give preferential treatment to the accounts of their other clients. Such trading may create conflicts of interest in respect of their obligations to the Fund. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders.

Because the Commodity Broker principals may trade for their own personal trading accounts (subject to certain internal Deutsche Bank trading policies and procedures with respect to both the Commodity Broker and its principals) at the same time that the Managing Owner is managing the account of the Fund, prospective investors should be aware that such persons may from time-to-time take positions in their proprietary accounts which are opposite of the positions taken for the Fund. Records of the Commodity Broker principals’ personal trading accounts will not be available for inspection by Shareholders.

DESCRIPTION OF THE SHARES; CERTAIN MATERIAL TERMS OF THE TRUST DECLARATION

The following summary describes in brief the Shares and certain aspects of the operation of the Fund and the respective responsibilities of the Trustee and the Managing Owner concerning the Fund and the material terms of the Trust Declaration. Prospective investors should carefully review the Form of Trust Declaration which is incorporated by reference into this Prospectus and consult with their own advisers concerning the implications to such prospective subscribers of investing in a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Declaration.

Description of the Shares

The Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The Shares are listed on the NYSE Arca under the symbol “DBV.”

The Shares may be purchased from the Fund or redeemed on a continuous basis, but only by Authorized Participants and only in blocks of 200,000 Shares, or Baskets. Individual Shares may not be purchased from the Fund or redeemed. Shareholders that are not Authorized Participants may not purchase from the Fund or redeem Shares or Baskets.

Principal Office; Location of Records

The Fund is organized as a statutory trust under the Delaware Statutory Trust Act. The Fund is managed by the Managing Owner, whose office is located at 3500 Lacey Road, Suite 700, Downers Grove, IL 60515, telephone: (800) 983-0903.

The books and records of the Fund are maintained as follows: all marketing materials are maintained at the offices of ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203, telephone number (303) 623-2577; Basket creation and redemption books and records, certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and trading and related documents received from futures commission merchants are maintained by The Bank of New York Mellon, 2 Hanson Place, Brooklyn, New York 11217, telephone number (718) 315-7500. All other books and records of the Fund (including minute books and other general corporate records, trading records and related reports and other items received from the Fund’s Commodity Brokers) are maintained at the Fund’s principal office, c/o Invesco PowerShares Capital Management LLC, 3500 Lacey Road, Suite 700, Downers Grove, IL 60515; telephone number (800) 983-0903.

The books and records of the Fund are located at the foregoing addresses, and available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of such Shares during regular business hours as provided in the Trust Declaration. The Managing Owner will maintain and preserve the books and records of the Fund for a period of not less than six years.

The Trustee

Wilmington Trust Company, a Delaware trust company, is the sole Trustee of the Fund. The Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Managing Owner. The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Fund are limited to its express obligations under the Trust Declaration.

The rights and duties of the Trustee, the Managing Owner and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Trust Declaration.

The Trustee serves as the sole trustee of the Fund in the State of Delaware. The Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Fund, the Managing Owner or the Shareholders. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Fund, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. The Trust Declaration provides that the Trustee is compensated by the Fund and is indemnified by the Fund against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund or the performance of its duties pursuant to the Trust Declaration, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.

Only the Managing Owner has signed the registration statement of which this Prospectus is a part, and only the assets of the Fund and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Declaration.

Under the Trust Declaration, the Trustee has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor does the Trustee have any liability for the acts or omissions of the Managing Owner. The Shareholders have no voice in the day-to-day management of the business and operations of the Fund, other than certain limited voting rights as set forth in the Trust Declaration. In the course of its management of the business and affairs of the Fund, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where the Managing Owner has been notified by the Shareholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Fund.

Because the Trustee has delegated substantially all of its authority over the operation of the Fund to the Managing Owner, the Trustee itself is not registered in any capacity with the CFTC.

The section “Performance of PowerShares DB G10 Currency Harvest Fund” on page 32 includes the performance of the offered pool.

The Managing Owner

Background and Principals

Invesco PowerShares Capital Management LLC, a Delaware limited liability company, is the Managing Owner of the Fund. The Managing Owner serves as both commodity pool operator and commodity trading advisor of the Fund. The Managing Owner has been registered with the CFTC as a commodity pool operator since January 1, 2013 and commodity trading advisor since October 1, 2014 and has been a member of the NFA since January 1, 2013. Its principal place of business is 3500 Lacey Road, Downers Grove, Illinois 60515, telephone number (800) 983-0903. The Managing Owner is an affiliate of Invesco Ltd. The registration of the Managing Owner with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Managing Owner or the Fund.

In its capacity as a commodity pool operator, the Managing Owner is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Managing Owner is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts.

After consideration of the exchange-traded fund, or ETF, market generally and its goals specifically, DB Commodity Services LLC, referred to as either DBCS or the Predecessor Managing Owner, made the determination that it would be in DBCS’ best interest to cease managing products in the U.S. commodities ETF space. After consideration of the ETF market generally and its goals specifically, the Managing Owner made the determination that it wanted to expand its presence in the U.S. commodities ETF space by becoming the new managing owner of the Fund. The Managing Owner also intends to launch other commodities-based ETF products in the U.S. in order to respond to developments in the market and investor preferences. The change of managing owner was effected by DBCS selling and transferring to the Managing Owner the general units of the Fund owned by DBCS, and by the substitution of the Managing Owner for DBCS as managing owner of the Fund, which became effective as of the date of this Prospectus.

Principals

The following principals serve in the below capacities on behalf of the Managing Owner:

Name	Capacity
Andrew Schlossberg	Managing Director

Peter Hubbard	Vice President and Director of Portfolio Management

David Warren	Chief Administrative Officer

Daniel Draper	Managing Director

Roderick Ellis	Chief Financial Officer

Steven Hill	Head of Global ETF Administration of the Managing Owner and Principal Financial Officer of the Fund

Deanna Marotz	Chief Compliance Officer

John Zerr	General Counsel

Invesco North American Holdings Inc. is also a principal of the Managing Owner.

The Managing Owner is managed by a Board of Managers. The Board of Managers is comprised of Messrs. Draper, Warren and Zerr.

The Managing Owner has designated Mr. Hubbard as the trading principal of the Fund.

Andrew Schlossberg (40) has been Principal Executive Officer of the Managing Owner since January 2010, where he has general oversight responsibilities for all of the Managing Owner’s business. Mr. Schlossberg has also been Managing Director, Head of US Distribution for Invesco Distributors, Inc., or IDI, since June 2012, where he has been responsible for Sales, Client Service, Product Management, and Marketing for services provided to Invesco Ltd.’s US businesses, including the Managing Owner. IDI is a registered broker-dealer and is the US distributor for Invesco Ltd.’s retail products and collective trust funds. Invesco Ltd. is a global investment management company affiliated with the Managing Owner. In these capacities, Mr. Schlossberg also is responsible for overseeing the operations of various investment funds sponsored by Invesco Ltd. or its affiliates, or

Invesco Funds. He earned an MBA from the Kellogg School of Management at Northwestern University and a B.S. degree at Northwestern University and a B.S. degree in Finance and International Business from the University of Delaware. Mr. Schlossberg was listed as a principal of the Managing Owner on December 4, 2012.

Peter Hubbard (34) joined the Managing Owner in May 2005 as a portfolio manager and has been Vice President, Director of Portfolio Management since September 2012. In his role, Mr. Hubbard manages a team of 12 portfolio managers. His responsibilities include facilitating all portfolio management processes associated with more than 150 equity and fixed income Invesco Funds listed in the United States, Canada and Europe. He is a graduate of Wheaton College with a B.A. degree in Business & Economics. Mr. Hubbard was listed as a principal and registered as an associated person of the Managing Owner on November 15, 2012 and January 1, 2013, respectively.

David Warren (56) is Chief Administrative Officer, Americas, for Invesco Ltd., a global investment management company affiliated with the Managing Owner. He was appointed to this position in January 2007, and has also held the roles of Director, Executive Vice President and Chief Financial Officer of Invesco Canada Ltd., a Canadian investment management subsidiary of Invesco Ltd., since January 2009. He has also been a Managing Director and Chief Administrative Officer of the Managing Owner since January 2010. In these capacities, Mr. Warren also is responsible for overseeing the administration of Invesco Funds. He obtained a Bachelor’s Degree in Communications from the University of Toronto and is a member of the Canadian Institute of Chartered Accountants. Mr. Warren was listed as a principal of the Managing Owner on November 21, 2012.

Daniel Draper (45) has been a Managing Director of the Managing Owner since September 2013. In this role he is responsible for the management of the Managing Owner’s exchange traded fund business with direct functional reporting responsibilities for the Managing Owner’s portfolio management, products, marketing and capital markets teams. In such capacity, Mr. Draper also is responsible for managing the operations of the Invesco Funds. Previously, Mr. Draper was the Global Head of Exchange Traded Funds for Credit

Suisse Asset Management, or Credit Suisse, based in London from March 2010 until June 2013, followed by a three month non-compete period pursuant to his employment terms with Credit Suisse. Credit Suisse is an asset management business of Credit Suisse Group, a financial services company. From January 2007 to March 2010, he was the Global Head of Exchange Traded Funds for Lyxor Asset Management in London, an investment management business unit of Societe Generale Corporate & Investment Banking. Mr. Draper was previously registered as a Significant Influence Functions (SIF) person with the UK’s Financial Conduct Authority. He withdrew this status on June 30, 2013 when he left Credit Suisse. Mr. Draper received his MBA from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill and his BA from the College of William and Mary in Virginia. Mr. Draper is currently registered with FINRA and holds the Series 7, 24 and 63 registrations. Mr. Draper was listed as a principal of the Managing Owner on December 16, 2013.

Roderick Ellis (47) has been a Chief Accounting Officer for Invesco Ltd. since April 2011. In this role, he is responsible for all aspects of Corporate Accounting including group financial reporting, internal controls and group accounting policies. Mr. Ellis is also responsible for group insurance matters. Previously, Mr. Ellis was Global Director of Financial Planning and Analysis, and Treasurer since May 2007. Mr. Ellis earned a B.A. (with honors) in Economics and Social History from the University of Sheffield, UK, in 1988. He is a member of the Institute of Chartered Accountants in England and Wales. Mr. Ellis was listed as a principal of the Managing Owner on November 30, 2012.

Steven Hill (51) has been Head of Global ETF Administration for the Managing Owner since December 2012, and was Head of Global ETF Operations from September 2011 to December 2012. As Head of Global ETF Administration, he has financial and administrative oversight responsibilities for, and serves as Principal Financial Officer of, Invesco Funds, including the Fund. As Head of Global ETF Operations he had management responsibilities with regard to the general operations of the Managing Owner. From October 2010 to August 2011, he was Senior Managing Director and Chief Financial Officer of Destra Capital Management LLC and its subsidiaries, or Destra, an asset management firm, and was responsible for managing financial and administrative activities as well as financial reporting for Destra and investment funds sponsored by Destra. Previously, he was Senior Managing Director of Claymore Securities, Inc., or Claymore, from December 2003 to October 2010, and was responsible for managing financial and administrative oversight for investment funds sponsored by Claymore. Claymore, now known as Guggenheim Funds Distributors, Inc., is a registered broker-dealer that distributes investment funds. Mr. Hill earned a BS in Accounting from North Central College, Naperville, IL. Mr. Hill is expected to become listed as a principal of the Managing Owner upon final approval of the NFA.

Deanna Marotz (49) has been Chief Compliance Officer of the Managing Owner since March 31, 2008. In her role as Chief Compliance Officer she is responsible for all aspects of regulatory compliance for the Managing Owner. She is a registered representative of IDI. Ms. Marotz earned a B.S. degree from Eastern Illinois University. Ms. Marotz was listed as a principal of the Managing Owner on November 15, 2012.

John Zerr (52) has been a Managing Director of the Managing Owner since September 2006. Mr. Zerr is also Managing Director and General Counsel – US Retail of Invesco Management Group, Inc., a registered investment adviser affiliated with the Managing Owner, since March 2006, where he is responsible for overseeing the US Retail Legal Department for Invesco Ltd. and its affiliated companies. Mr. Zerr has also been a Senior Vice President and Secretary of IDI since March 2006 and June 2006, respectively. He also served as a Director of that entity until February 2010. Mr. Zerr has served as Senior Vice President of Invesco Advisers since December 2009. Mr. Zerr serves as a Director, Vice President and Secretary of Invesco Investment Services, Inc., a registered transfer agency since May 2007. Mr. Zerr has served as Director, Senior Vice President, General Counsel and Secretary of a number of other Invesco Ltd. wholly-owned subsidiaries which service or serviced portions of Invesco Ltd.’s US Retail business since May 2007 and since June 2010 with respect to certain Van Kampen entities engaged in the asset management business that were acquired by Invesco Ltd. from Morgan Stanley. In each of the foregoing positions Mr. Zerr is responsible for overseeing legal operations. In such capacity, Mr. Zerr also is responsible for overseeing the legal activities of the Invesco Funds. Mr. Zerr earned a BA degree in economics from Ursinus College. He graduated cum laude with a J.D. from Temple University School of Law. Mr. Zerr was listed as a principal of the Managing Owner on December 6, 2012.

Invesco North American Holdings Inc, which is a wholly owned, indirect subsidiary of Invesco Ltd., has been a principal of the Managing Owner since October, 2006.

Fiduciary and Regulatory Duties of the Managing Owner

As managing owner of the Fund, the Managing Owner effectively is subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. The Trust Declaration is filed as an exhibit to the registration statement of which this Prospectus is a part. The general fiduciary duties which would otherwise be imposed on the Managing Owner (which would make the operation of the Fund as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Fund, as set forth herein and in the Trust Declaration (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Declaration provides that the Covered Persons (which means the Managing Owner and its affiliates), will have no liability to the Fund or to any Shareholder, or other Covered Person or other person, for any loss suffered by the Fund arising out of any action or inaction of the Covered Person if the Covered Person, in good faith, determined that such course of conduct was in the best interests of the Fund and such course of conduct did not constitute gross negligence or willful misconduct by the Covered Person.

Each Covered Person will be indemnified by the Fund to the fullest extent permitted by law against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by it in connection with its activities for the Fund, except with respect to any matter as to which such Covered Person will have been finally adjudicated in any action, suit, or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interest of the Fund and except that no Covered Person will be indemnified against any liability to the Fund or to the limited owners by reason of willful misconduct or gross negligence of such Covered Person. Any such indemnification will only be recoverable from the Fund. The source of payments made in respect of indemnification under the Trust Agreement will be the assets of the Fund.

Under Delaware law, a beneficial owner of a business trust (such as a Shareholder of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages from a managing owner of such business trust for violations of fiduciary duties, or on behalf of a business trust (a “derivative action”) to recover damages from a third party where a managing owner has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission (“SEC”). Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from a managing owner where the losses result from a violation by the Managing Owner of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, Shareholders also have the right to institute a reparations proceeding before the CFTC against the Managing Owner (a registered commodity pool operator and commodity trading advisor), the Commodity Broker (registered futures commission merchant), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act, as amended. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

There are substantial and inherent conflicts of interest in the structure of the Fund which are, on their face, inconsistent with the Managing Owner’s fiduciary duties. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Shareholders these conflicts of interest so that the Managing Owner may have the opportunity to obtain investors’ informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described under “Conflicts of Interest” and elsewhere should not invest in the Fund. The Managing Owner currently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest.

The foregoing summary describing in general terms the remedies available to Shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Fund

As of the date of this Prospectus, the Managing Owner and the principals of the Managing Owner own less than 1% of the Shares of the Fund.

Management; Voting by Shareholders; Negative Consent

The Shareholders take no part in the management or control, and have no voice in the operations or the business of the Fund. Shareholders, may, however, remove and replace the Managing Owner as the managing owner of the Fund, and may amend the Trust Declaration, except in certain limited respects, by the affirmative vote of a majority of the outstanding Shares then owned by Shareholders (as opposed to by the Managing Owner and its affiliates). The owners of a majority of the outstanding Shares then owned by Shareholders may also compel dissolution of the Fund. The owners of 10% of the outstanding Shares then owned by Shareholders have the right to bring a matter before a vote of the Shareholders. The Managing Owner has no power under the Trust Declaration to restrict any of the Shareholders’ voting rights. Any Shares purchased by the Managing Owner or its affiliates, as well as the Managing Owner’s general interests in the Fund are non-voting.

Any action required or permitted to be taken by Shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken. The written consents will be treated for all purposes as votes at a meeting. If the vote or consent of any Shareholder to any action of the Fund or any Shareholder, as contemplated by the Trust Declaration, is solicited by the Managing Owner, the solicitation will be effected by notice to each Shareholder given in the manner provided by the Trust Declaration.

The Trust Declaration permits the approval of actions through the negative consent of Shareholders. As provided by Section 11.3 of the Trust Declaration, the vote or consent of each Shareholder so solicited will be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Shareholder, unless the Shareholder expresses written objection to the vote or consent by notice given in the manner provided in the Trust Declaration and actually received by the Fund within twenty (20) days after the notice of solicitation is effected. Because Section 11.3 of the Trust Declaration provides for negative consent (e.g., that Shareholders are deemed to have consented unless they timely object), your consent will be deemed conclusively to have been granted with respect to any matter for which the Managing Owner may solicit your consent unless you express written objection in the manner required by the Trust Declaration and your written objection is actually received by the Trust within twenty (20) days after the notice of solicitation is effected. This means that not responding to the vote or consent solicitation would have the same effect as responding with your affirmative written consent. For example, in the context of a consent solicitation to change the managing owner or any other action, your lack of a response will have the same effect as if you had provided your affirmative written consent for the proposed action.

The Managing Owner and all persons dealing with the Fund will be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to the negative consent provision and will be fully indemnified by the Fund in so doing. Any action taken or omitted in reliance on this deemed vote or consent of one or more Shareholders will not be void or voidable by reason of timely communication made by or on behalf of all or any of these Shareholders in any manner other than as expressly provided in the Trust Declaration.

The Managing Owner has the right unilaterally to amend the Trust Declaration provided that any such amendment is for the benefit of and not adverse to the Shareholders or the Trustee and also in certain unusual circumstances—for example, if doing so is necessary to comply with certain regulatory requirements.

Recognition of the Fund in Certain States

A number of states do not have “business trust” statutes such as that under which the Fund has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Shareholders against any loss of limited liability, the Trust Declaration provides that no written obligation may be undertaken by the Fund unless such obligation is explicitly limited so as not to be enforceable against any Shareholder personally. Furthermore, the Fund itself indemnifies all its Shareholders against any liability that such Shareholders might incur in addition to that of a beneficial owner.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Declaration. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders agree in the Trust Declaration that they will indemnify the Fund for any harm suffered by it as a result of

•	Shareholders’ actions unrelated to the business of the Fund, or

•	taxes separately imposed on the Fund by any state, local or foreign taxing authority.

The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders indemnifying the Fund for taxes imposed upon it by a state, local or foreign taxing authority, which is included only as a formality due to the fact that many states do not have business trust statutes so that the tax status of the Fund in such states might, theoretically, be challenged—although the Managing Owner is unaware of any instance in which this has actually occurred) are commonplace in statutory trusts and limited partnerships.

Shares Freely Transferable

The Shares trade on the NYSE Arca and provide institutional and retail investors with direct access to the Fund. The Fund trades with a view to tracking the Index over time, less expenses. The Fund’s Shares may be bought and sold on the NYSE Arca like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Fund’s Trust Declaration, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (DTC Participants), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements are posted on the Managing Owner’s website at http://www.invescopowershares.com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by applicable regulatory authorities.

The Managing Owner will notify Shareholders of any change in the fees paid by the Fund or of any material changes to the Fund by filing with the SEC a supplement to this Prospectus and a Form 8-K, which will be publicly available at http://www.sec.gov and at the Managing Owner’s website at http://www.invescopowershares.com. Any such notification will include a description of Shareholders’ voting rights.

Net Asset Value

Net asset value means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. In particular, net asset value includes any unrealized profit or loss on open futures contracts, and any other credit or debit accruing to the Fund but unpaid or not received by the Fund. All open futures contracts traded on a United States exchange are calculated at their then current market value, which are based upon the settlement price for that particular futures contract traded on the applicable United States exchange on the date with respect to which net asset value is being determined; provided, that if a futures contract traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the Managing Owner may value such futures contract pursuant to policies the Managing Owner has adopted, which are consistent with normal industry standards. The current market value of all open futures contracts traded on a non-United States exchange, to the extent applicable, will be based upon the settlement price for that particular futures contract traded on the applicable non-United States exchange on the date with respect to which net asset value is being determined; provided further, that if a futures contract traded on a non-United States exchange, to the extent applicable, could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the Managing Owner may value such futures contract pursuant to policies the Managing Owner has adopted, which are consistent with normal industry standards. The Managing Owner may in its discretion (and under circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of the Fund pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards. Interest earned on the Fund’s foreign exchange futures brokerage account is accrued at least monthly. The amount of any distribution will be a liability of the Fund from the day when the distribution is declared until it is paid.

Net asset value per Share is the net asset value of the Fund divided by the number of outstanding Shares.

Termination Events

The Fund will dissolve at any time upon the happening of any of the following events:

•

The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner, or an event of withdrawal unless (i) at the time there is at least one remaining managing owner and that remaining managing owner carries on the business of the Fund or (ii) within 90 days of such event of withdrawal all the remaining Shareholders agree in writing to continue the business of the Fund and to select, effective as of the date of such event, one or more successor managing owners. If the Fund is terminated as the result of an event of withdrawal and a failure of all remaining Shareholders to continue the business of the Fund and to appoint a successor managing owner as provided above within 120 days of such event of withdrawal, Shareholders holding Shares representing at least a majority (over 50%) of the net asset value (not including Shares held by the Managing Owner and its affiliates) may elect to continue the business of the Fund by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Trust Declaration. Any such election must also provide for the election of a managing owner to the reconstituted trust. If such an election is made, all Shareholders of the Fund shall be bound thereby and continue as Shareholders of the reconstituted trust.

•	The occurrence of any event which would make unlawful the continued existence of the Fund.

•

In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining managing owner whose registration or membership has not been suspended, revoked or terminated).

•	The Fund becomes insolvent or bankrupt.

•

The Shareholders holding Shares representing at least a majority (over 50%) of the net asset value (which excludes the Shares of the Managing Owner) vote to dissolve the Fund, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

•

The determination of the Managing Owner that the aggregate net assets of the Fund in relation to the operating expenses of the Fund make it unreasonable or imprudent to continue the business of the Fund, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Fund because the aggregate net asset value of the Fund as of the close of business on any business day declines below USD 10 million.

•	The Fund is required to be registered as an investment company under the Investment Company Act of 1940.

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

DISTRIBUTIONS

The Managing Owner has discretionary authority over all distributions made by the Fund. To the extent that the Fund’s actual and projected interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Fund currently does not expect to make distributions with respect to its capital gains. Depending on the Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

THE ADMINISTRATOR, CUSTODIAN AND TRANSFER AGENT

The Bank of New York Mellon is the administrator of the Fund and has entered into an Administration Agreement in connection therewith. The Bank of New York Mellon serves as custodian,

or Custodian, of the Fund and has entered into a Global Custody Agreement, or Custody Agreement, in connection therewith. The Bank of New York Mellon serves as the transfer agent, or Transfer Agent, of the Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.

The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, Brooklyn, New York 11217. The Bank of New York Mellon is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the net asset value of the Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York Mellon by calling the following number: (718) 315-7500. A copy of the Administration Agreement is available for inspection at The Bank of New York Mellon’s office identified above.

The Administrator retains certain financial books and records, including: Basket creation and redemption books and records, Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York Mellon, 2 Hanson Place, Brooklyn, New York 11217, telephone number (718) 315-7500.

A summary of the material terms of the Administration Agreement is disclosed in the “Material Contracts” section.

The Administrator’s monthly fees of up to 0.05% per annum are paid on behalf of the Fund by the Managing Owner out of the Management Fee.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator and any successor administrator must be a participant in DTC or such other securities depository as shall then be acting.

The Transfer Agent receives a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of USD 500 per order. These transaction processing fees are paid directly by the Authorized Participants and not by the Fund.

The Fund retains the services of one or more additional service providers to assist with certain tax reporting requirements of the Fund and its Shareholders.

ALPS DISTRIBUTORS, INC.

ALPS Distributors, Inc., or ALPS Distributors, assists the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, which include the following: consultation with the marketing staff of the Managing Owner and its affiliates with respect to FINRA compliance in connection with marketing efforts; review and filing of marketing materials with FINRA; and consultation with the Managing Owner and its affiliates in connection with marketing and sales strategies. Investors may contact ALPS Distributors toll-free in the U.S. at (877) 369-4617.

ALPS Distributors retains all marketing materials for the Fund, at the offices of ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577.

The Managing Owner, out of the Management Fee, pays ALPS Distributors for performing its duties on behalf of the Fund and may pay ALPS Distributors additional compensation in consideration of the performance by ALPS Distributors of additional services to the Fund. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of ALPS Distributors’ resources, which include an extensive broker database and a network of internal and external wholesalers. ALPS Distributors is affiliated with ALPS Fund Services, Inc., a Denver-based outsourcing solution for administration, compliance, fund accounting, legal, marketing, tax administration, transfer agency and shareholder services for open-end, closed-end, hedge and exchange-traded funds. ALPS Fund Services, Inc. and its affiliates provide fund administration services to funds with assets in excess of $68 billion. ALPS Distributors and its affiliates provide distribution services to funds with assets of more than $544 billion.

INDEX SPONSOR

The Managing Owner, on behalf of the Fund, has appointed Deutsche Bank Securities Inc. to serve as the index sponsor, or the Index Sponsor. The Index Sponsor calculates and publishes the daily index levels and the indicative intraday index levels. Additionally, the Index Sponsor also calculates the indicative value per Share of the Fund throughout each Business Day. The Index Sponsor may subcontract its services from time-to-time to one or more third parties

The Managing Owner pays the Index Sponsor a licensing fee and an index services fee for performing its duties. These fees constitute a portion of the routine operational, administrative and other ordinary expenses and are paid from out of the Management Fee and are not charged to or reimbursed by the Fund.

Neither the Managing Owner nor any affiliate of the Managing Owner has any rights to influence the selection of the futures contracts underlying the Index.

The Index Sponsor is not affiliated with the Fund, or the Managing Owner. The Managing Owner has entered into a license agreement with the Index Sponsor to use the Index.

The Fund is not sponsored, endorsed, sold or promoted by the Index Sponsor, and the Index Sponsor makes no representation regarding the advisability of investing in Shares of the Fund.

There is no relationship between the Index Sponsor and the Managing Owner or the Fund other than a services agreement and a license by the Index Sponsor to the Managing Owner of certain of the Index Sponsor’s trademarks and trade names, and the Index, for use by the Managing Owner or the Fund. Such trademarks, trade names and the Index have been created and developed by the Index Sponsor without regard to, and independently of, the Managing Owner and the Fund, their businesses, and/

or any prospective investor. The Fund and the Managing Owner have arranged with the Index Sponsor to license the Index for possible inclusion in funds which the Managing Owner independently intends to develop and promote. The licensing of the Index to the Managing Owner or the Fund is not an offer to purchase or sell, or a solicitation to purchase, Shares in the Fund. A determination that any portion of an investor’s portfolio should be devoted to the Fund or any other ETF product developed by the Managing Owner with reference to the Index is a determination made solely by the Managing Owner serving the investor or the investor himself, not the Index Sponsor. The Index Sponsor is not responsible for, and has not participated in the determination of, the prices and amount of Shares of the Fund or the timing of the issuance or sale of Shares of the Fund or in the determination of any financial calculations relating thereto. The Index Sponsor has no obligation or liability in connection with the administration of the Fund, or marketing of the Shares of the Fund. The Index Sponsor does not guarantee the accuracy and/or the completeness of the Index or any data included therein. The Index Sponsor shall have no liability for any errors, omissions, or interruptions therein. The Index Sponsor makes no warranty, express or implied, as to results to be obtained by the Managing Owner, the Fund or owners of Shares, or any other person or entity, from the use of the Index or any data included therein. The Index Sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Index or any data included therein, the Fund, or the Shares of the Fund. Deutsche Bank Securities Inc., which also serves as the marketing agent, has entered into a services agreement with the Managing Owner. The agreements between the Managing Owner and DBSI as Marketing Agent and Index Sponsor relate to the Managing Owner’s sponsorship not only of the Fund but of other commodity pools and exchange-traded funds. These agreements are for an initial six year term beginning February 23, 2015, with additional one-year renewal terms unless terminated.

Both the Managing Owner and DBSI have the right to terminate on notice subject to payment of a termination fee, both with respect to a given fund and with respect to all funds subject to these agreements. Each party also has the right to terminate for cause, although the Managing Owner’s ability to exercise this right is restricted to a narrow set of circumstances during the initial six-year term. Accordingly, there may be circumstances where the Managing Owner would otherwise believe cause exists to terminate DBSI but where it would have to rely on its right to terminate at will. The termination fee payable by the Managing Owner would be based on anticipated fee payments under these agreements during the remainder of the initial six-year term, and therefore could be sufficiently high as to deter the Managing Owner from exercise of these termination rights. These termination fees would also be triggered by certain other termination rights of DBSI, including in the event of a change of control of the Managing Owner or changes of law affecting the licenses or services to be provided by DBSI. As a consequence of these termination fee rights, DBSI may elect to terminate these licenses and services under certain circumstances where, were these being provided under stand-alone arrangements in respect of the Fund, it might not elect to terminate the business relationship. Termination of the agreements between DBSI and the Managing Owner could result in disruption to the affairs of the Fund, including the need to adopt new indices and engage a replacement index sponsor.

Without limiting any of the foregoing, in no event shall the Index Sponsor have any liability for any special, punitive, indirect, or consequential damages (including lost profits) resulting from the use of the Index or any data included therein, the Fund, or the Shares of the Fund, even if notified of the possibility of such damages.

The Index Sponsor shall not be liable to the Managing Owner, the Fund, or the owners of any Shares of the Fund for any loss or damage, direct or indirect, arising from (i) any inaccuracy or incompleteness in, or delays, interruptions, errors or omissions in the delivery of the Index or any data related thereto, the Index Data, or (ii) any decision made or action taken by any customer or third party in reliance upon the Index Data. The Index Sponsor does not make any warranties, express or implied, to the Managing Owner, the Fund or owners of Shares or anyone else regarding the Index Data, including without limitation, any warranties with respect to the timeliness, sequence, accuracy, completeness, currentness, merchantability, quality, or fitness for a particular purpose or any warranties as to the results to be obtained by the Managing Owner, the Fund or owners of Shares or anyone else in connection with the use of the Index Data. The Index Sponsor shall not be liable to the Managing Owner, the Fund or owners of Shares or anyone else for loss of business revenues, lost profits or any indirect, consequential, special or similar damages whatsoever, whether in contract, tort or otherwise, even if advised of the possibility of such damages.

The Managing Owner does not guarantee the accuracy and/or the completeness of the Index or any Index Data included therein, and the Managing Owner shall have no liability for any errors, omissions, or interruptions therein. The Managing Owner makes no warranty, express or implied, as to results to be obtained by the Fund, owners of the Shares of the Fund or any other person or entity from the use of the Index or any Index Data included therein. The Managing Owner makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to each Underlying Index or any Index Data included therein. Without limiting any of the foregoing, in no event shall the Managing Owner have any liability for any special, punitive, direct, indirect or consequential damages (including lost profits) arising out of matters relating to the use of the Index even if notified of the possibility of such damages.

THE MARKETING AGENT

Pursuant to the services agreement, the Managing Owner, on behalf of the Fund, has appointed Deutsche Bank Securities Inc., or the Marketing Agent, to assist the Managing Owner by providing support to educate institutional investors about the Deutsche Bank indices and to complete governmental or institutional due diligence questionnaires or requests for proposals related to the Deutsche Bank indices.

The Managing Owner pays the Marketing Agent a marketing services fee for performing its duties.

The Marketing Agent will not open or maintain customer accounts or handle orders for the Fund. The Marketing Agent has no responsibility for the performance of the Fund or the decisions made or actions taken by the Managing Owner.

“800” Number for Investors

Investors may contact the Managing Owner toll free in the U.S. at (800) 983-0903.

THE SECURITIES DEPOSITORY;

BOOK-ENTRY-ONLY SYSTEM; GLOBAL

SECURITY

DTC acts as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Managing Owner on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificates evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Fund in the global certificates are made and intended for the purpose of binding only the Fund and not the Trustee or the Managing Owner individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Managing Owner and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Trustee and the Managing Owner. Under such circumstances, the Trustee and the Managing Owner will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS

If the Managing Owner believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range, the Managing Owner may direct the Trustee to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

MATERIAL CONTRACTS

Brokerage Agreement

The Commodity Broker and the Fund entered into a brokerage agreement, or Brokerage Agreement. As a result the Commodity Broker:

•	acts as the clearing broker;

•	acts as custodian of the Fund’s assets; and

•	performs such other services for the Fund as the Managing Owner may from time-to-time request.

As clearing broker for the Fund, the Commodity Broker receives orders for trades from the Managing Owner.

Confirmations of all executed trades are given to the Fund by the Commodity Broker. The Brokerage Agreement incorporates the Commodity Broker’s standard customer agreements and related documents, which generally include provisions that:

•	all funds, futures and open or cash positions carried for the Fund are held as security for the Fund’s obligations to the Commodity Broker;

•	the margins required to initiate or maintain open positions are from time-to-time established by the Commodity Broker and may exceed exchange minimum levels; and

•	the Commodity Broker may close out positions, purchase futures or cancel orders at any time it deems necessary for its protection, without the consent of the Fund.

As custodian of the Fund’s assets, the Commodity Broker is responsible, among other things, for providing periodic accountings of all dealings and actions taken by the Fund during the reporting period,

together with an accounting of all securities, cash or other indebtedness or obligations held by it or its nominees for or on behalf of the Fund.

Administrative functions provided by the Commodity Broker to the Fund include, but are not limited to, preparing and transmitting daily confirmations of transactions and monthly statements of account, calculating equity balances and margin requirements.

As long as the Brokerage Agreement between the Commodity Broker and the Fund is in effect, the Commodity Broker will not charge the Fund a fee for any of the services it has agreed to perform, except for the agreed-upon brokerage fee.

The Brokerage Agreement is not exclusive and runs for successive one-year terms to be renewed automatically each year unless terminated. The Brokerage Agreement is terminable by the Fund or the Commodity Broker without penalty upon thirty (30) days’ prior written notice (unless where certain events of default occur or there is a material adverse change to the Fund’s financial position, in which case only prior written notice is required to terminate the Brokerage Agreement).

The Brokerage Agreement provides that neither the Commodity Broker nor any of its managing directors, officers, employees or affiliates will be liable for any costs, losses, penalties, fines, taxes and damages sustained or incurred by the Fund other than as a result of the Commodity Broker’s gross negligence or reckless or intentional misconduct or breach of such agreement.

Administration Agreement

Pursuant to the Administration Agreement between the Fund and the Administrator, the Administrator performs or supervises the performance of services necessary for the operation and administration of the Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services.

The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement upon 30 days’ prior written notice if the Fund has materially failed to perform its obligations under the Administration Agreement or upon the termination of the Global Custody Agreement.

The Administrator is both exculpated and indemnified under the Administration Agreement.

Except as otherwise provided in the Administration Agreement, the Administrator will not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) incurred by the Fund, except those costs, expenses, damages, liabilities or claims arising out of the Administrator’s own gross negligence or willful misconduct. In no event will the Administrator be liable to the Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with the Administration Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The Administrator will not be liable for any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, resulting from, arising out of, or in connection with its performance under the Administration Agreement, including its actions or omissions, the incompleteness or inaccuracy of any Proper Instructions (as defined therein), or for delays caused by circumstances beyond the Administrator’s control, unless such loss, damage or expense arises out of the gross negligence or willful misconduct of the Administrator.

The Fund will indemnify and hold harmless the Administrator from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by the Fund), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against the Administrator by reason of or as a result of any action taken or omitted to be taken by the Administrator in good faith under the Administration Agreement or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the registration statement or Prospectus, (iii) any Proper Instructions, or (iv) any opinion of legal counsel for the Fund, or arising out of transactions or other activities of the Fund which occurred prior to the commencement of the Administration Agreement; provided, that the Fund will not indemnify the Administrator for costs, expenses, damages, liabilities or claims for which the Administrator is liable under the preceding paragraph. This indemnity will be a continuing obligation of the Fund, its successors and assigns, notwithstanding the termination of the Administration Agreement. Without limiting the generality of the foregoing, the Fund will indemnify the Administrator against and save the Administrator harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following: (i) errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Administrator by any third party described above or by or on behalf of the Fund; (ii) action or inaction taken or omitted to be taken by the Administrator pursuant to Proper Instructions of the Fund or otherwise without gross negligence or willful misconduct; (iii) any action taken or omitted to be taken by the Administrator in good faith in accordance with the advice or opinion of counsel for the Fund or its own counsel; (iv) any improper use by the Fund or its agents, distributor or investment advisor of any valuations or computations supplied by the Administrator pursuant to the Administration Agreement; (v) the method of valuation and the method of computing net asset value; or (vi) any valuations or net asset value provided by the Fund.

Actions taken or omitted in reliance on Proper Instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument believed by the Administrator to be genuine or bearing the signature of a person or persons believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for the Fund or its own counsel, will be conclusively presumed to have been taken or omitted in good faith.

Notwithstanding any other provision contained in the Administration Agreement, the Administrator will have no duty or obligation with respect to, including, without limitation, any duty or obligation to determine, or advise or notify the Fund of: (a) the taxable nature of any distribution or amount received or deemed received by, or payable to the Fund; (b) the taxable nature or effect on the Fund or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (c) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid by the Fund to its shareholders; or (d) the effect under any federal, state, or foreign income tax laws of the Fund making or not making any distribution or dividend payment, or any election with respect thereto.

Global Custody Agreement

The Bank of New York Mellon serves as the Fund’s custodian, or Custodian. Pursuant to the Global Custody Agreement between the Fund and the Custodian, or Custody Agreement, the Custodian serves as custodian of all the Fund’s securities and cash at any time delivered to Custodian during the term of the Custody Agreement and has authorized the Custodian to hold its securities in registered form in its name or the name of its nominees. The Custodian has established and will maintain one or more securities accounts and cash accounts pursuant to the Custody Agreement. The Custodian will maintain books and records segregating the assets.

Either party may terminate the Custody Agreement by giving to the other party a notice in writing specifying the date of such termination, which will be not less than ninety (90) days after the date of such notice. Upon termination thereof, the Fund will pay to the Custodian such compensation as may be due to the Custodian, and will likewise reimburse the Custodian for other amounts payable or reimbursable to the Custodian thereunder. The Custodian will follow such reasonable oral or written instructions concerning the transfer of custody of records, securities and other items as the Fund gives; provided, that (a) the Custodian will have no liability for shipping and insurance costs associated therewith, and (b) full payment will have been made to the Custodian of its compensation, costs, expenses and other amounts to which it is entitled thereunder. If any securities or cash remain in any account, the Custodian may deliver to the Fund such securities and cash. Except as otherwise provided herein, all obligations of the parties to each other hereunder will cease upon termination of the Custody Agreement.

The Custodian is both exculpated and indemnified under the Custody Agreement.

Except as otherwise expressly provided in the Custody Agreement, the Custodian will not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, or losses, incurred by or asserted against the Fund, except those losses arising out of the gross negligence or willful misconduct of the Custodian. The Custodian will have no liability whatsoever for the action or inaction of any depository. Subject to the Custodian’s delegation of its duties to its affiliates, the Custodian’s responsibility with respect to any securities or cash held by a subcustodian is limited to the failure on the part of the Custodian to exercise reasonable care in the selection or retention of such subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any losses incurred by the Fund as a result of the acts or the failure to act by any subcustodian (other than an affiliate of the Custodian), the Custodian will take appropriate action to recover such losses from such subcustodian; and the Custodian’s sole responsibility and liability to the Fund will be limited to amounts so received from such subcustodian (exclusive of costs and expenses incurred by the Custodian). In no event will the Custodian be liable to the Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with the Custody Agreement.

The Fund will indemnify the Custodian and each subcustodian for the amount of any tax that the Custodian, any such subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Fund (including any payment of tax required by reason of an earlier failure to withhold). The Custodian will, or will instruct the applicable subcustodian or other withholding agent to, withhold the amount of any tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any security and any proceeds or income from the sale, loan or other transfer of any security. In the event that the Custodian or any subcustodian is required under applicable law to pay any tax on behalf of the Fund, the Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such tax and to use such cash, or to remit such cash to the appropriate subcustodian, for the timely payment of such tax in the manner required by applicable law.

The Fund will indemnify the Custodian and hold the Custodian harmless from and against any and all losses sustained or incurred by or asserted against the Custodian by reason of or as a result of any action or inaction, or arising out of the Custodian’s performance under the Custody Agreement, including reasonable fees and expenses of counsel incurred by the Custodian in a successful defense of claims by the Fund; provided however, that the Fund will not indemnify the Custodian for those losses arising out of the Custodian’s gross negligence or willful misconduct. This indemnity will be a continuing obligation of the Fund, its successors and assigns, notwithstanding the termination of the Custody Agreement.

Transfer Agency and Service Agreement

The Bank of New York Mellon serves as the Fund’s transfer agent, or Transfer Agent. Pursuant to the Transfer Agency and Service Agreement between the Fund and the Transfer Agent, the Transfer Agent serves as the Fund’s transfer agent, dividend disbursing agent, and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement.

The term of the Transfer Agency and Service Agreement is one year from the effective date and will automatically renew for additional one year terms unless either party provides written notice of termination at least ninety (90) days prior to the end of any one year term or, unless earlier terminated as provided below:

•

Either party terminates prior to the expiration of the initial term in the event the other party breaches any material provision of the Transfer Agency and Service Agreement, including, without limitation in the case of the Fund, its obligations to compensate the Transfer Agent, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice.

•

The Fund may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon ninety (90) days’ prior written notice in the event that the Managing Owner determines to liquidate the Fund and terminate its registration with the Securities and Exchange Commission other than in connection with a merger or acquisition of the Fund.

The Transfer Agent will have no responsibility and will not be liable for any loss or damage unless such loss or damage is caused by its own gross negligence or willful misconduct or that of its employees, or its breach of any of its representations. In no event will the Transfer Agent be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.

Pursuant to the Transfer Agency and Service Agreement, the Transfer Agent will not be responsible for, and the Fund will indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability, or Losses, arising out of or attributable to:

•

All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to the Transfer Agency and Service Agreement, provided that such actions are taken without gross negligence, or willful misconduct.

•	The Fund’s gross negligence or willful misconduct.

•	The breach of any representation or warranty of the Fund thereunder.

•

The conclusive reliance on or use by the Transfer Agent or its agents or subcontractors of information, records, documents or services which (i) are received by the Transfer Agent or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any previous transfer agent or registrar.

•	The conclusive reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of any instructions or requests of the Fund on behalf of the Fund.

•

The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

Distribution Services Agreement

ALPS Distributors provides certain distribution services to the Fund. Pursuant to the Distribution Services Agreement, as amended from time-to-time, between the Fund and ALPS Distributors, ALPS Distributors will assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing including reviewing and approving marketing materials.

The date of the Distribution Services Agreement is the effective date and such Agreement will continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually (i) by the Fund’s Managing Owner or (ii) otherwise as provided under the Distribution Services Agreement. The Distribution Services Agreement is terminable without penalty on sixty days’ written notice by the Fund’s Managing Owner or by ALPS Distributors. The Distribution Services Agreement will automatically terminate in the event of its assignment.

Pursuant to the Distribution Services Agreement, the Fund will indemnify ALPS Distributors as follows:

The Fund indemnifies and holds harmless ALPS Distributors and each of its directors and officers and each person, if any, who controls ALPS Distributors within the meaning of Section 15 of the Securities Act, against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expenses and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the ground that the registration statement,

Prospectus, statement of additional information, Shareholder reports or other information filed or made public by the Fund (as from time-to-time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading under the Securities Act or any other statute or the common law. However, the Fund does not indemnify ALPS Distributors or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of ALPS Distributors. In no case:

•

is the indemnity of the Fund in favor of ALPS Distributors or any person indemnified to be deemed to protect ALPS Distributors or any person against any liability to the Fund or its security holders to which ALPS Distributors or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Distribution Services Agreement; or

•

is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against ALPS Distributors or any person indemnified unless ALPS Distributors or person, as the case may be, will have notified the Fund in writing of the claim promptly after the summons or other first written notification giving information of the nature of the claims will have been served upon ALPS Distributors or any such person (or after ALPS Distributors or such person will have received notice of service on any designated agent).

However, failure to notify the Fund of any claim will not relieve the Fund from any liability which it may have to any person against whom such action is brought otherwise than on account of its indemnity agreement described herein. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, and if the Fund elects to assume the defense, the defense will be conducted by counsel chosen by the Fund. In the event the Fund elects to assume the defense of any suit and retain counsel, ALPS Distributors, officers or directors or controlling person(s), defendant(s) in the suit, will bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of any suit, it will reimburse ALPS Distributors, officers or directors or controlling person(s) or defendant(s) in the suit for the reasonable fees and expenses of any counsel retained by them. The Fund agrees to notify ALPS Distributors promptly of the commencement of any litigation or proceeding against it or any of its officers in connection with the issuance or sale of any of the Shares.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by Shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities, commodities or currencies;

•	financial institutions;

•	regulated investment companies, or RICs, other than the status of the Fund as a qualified publicly traded partnership, or a qualified PTP, within the meaning of the Code;

•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities or commodities that elect to use a mark-to-market method of accounting for their securities or commodities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Code, the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. Shareholder” means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” means a beneficial owner of Shares that is not a U.S. Shareholder.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Shares, we urge you to consult your own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, we cannot assure you that the United States Internal Revenue Service, or the IRS, or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of items of income, gain, loss or deduction in respect of an investment in the Shares. If you are considering the purchase of Shares, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of Shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of the Fund

Under current law and assuming full compliance with the terms of the Trust Declaration and applicable law (and other relevant documents), in the opinion of Sidley Austin LLP, the Fund will be classified as a partnership for U.S. federal income tax purposes. Accordingly, subject to the discussion below regarding publicly traded partnerships, the Fund will not be a taxable entity for U.S. federal income tax purposes and will not incur U.S. federal income tax liability.

Special Rules for Publicly Traded Partnerships

A partnership is not a taxable entity and incurs no U.S. federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code, or the “qualifying income exception. Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as the Fund) a principal activity of which is the buying and selling of commodities or futures contracts with respect to commodities, income and gains derived from commodities or futures contracts with respect to commodities. The types of currency futures contracts held by the Fund are regulated as commodities and are traded on a commodities exchange, and, although there is no specific authority directly addressing the issue, such contracts should be treated as futures contracts with respect to commodities under Section 7704(d) of the Code. The Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

There can be no assurance that the IRS will not assert that the Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of the Fund for U.S. federal income tax purposes or whether the Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether the Fund will continue to meet the qualifying income exception is a matter that will be determined by the Fund’s operations and the facts existing at the time of future determinations. However, the Fund’s Managing Owner will use its best efforts to cause the Fund to operate in such manner as is necessary for the Fund to continue to meet the qualifying income exception.

If the Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, the Fund’s items of income, gain, loss and deduction would be reflected only on the Fund’s tax return rather than being passed through to the Shareholders, and the Fund’s net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, if the Fund were taxable as a corporation, any distribution made by the Fund to a Shareholder would be treated as taxable dividend income, to the extent of the Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, as a nontaxable return of capital to the extent of the Shareholder’s tax basis in its Shares, or as taxable capital gain, after the Shareholder’s tax basis in its Shares is reduced to zero. Taxation of the Fund as a corporation could result in a material reduction in a Shareholder’s cash flow and after-tax return and thus could result in a substantial reduction of the value of the Shares.

The discussion below is based on Sidley Austin LLP’s opinion that the Fund will be classified as a partnership for U.S. federal income tax purposes that is not subject to corporate income tax for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each Shareholder will be required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, the items must be included, regardless of whether cash distributions are made by the partnership. Thus, Shareholders may be required to take into account taxable income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions in an amount equal to the taxable income, or if the Shareholder is not able to deduct, in whole or in part, the Shareholder’s allocable share of the Fund’s expenses or capital losses. The Fund’s taxable year will end on December 31 unless otherwise required by law. The Fund will use the accrual method of accounting.

Shareholders will take into account their respective shares of ordinary income realized by the Fund from accruals of interest on U.S. Treasury bills, or T-Bills, held in the Fund’s portfolio. The Fund may hold T-Bills or other debt instruments with “acquisition discount” or “original issue discount”, in which case Shareholders will be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Fund may also acquire debt instruments with “market discount.” Upon disposition of such obligations, gain will generally be required to be treated as interest income to the extent of the market discount and Shareholders will be required to include as ordinary income their share of the market discount that accrued during the period the obligations were held by the Fund.

It is expected that all or substantially all of the currency futures contracts on the Eligible Index Currencies held by the Fund will constitute Section 1256 Contracts (as defined below). The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on and otherwise provides for special rules of taxation with respect to futures and other contracts that are Section 1256 Contracts. A Section 1256 Contract includes certain foreign currency contracts. Section 1256 Contracts held by the Fund at the end of a taxable year of the Fund will be treated for U.S. federal income tax purposes as if they were sold by the Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Thus, Shareholders will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund and taken into account by the Fund in computing its taxable income. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year. Any gain or loss with respect to any currency futures contracts on the Eligible Index Currencies held by the Fund that are not subject to the rules described above may be treated as either ordinary income or loss or capital gain or loss, depending upon elections available to the Fund.

Allocation of the Fund’s Profits and Losses

For U.S. federal income tax purposes, a Shareholder’s distributive share of the Fund’s income, gain, loss, deduction and other items will be determined by the Trust Declaration, unless an allocation under either agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions and Transferor/Transferee

Allocations” and “—Section 754 Election,” the allocations pursuant to the Trust Declaration should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the Fund.

If the allocations provided by the Trust Declaration were successfully challenged by the IRS, the amount of income or loss allocated to Shareholders for U.S. federal income tax purposes under the Trust Declaration could be increased or reduced or the character of the income or loss could be modified or both.

As described in more detail below, the U.S. federal income tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, loss, deduction and credit to Shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury Regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact Shareholders.

Monthly Allocation and Revaluation Conventions and Transferor/Transferee Allocations

In general, the Fund’s taxable income and losses will be determined monthly and will be apportioned among the Shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. With respect to any Shares that were not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Shares (other than an underwriter or other person holding in a similar capacity) for U.S. federal income tax purposes will be treated as holding such Shares for this purpose as of the close of the last trading day of the preceding month. As a result, a Shareholder who has disposed of Shares prior to the close of the last trading day of a month may be allocated items of income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Fund’s monthly convention for allocating income and deductions. If this were to occur, the Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement. If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Treasury Regulations (or only applies to transfers of less than all of a Shareholder’s Shares) or if the IRS otherwise does not accept the Fund’s convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders. If such a contention was sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Managing Owner is authorized to revise the Fund’s methods of allocation between transferors and transferees (as well as among Shareholders whose interests otherwise vary during a taxable period).

In addition, for any month in which a creation or redemption of Shares takes place, the Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets. This will result in the allocation of the Fund’s items of income, gain, loss, deduction and credit to existing Shareholders to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed (“reverse Section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, the Fund generally will use a monthly convention for purposes of the reverse Section 704(c) allocations. More specifically, the Fund generally will credit or debit, respectively, the “book” capital accounts of existing Shareholders with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the average price of the Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Fund’s assets at the time it acquires the Shares or (ii) an existing Shareholder will not be allocated its entire share in the unrealized loss in the Fund’s assets at the time of such acquisition. Furthermore, the applicable Treasury Regulations generally require that the “book” capital accounts be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable Treasury Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Treasury Regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept the Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders of the Fund. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Managing Owner is authorized to revise the Fund’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the Shareholders’ interests in the Fund.

Section 754 Election

The Fund has made the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of the Section 754 election by the Fund will generally have the effect of requiring a purchaser of Shares to adjust its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the bases of the Fund’s assets associated with all of the other Shareholders. Depending on the relationship between a Shareholder’s purchase price for Shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the Shareholder as compared to the amount of gain or loss a Shareholder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. To help reduce the complexity of those calculations and the resulting administrative costs, the Fund will apply certain conventions in determining and allocating the Section 743 basis adjustments. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the Treasury Regulations and, thus, will require different basis adjustments to be made. If the IRS were to sustain such a position, a Shareholder may have adverse tax consequences.

In order to make the basis adjustments permitted by Section 754, the Fund will be required to obtain information regarding each Shareholder’s secondary market transactions in Shares as well as creations and redemptions of Shares. The Fund will seek the requested information from the record Shareholders, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of the information by the record owner of the beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a Shareholder’s outside basis in its Shares and its interest in the inside basis in the Fund’s assets.

Constructive Termination

The Fund will experience a constructive termination for tax purposes if there is a sale or exchange of 50 percent or more of the total Shares in the Fund within a 12-month period. A constructive termination results in the closing of the Fund’s taxable year for all Shareholders in the Fund. In the case of a Shareholder reporting on a taxable year other than the taxable year used by the Fund (which is a fiscal year ending December 31), the early closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in the Shareholder’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if the Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Fund will be taxable to a Shareholder only to the extent the distributions exceed the Shareholder’s tax basis in the Shares it is treated as owning (see “—Tax Basis in Fund Shares” below). Any cash distributions in excess of a Shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares (see “—Disposition of Shares” below).

Creation and Redemption of Share Baskets

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket. If the Fund disposes of assets in connection with the redemption of a Basket, however, the disposition may give rise to gain or loss that will be allocated in part to Shareholders. An Authorized Participant’s creation or redemption of a Basket also may affect the Shareholder’s share of the Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to the Shareholder on the sale or disposition of portfolio assets by the Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares and such transfer is a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares sold. The amount realized will include an amount equal to the U.S. Shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Shares sold are considered held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income with capital losses.

Tax Basis in Fund Shares

A U.S. Shareholder’s initial tax basis in its Shares will equal the sum of (a) the amount of cash paid by the U.S. Shareholder for its Shares and (b) the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in its Shares will be increased by (a) the U.S. Shareholder’s share of the Fund’s taxable income, including capital gain, (b) the U.S. Shareholder’s share of the Fund’s income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in Shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the

U.S. Shareholder, (b) the U.S. Shareholder’s share of the Fund’s losses and deductions, (c) the U.S. Shareholder’s share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Fund’s liabilities.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of the Shareholder’s “net investment income.” Investment interest expense will generally include interest expense incurred by the Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of the U.S. Shareholder. The Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. The Fund will report its expenses on a pro rata basis to the Shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on the U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of the expenses could result in an amount of taxable income to the U.S. Shareholder with respect to the Fund that exceeds the amount of cash actually distributed to such U.S. Shareholder for the year. It is anticipated that management fees the Fund will pay will constitute miscellaneous itemized deductions.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. The Fund has made a Section 709(b) election. A non-corporate U.S. Shareholder’s allocable share of the organizational expenses will constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under current Treasury Regulations, income or loss from the Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss realized by Shareholders will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Reporting by the Fund to its Shareholders

The Fund will file a partnership tax return. Accordingly, tax information will be provided to Shareholders on Schedule K-1 for each calendar year as soon as practicable after the end of such taxable year but in no event later than March 15. Each Schedule K-1 provided to a Shareholder will set forth the Shareholder’s share of the Fund’s tax items (i.e., interest income from T-Bills, short-term and long-term capital gain or loss with respect to the futures contracts, and investment expenses for the year) in a manner sufficient for a U.S. Shareholder to complete its tax return with respect to its investment in the Shares.

Each Shareholder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Fund its name and address and the other information and forms as may be reasonably requested by the Fund for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to the information and forms for this purpose) and to provide information or forms upon request.

Given the lack of authority addressing structures similar to that of the Fund, it is not certain that the IRS will agree with the manner in which tax reporting by the Fund will be undertaken. Therefore, Shareholders should be aware that future IRS interpretations or revisions to Treasury Regulations could alter the manner in which tax reporting by the Fund and any nominee will be undertaken.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the governing documents, the Managing Owner has been appointed the “tax matters partner” of the Fund for all purposes of the Code. The tax matters partner, which is required by the Trust Declaration to notify all U.S. Shareholders of any U.S. federal income tax audit of the Fund, has the authority under the Trust Declaration to conduct any IRS audits of the Fund’s tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders. As the tax matters partner, the

Managing Owner has the right on behalf of all Shareholders to extend the statute of limitations relating to the Shareholders’ U.S. federal income tax liabilities with respect to Fund items.

A U.S. federal income tax audit of the Fund’s partnership tax return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a Shareholder that are unrelated to the Fund as well as to the Fund’s related items. In particular, there can be no assurance that the IRS, upon an audit of a partnership tax return of the Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Prospective U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Non-U.S. Shareholders

The Fund will conduct its activities in such a manner that a non-U.S. Shareholder who is not otherwise carrying on a trade or business in the United States will not be considered to be engaged in a trade or business in the United States as a result of an investment in the Shares. A non-U.S. Shareholder’s share of the interest income realized by the Fund on its holdings of T-Bills will be exempt from U.S. withholding tax provided the non-U.S. Shareholder certifies on IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) that the Shareholder is not a U.S. person, provides name and address information and otherwise satisfies applicable documentation requirements.

Non-U.S. Shareholders will not be subject to U.S. federal income tax on gains realized on the sale of Shares or on the non-U.S. Shareholder’s share of the Fund’s gains. However, in the case of an individual non-U.S. Shareholder, the non-U.S. Shareholder will be subject to U.S. federal income tax on gains on the sale of Shares or the non-U.S. Shareholder’s distributive share of gains if the non-U.S. Shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests (such as the Shares) will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

Regulated Investment Companies

A RIC that invests in Shares will be treated as owning a proportionate share of the Fund’s assets and will take into account its allocable share of the Fund’s items of income, gain, loss, and deduction when testing the various compliance requirements specifically applicable to RICs. The Fund will not meet the definition of a qualified PTP. However, under current interpretation of the RIC qualification rules, a RIC’s allocable share of income from the Fund’s currency futures transactions and interest income from its investment in debt obligations are treated as qualifying income. Because the Fund is not a qualified PTP, a RIC’s investment in the Shares will not be counted against the 25 percent limit on a RIC’s permitted investment in securities issued by qualified PTPs, and a RIC need not limit its investment in Shares provided it otherwise can satisfy the RIC qualification requirements. The U.S. Treasury has specific statutory authority (granted in 1987) to promulgate Treasury Regulations excluding from the definition of qualifying income foreign currency gains which are not directly related to a RIC’s principal business of investing in stock or securities (or options and futures with respect to stock or securities), although to date no such Treasury Regulations have been issued or proposed. For this reason, there are some RICs which do not invest in foreign currencies except as a way to hedge risk for investments which may be denominated in or affected by certain foreign currency fluctuations. At least one RIC has obtained a private ruling from the IRS that gains on its derivative investments used to obtain exposure to foreign currencies would constitute qualifying income under current law. RIC investors that have not sought their own rulings on the issue face a risk that future Treasury Regulations will recharacterize foreign currency gains received by them as nonqualifying income and be retroactive in application. A prospective RIC investor is encouraged to consult a tax adviser regarding the treatment of its investment in Shares under the current tax rules.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

All of the income realized by the Fund is expected to be short-term or long-term capital gain income, interest income or other passive investment income of the type specifically exempt from UBTI as discussed above. The Fund will not borrow funds for the purpose of acquiring or holding any investments or otherwise incur “acquisition indebtedness” with respect to such investments. Therefore, a tax-exempt entity purchasing Shares will not incur any UBTI by reason of its investment in the Shares or upon sale of such Shares provided that such tax-exempt entity does not borrow funds for the purpose of investing in the Shares.

Certain State and Local Taxation Matters

Prospective Shareholders should consider, in addition to the U.S. federal income tax consequences described, potential state and local tax considerations in investing in the Shares.

State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Shareholder’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Shareholder is a resident. The Fund may conduct business in one or more jurisdictions that will subject a Shareholder to tax (and require a Shareholder to file an income tax return with the jurisdiction in respect to the Shareholder’s share of the income derived from that business). A prospective Shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the Shareholder is resident.

The Fund should not be subject to the New York City unincorporated business tax because such tax is not imposed on an entity that is primarily engaged in the purchase and sale of financial instruments and securities for its “own account.” By reason of a similar “own account” exemption, it is also expected that a nonresident individual U.S. Shareholder should not be subject to New York State personal income tax with respect to his or her share of income or gain recognized by the Fund. A nonresident individual U.S. Shareholder will not be subject to New York City earnings tax on nonresidents with respect to his or her investment in the Fund. New York State and New York City residents will be subject to New York State and New York City personal income tax on their income recognized in respect of Shares. Because the Fund may conduct its business, in part, in New York City, corporate U.S. Shareholders generally will be subject to the New York franchise tax and the New York City general corporation tax by reason of their investment in the Fund, unless certain exemptions apply. However, pursuant to applicable regulations, non-New York corporate U.S. Shareholders not otherwise subject to New York State franchise tax or New York City general corporation tax should not be subject to these taxes solely by reason of investing in shares based on qualification of the Fund as a “portfolio investment partnership” under applicable rules. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

Backup Withholding

The Fund is required in certain circumstances to backup withhold on certain payments paid to non-corporate Shareholders that do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a Shareholder may be refunded or credited against the Shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, Shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

FATCA

The Foreign Account Tax Compliance Act (“FATCA”) (i) requires certain foreign entities that are foreign financial institutions (as defined in Section 1471(d)(4) of the Code) to enter into an agreement with the IRS to disclose to the IRS the name, address and tax identification number of certain U.S. persons who own an interest in the foreign entity and requires certain other foreign entities to provide certain other information; and

(ii) imposes a 30% withholding tax on certain payments of U.S. source income and proceeds from the sale of property that produces U.S. source interest or dividends if the foreign entity fails to enter into the agreement or satisfy its obligations under the legislation. Non-U.S. Shareholders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on an investment in the Fund.

Tax on Net Investment Income

A 3.8% tax will be imposed on some or all of the net investment income of certain individuals with modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and the undistributed net investment income of certain estates and trusts. For these purposes, it is expected that all or a substantial portion of a Shareholder’s share of Fund income will be net investment income. In addition, certain Fund expenses may not be deducted in calculating a Shareholder’s net investment income.

Tax Agent

The beneficial owners who are of a type, as identified by the nominee through whom their Shares are held, that do not ordinarily have U.S. federal tax return filing requirements (collectively, “Certain K-1 Unitholders”) have designated the Managing Owner as their tax agent (the “Tax Agent”) in dealing with the Trust. In light of such designation and pursuant to Treasury Regulation section 1.6031(b)-1T(c), as amended from time to time, the Trust will provide to the Tax Agent Certain K-1 Unitholders’ statements (as such term is defined under Treasury Regulation section 1.6031(b)-1T(a)(3)), as amended from time to time).

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES.

PURCHASES BY EMPLOYEE

BENEFIT PLANS

Although there can be no assurance that an investment in the Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See “Material U.S. Federal Income Tax Considerations— ‘Tax-Exempt Organizations’” at page 78. In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Fund.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that such an investment in the Fund would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment in the Fund is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the documents of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder (the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be plan assets of a Plan which purchases an interest therein if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” or certain other exceptions apply (the “Insignificant Participation Exception”).

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

The Shares of the Fund should be considered to be publicly-offered securities. First, the Shares are being sold only as part of a public offering pursuant to an effective registration statement under the Securities Act, and the Shares were timely registered under the Exchange Act. Second, it appears that the Shares are freely transferable because the Shares of the Fund may be freely bought and sold on the NYSE Arca like any other exchange-listed security. Third, the Shares of the Fund have been owned by at least 100 investors independent of the Fund and of each other from the date the Shares were first sold. Therefore, the underlying assets of the Fund should not be considered to constitute assets of any Plan which purchases Shares.

Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Managing Owner, the Commodity Broker, the Administrator, ALPS Distributors, the Marketing Agent, the Trustee, the Index Sponsor, or any of their respective affiliates or any of their respective employees either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE FUND IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Authorized Participants

Unless otherwise agreed to by the Managing Owner and the Authorized Participant as provided in the next sentence, the Fund issues Shares in Baskets to Authorized Participants continuously on the creation order settlement date as of 2:45 p.m., Eastern time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 200,000 Shares of the Fund as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund. Upon submission of a creation order, the Authorized Participant may request the Managing Owner to agree to a creation order settlement date up to 3 business days after the creation order date.

Authorized Participants may offer to the public, from time-to-time, Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending on, among other factors, the trading price of the Shares of the Fund on the NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket will be deemed to be underwriting compensation by the

FINRA Corporate Financing Department. Authorized Participants will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this Prospectus, each of Deutsche Bank Securities Inc., Merrill Lynch Professional Clearing Corp., BNP Paribas Securities Corp, Cantor Fitzgerald & Co., Citigroup Global Markets Inc., Credit Suisse Securities USA LLC, Goldman Sachs Execution & Clearing, L.P., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Knight Clearing Services LLC, Morgan Stanley & Co. Incorporated, Newedge USA LLC, Nomura Securities International, RBC Capital Markets, LLC, Jefferies LLC (f/k/a Jefferies & Company, Inc.), Timber Hill LLC, UBS Securities LLC, Virtu Financial BD LLC and Virtu Financial Capital Markets, LLC (f/k/a EWT, LLC) has executed a Participant Agreement and are the only Authorized Participants.

Likelihood of Becoming a Statutory Underwriter

The Fund issues Shares in Baskets to Authorized Participants from time-to-time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus-delivery and liability provisions of the Securities Act, if it purchases a Basket from the Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.

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Summary of Items of Value Paid Pursuant to FINRA Rule 2310

Nature of Payment	Recipient	Payor	Amount of Payment	Services Provided
Selling Commission	Authorized Participants	Shareholders	No greater than 0.99% of the gross offering proceeds.	Brokering purchases and sales of the Shares and creating and redeeming Baskets.
Distribution Services Fee	ALPS Distributors	Managing Owner	Approximately $35,000 per annum, plus any fees or disbursements incurred; not to exceed 0.25% of the gross offering proceeds.	Assisting the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials, consulting with FINRA and ensuring compliance with FINRA marketing rules and maintaining certain books and records pertaining to the Fund.
Marketing Services Fee	Marketing Agent	Managing Owner	A range from 0.05%—0.345% per annum of the Total Average Net Assets (as defined herein) during each year calculated in U.S. dollars; not to exceed 8.75% of the gross offering proceeds.	Assisting the Managing Owner by providing support to educate institutional investors about the Deutsche Bank indices and to complete governmental or institutional due diligence questionnaires or requests for proposals related to the Deutsche Bank indices.

For additional details see below.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The Managing Owner intends to qualify the Shares in certain states and through broker-dealers who are members of FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The Managing Owner has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Trustee has agreed to reimburse such parties, solely from and to the extent of the Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The offering of Baskets is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Shares by the Fund will not exceed 10%.

The Authorized Participants will not charge a commission of greater than 0.99% of the gross offering proceeds of the offering (or in an aggregate amount equal to $19,800,000 of the aggregate $2,000,000,000 registered on the initial Registration Statement on Form S-1, SEC Registration Number 333-132484).

Pursuant to the Distribution Services Agreement, ALPS Distributors will be paid by the Managing Owner out of the Management Fee of the Fund in an amount of approximately $35,000 per annum, plus any fees or disbursements incurred by ALPS Distributors in connection with the performance by ALPS Distributors of its duties on behalf of the Fund.

The Marketing Agent will be paid a marketing services fee by the Managing Owner. For each year ending on or prior to the sixth anniversary of the date of the Services Agreement, the marketing services fee will equal to the sum of: (i) 0.00345 times the lesser of Total Average Net Assets and $6,000,000,000, plus (ii) If such Total Average Net Assets were greater than $6,000,000,000, 0.002625 times the lesser of (A) the excess of such Total Average Net Assets over $6,000,000,000 and (B) $3,000,000,000, plus (iii) If such Total Average Net Assets were greater than $9,000,000,000, 0.000975 times the lesser of (A) the excess of such Total Average Net Assets over $9,000,000,000 and (B) $3,000,000,000, plus (iv) If such Total Average Net Assets were greater than $12,000,000,000, 0.00015 times the excess of such Total Average Net Assets over $12,000,000,000. For each year ending on or after to the sixth anniversary of the date of the Services Agreement, the marketing services fee will equal to 0.0005 times Total Average Net Assets. “Total Average Net Assets” means the sum of the “Average Net Assets” of all “Funds” for such period. “Average Net Assets” means in respect of any Fund, the average of the total net asset value of such Fund (determined as described in its prospectus) as of the close of trading on each day of the applicable determination year during which the market on which such Fund is or was listed for trading was open for trading. For the avoidance of doubt, if a Fund was opened or terminated, or the applicable marketing services from the Marketing Agent were initiated or terminated, in the course of a determination year, the Average Net Assets will continue to be calculated with respect to all trading days in such determination year but with a value of zero for days on which the Fund did not exist or the Marketing Agent’s marketing services had been terminated or not yet initiated. For purposes of this paragraph only, “Funds” means, collectively, PowerShares DB Agriculture Fund, PowerShares DB Base Metals Fund, PowerShares DB Commodity Index Tracking Fund, PowerShares DB Energy Fund, PowerShares DB G10 Currency Harvest Fund, PowerShares DB Gold Fund, PowerShares DB Oil Fund, PowerShares DB Precious Metals Fund, PowerShares DB Silver Fund, PowerShares DB US Dollar Index Bearish Fund, PowerShares DB US Dollar Index Bullish Fund, and “New Invesco ETFs”. New Invesco ETF means, in part, any fund that both (i) is formed and sponsored or advised on or after the date of the Services Agreement by the Managing Owner or an affiliate and (ii) meets all of the following criteria: (1) is a any vehicle that both (a) is listed, traded or sold in North America, Central America or South America and (b) either (i) has an investment strategy substantially similar to that of a Fund or (ii) satisfies (or would, if sponsored by the Managing Owner, satisfy) all of the criteria set forth in clauses (ii)(1) and (b) herein; (2) is marketed as having a principal investment objective of providing exposure to certain designated commodities or derivatives thereof, whether long, short, or otherwise; and (3) (A) invests, is permitted to invest in, or which has as a principal investment strategy the investment of, more than 51% of its net assets in certain designated commodities, or (B) establishes or maintains, is permitted to establish or maintain, or which has as a principal investment strategy to establish or maintain, exposure to derivatives of certain designated commodities with a gross aggregate notional value greater than 51% of its net asset value.

The payments to ALPS Distributors and Invesco Distributors will not, in the aggregate, exceed 0.25% and 8.75%, respectively, of the gross offering proceeds of the offering (or in an aggregate amount equal to $5,000,000 and $175,000,000, respectively, of the aggregate $2,000,000,000 registered on the initial Registration Statement on Form S-1, SEC Registration Number 333-132484). ALPS Distributors and the Marketing Agent will monitor compensation received in connection with the Fund to determine if the payments described hereunder must be limited, when combined with selling commissions charged and any price spreads realized by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

The Marketing Agent’s compensation also is subject to the limitations under NASD Rule 2830, which governs the underwriting compensation which may be paid in respect of investment companies.

The Fund’s Shares trade on the NYSE Arca under the symbol “DBV.”

LEGAL MATTERS

Sidley Austin LLP has advised the Managing Owner in connection with the Shares being offered hereby. Sidley Austin LLP also advises the Managing Owner with respect to its responsibilities as managing owner of, and with respect to matters relating to, the Fund. Sidley Austin LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” and “Purchases By Employee Benefit Plans” with respect to ERISA. Sidley Austin LLP has not represented, nor will it represent, the Fund or the Shareholders in matters relating to the Fund and no other counsel has been engaged to act on their behalf. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

Richards, Layton & Finger, P.A., special Delaware counsel to the Fund, has advised the Fund in connection with the legality of the Shares being offered hereby.

EXPERTS

PowerShares DB G10 Currency Harvest Fund

The financial statements of PowerShares DB G10 Currency Harvest Fund as of and for the year ended December 31, 2013 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2013 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The statement of financial condition, including the schedule of investments, of PowerShares DB G10 Currency Harvest Fund, as of December 31, 2012 and the related statements of income and expenses, changes in shareholders’ equity, and cash flows for each of the years in the two year period ended December 31, 2012, incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance upon the report of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

DB Commodity Services LLC

DB Commodity Services LLC served as the Predecessor Managing Owner.

The financial statements of DB Commodity Services LLC as of and for the year ended December 31, 2013 incorporated in this Prospectus by reference to the Current Report on Form 8-K dated March 13, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The statement of financial condition of DB Commodity Services LLC as of December 31, 2012 and the related statements of income and expenses, changes in member’s capital, and cash flows for the year then ended, incorporated in this Prospectus by reference to the Current Report on Form 8-K dated March 13, 2014 and have been incorporated in reliance upon the report of KPMG LLP, an independent registered accounting firm, and upon the authority of said firm as experts in accounting and auditing.

Effective May 28, 2013, PricewaterhouseCoopers LLP replaced KPMG LLP as the independent registered public accounting firm of the registrant.

ADDITIONAL INFORMATION

This Prospectus constitutes part of the Registration Statement filed by the Fund with the

SEC in Washington, D.C. Additionally, as further discussed under “Incorporation by Reference of Certain Documents,” we have incorporated by reference certain information. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Participant Agreement and the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the Commission upon payment of the prescribed fees. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

The Managing Owner will furnish you with an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements are posted on the Managing Owner’s website at http://www.invescopowershares.com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The Securities and Exchange Commission, or the SEC, allows us to “incorporate by reference” into this Prospectus the information that we file with it, meaning we can disclose important information to you by referring you to those documents already on file with the SEC.

The information we incorporate by reference is an important part of this Prospectus, and later information that we file with the SEC will automatically update and supersede some of this information. We incorporate by reference the documents listed below, and any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, including those filed prior to the effectiveness of the Registration Statement containing this Prospectus.

This filing incorporates by reference the following documents, which we have previously filed with the SEC, in response to certain disclosures:

•	The Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed March 4, 2014;

•	The Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 filed May 9, 2014, August 6, 2014 and November 5, 2014, respectively;

•	The Current Reports on Form 8-K filed January 15, 2014, March 13, 2014, June 11, 2014, August 15, 2014, October 30, 2014 and December 2, 2014;

•

All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2013, except for information furnished under Form 8-K, which is not deemed filed and not incorporated herein by reference;

•	Any documents filed pursuant to the Exchange Act subsequent to the date of this Registration Statement and prior to its effectiveness shall be deemed incorporated by reference into the Prospectus; and

•	Any documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made under this Prospectus.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this Prospectus except as so modified or superseded.

We will provide to you a copy of the filings that have been incorporated by reference in this Prospectus upon your request, at no cost. Any request may be made by writing or calling us at the following address or telephone number:

Invesco PowerShares Capital Management LLC

3500 Lacey Road, Suite 700

Downers Grove, IL 60515

Telephone: (800) 983-0903

These documents may also be accessed through our website at http://www.invescopowershares.com or as described herein under “Additional Information.” The information and other content contained on or linked from our website is not incorporated by reference in this Prospectus and should not be considered a part of this Prospectus.

We file annual, quarterly, current reports and other information with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Fund.

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PART TWO

STATEMENT OF ADDITIONAL INFORMATION

POWERSHARES DB G10 CURRENCY HARVEST FUND

Shares of Beneficial Interest

This is a speculative investment which involves the risk of loss.

Past performance is not necessarily indicative of future results.

See “The Risks You Face” beginning at page 19 in Part One.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT

AND A STATEMENT OF ADDITIONAL INFORMATION. THESE

PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN

IMPORTANT INFORMATION. YOU MUST READ THE

STATEMENT OF ADDITIONAL INFORMATION

IN CONJUNCTION WITH THE

DISCLOSURE DOCUMENT.

FEBRUARY 23, 2015

Invesco PowerShares Capital Management LLC

Managing Owner

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

GENERAL INFORMATION RELATING TO INVESCO POWERSHARES CAPITAL MANAGEMENT LLC

Invesco PowerShares is Leading the Intelligent ETF Revolution® through its family of more than 170 domestic and international ETFs, with franchise assets of nearly $100 billion as of September 30, 2014. PowerShares ETFs trade on US stock exchanges, as well as exchanges throughout Canada and Europe.

Invesco PowerShares is anchored on a vision of delivering investment performance through the ETF structure. With this vision, Invesco PowerShares focuses on offering value-added and innovative ETFs; starting with the inception of the first two Dynamic ETFs in May 2003. Integration with Invesco Ltd. since 2006 continues to give Invesco PowerShares a global presence.

Invesco PowerShares is a part of Invesco Ltd., a leading independent global investment management company that provides comprehensive investment solutions and is listed on the New York Stock Exchange under the symbol IVZ.

THE FUTURES MARKETS

Futures Contracts

Futures contracts are standardized contracts made on United States or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 2015 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 2015 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

Hedgers and Speculators

The two broad classes of persons who trade futures interest contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures interests contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and ICE Futures U.S.

Each futures exchange in the United States has an associated “clearing house.” Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing houses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. See “The Risks You Face – (37) The Net Asset Value Calculation of the Fund May Be Overstated or

Understated Due to the Valuation Method Employed When a Settlement Price is not Available on the Date of Net Asset Value Calculation.”

Although the Eligible Index Currencies that the Fund will invest in from time-to-time are not currently subject to “daily limits,” the terms and conditions of these contracts may change in the future.

Regulations

Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act, or CEAct, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that no governmental U.S. agency regulates the OTC foreign exchange markets.)

The CEAct and the CFTC also regulate the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Managing Owner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the Managing Owner’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Fund. The CEAct gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Managing Owner. If the registration of a Managing Owner as a commodity trading advisor were to be terminated, restricted or suspended, the Managing Owner would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Fund. The Fund itself is not registered with the CFTC in any capacity.

The CEAct requires all “futures commission merchants,” such as the Commodity Broker, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.

The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Shareholders are afforded certain rights for reparations under the CEAct. Shareholders may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. The Commodity Broker and the Managing Owner are members of the NFA (the Fund itself is not required to become members of the NFA).

The CFTC has no authority to regulate trading on foreign commodity exchanges and markets.

Margin

“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures interests which contracts he purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments. The minimum amount of margin required in connection with a particular futures interests contract is set from time-to-time by the exchange on which such contract is traded, and may be modified from time-to-time by the exchange during the term of the contract.

Brokerage firms carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the Fund’s position. With respect to the Managing Owner’s trading, only the Managing Owner, and not the Fund or its Shareholders personally, will be subject to margin calls.

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PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The following expenses reflect the estimated amounts required to prepare and file this Registration Statement (other than selling commissions).

Approximate Amount
Securities and Exchange Commission Registration Fee*	$90,268
Financial Industry Regulatory Authority Filing Fee*	0
Printing Expenses	50,000
Fees of Independent Registered Public Accounting Firm**	30,770
Fees of Counsel	75,000

Total	$246,038

*	Paid in connection with the filing of Form S-3 (File No. 333-170689).

**	Reflects the sum of $17,500 incurred with original registration statement, $10,750 to PricewaterhouseCoopers LLP and $2,520 to KPMG LLP.

Item 15.	Indemnification of Directors and Officers.

Section 4.7 of the Fifth Amended and Restated Declaration of Trust and Trust Agreement of the Fund filed as an exhibit to this Registration Statement and, as amended from time-to-time, or the Trust Agreement, provides for the indemnification of Covered Persons (as such term is defined in the Trust Agreement). Each Covered Person shall be indemnified by the Fund to the fullest extent permitted by law against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by it in connection with its activities for the Fund, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any action, suit, or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interest of the Fund and except that no Covered Person shall be indemnified against any liability to the Fund or to the Limited Owners by reason of willful misconduct or gross negligence of such Covered Person. Any such indemnification will only be recoverable from the Trust Estate (as such term is defined in the Trust Agreement). All rights to indemnification permitted therein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Code by or against the Managing Owner. The source of payments made in respect of indemnification under the Trust Agreement shall be the assets of the Fund.

Item 16.	Exhibits

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

Exhibit Number	Description of Document
3.1	Form of Fifth Amended and Restated Declaration of Trust and Trust Agreement of the Registrant[1]

4.1	Form of Participant Agreement[2]

5.1	Form of Opinion of Richards, Layton & Finger as to legality[1]

8.1	Opinion of Sidley Austin LLP as to income tax matters

10.1	Form of Distribution Services Agreement

23.1	Consent of Sidley Austin LLP

23.2	Consent of Richards, Layton & Finger is included as part of Exhibit 5.1

23.3	Consent of Sidley Austin LLP as tax counsel is included as part of Exhibit 8.1

23.4	Consent of KPMG LLP, Independent Registered Public Accounting Firm[3]

23.5	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

[1]	Previously filed as an exhibit to Post-Effective Amendment No. 1 to Form S-3 on December 8, 2014, and incorporated herein by reference.

[2]	Previously filed as an exhibit to Form S-1 on March 16, 2006, and incorporated herein by reference.

[3]	Previously filed as an exhibit to Post-Effective Amendment No. 1 for Form S-3 on December 8, 2014.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant certifies that it has reasonable grounds to believe that the Registrant meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 29th day of January, 2015.

PowerShares DB G10 Currency Harvest Fund

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ Martin Kremenstein
Name: Martin Kremenstein
Title: Chief Executive Officer, Chief Investment Officer and Director

By:	/s/ Michael Gilligan
Name: Michael Gilligan
Title: Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons on behalf of the Managing Owner of the Registrant in the capacities and on the date indicated.

DB Commodity Services LLC, Managing Owner Of Registrant

/s/ Martin Kremenstein Name: Martin Kremenstein	Chief Executive Officer, Chief Investment Officer and Director (Principal Executive Officer)	January 29, 2015

/s/ Michael Gilligan Name: Michael Gilligan	Chief Financial Officer and Director (Principal Financial Officer)	January 29, 2015

/s/ Alex Depetris Name: Alex Depetris	Chief Operating Officer and Director	January 29, 2015

(Being principal executive officer, the principal financial and accounting officer and all of the managers of the Board of Managers of DB Commodity Services LLC)

DB Commodity Services LLC, Managing Owner Of Registrant and each Co-Registrant

/s/ Martin Kremenstein Name: Martin Kremenstein	Chief Executive Officer, Chief Investment Officer and Director (Principal Executive Officer)	January 29, 2015

/s/ Michael Gilligan Name: Michael Gilligan	Chief Financial Officer and Director (Principal Financial Officer)	January 29, 2015

/s/ Alex Depetris Name: Alex Depetris	Chief Operating Officer and Director	January 29, 2015